Legal-63238732 172878-0002 CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. Dated June 2021 KERRY GROUP PLC and PILGRIM’S PRIDE CORPORATION and ONIX INVESTMENTS UK LIMITED and ARKOSE INVESTMENTS ULC AGREEMENT FOR THE SALE AND PURCHASE OF THE ENTIRE ISSUED SHARE CAPITAL OF THE TARGET COMPANIES

Legal-63238732 172878-0002 1 CFD-#3 980496-v1 Contents Clause Page 1 Definitions and interpretation .........................................................................................................3 2 Agreement to sell the Sale Shares .................................................................................................3 3 Conditions precedent .....................................................................................................................4 4 Consideration .................................................................................................................................7 5 Hive Down ................................................................................................................................... 10 6 Authorisations .............................................................................................................................. 12 7 Business Receivables, Business Payables and invoicing .......................................................... 13 8 Apportionments ........................................................................................................................... 13 9 Inter-Company Balances ............................................................................................................. 14 10 Contracts ..................................................................................................................................... 14 11 Related Party Agreements .......................................................................................................... 17 12 Pensions ...................................................................................................................................... 17 13 Employment ................................................................................................................................ 19 14 Completion .................................................................................................................................. 20 15 The Warranties ............................................................................................................................ 22 16 Limitations of liability ................................................................................................................... 24 17 Restrictive covenants .................................................................................................................. 25 18 Insurance ..................................................................................................................................... 27 19 Post-Completion matters ............................................................................................................. 28 20 Environmental indemnity ............................................................................................................. 33 21 Property Undertaking .................................................................................................................. 38 22 Entire Agreement ........................................................................................................................ 39 23 Effect of Completion .................................................................................................................... 41 24 Remedies and waivers ................................................................................................................ 41 25 Release ....................................................................................................................................... 41 26 Severance ................................................................................................................................... 42 27 Set off .......................................................................................................................................... 42 28 Withholdings and gross-up .......................................................................................................... 42 29 Payments and interest ................................................................................................................. 43 30 Alterations ................................................................................................................................... 44 31 Counterparts ................................................................................................................................ 44 32 Costs, Transfer Taxes and sales taxes ....................................................................................... 44 33 Agreement binding ...................................................................................................................... 45 34 Agency structure ......................................................................................................................... 45 35 Assignment .................................................................................................................................. 45

Legal-63238732 172878-0002 2 CFD-#3 980496-v1 36 Rights of third parties .................................................................................................................. 46 37 Announcements and confidentiality ............................................................................................ 46 38 Notices......................................................................................................................................... 48 39 Governing law and jurisdiction .................................................................................................... 50 40 Service of process ....................................................................................................................... 51 Schedule 1 Designated Sellers, Designated Buyers and Apportionment of Headline Price .......... Error! Bookmark not defined. Schedule 2 Target Companies .............................................................................................................. 53 Schedule 3 Properties ........................................................................................................................... 58 Schedule 4 Seller Warranties ................................................................................................................ 60 Schedule 5 Buyer Warranties ................................................................................................................ 83 Schedule 6 Limitations on the liability of the Seller ............................................................................... 85 Schedule 7 Pre-Completion Conduct and Undertakings ....................................................................... 94 Schedule 8 Completion ......................................................................................................................... 99 Schedule 9 Completion Statements .................................................................................................... 102 Schedule 10 Agency provisions .......................................................................................................... 114 Schedule 11 Definitions and Interpretation ......................................................................................... 119 Agreed form documents Tax Covenant Transitional Services Agreement Van Sales Distribution Agreement Data Room Index Letter of resignation for directors and secretaries Supplemental Transaction Agency Agreement Meat Free Substitute Technology Licence Galtee Licence Everwell Licence Raw Material Supply Agreement

Legal-63238732 172878-0002 3 CFD-#3 980496-v1 THIS AGREEMENT is dated June 2021 and is made between: (1) KERRY GROUP PLC, a public limited company incorporated in the Republic of Ireland with company registration number 111471, whose registered office is at Prince’s Street, Tralee, Co. Kerry, V92 EH11, Ireland, acting as principal and acting as agent for each Designated Seller (the Seller); (2) PILGIRM’S PRIDE CORPORATION, a company incorporated in Delaware, United States of America, whose registered office is at 1770 Promontory Circle, Greeley, Colorado 80634-9038, United States of America, acting as principal and acting as agent for each Designated Buyer (the Buyer); (3) ONIX INVESTMENTS UK LIMITED, a company incorporated in England and Wales with company registration number 10934285, whose registered office is at 2nd Floor Building, 1 Imperial Place, Maxwell Road, Borehamwood, Hertfordshire, WD6 1JN, United Kingdom (the UK Designated Buyer); and (4) ARKOSE INVESTMENTS ULC, a company incorporated in the Republic of Ireland with company registration number 612127, whose registered address is at 29 Earlsfort Terrace, Dublin 2, D02 AY28, Ireland (the Irish Designated Buyer), each a Party and together the Parties. NOW IT IS HEREBY AGREED as follows: 1 Definitions and interpretation In addition to terms defined elsewhere in this Agreement, the definitions and other provisions in Schedule 11 apply, unless the context requires otherwise. 2 Agreement to sell the Sale Shares 2.1 Subject to the Conditions being satisfied (or, in respect of the Condition in clause 3.1(a), satisfied or waived in accordance with the terms of this Agreement), each Designated Seller shall sell, and each Designated Buyer shall buy, the particular Set of Sale Shares for which it is identified as the respective Designated Seller or Designated Buyer in Schedule 1 (Designated Sellers, Designated Buyers and Apportionment of Purchase Price), in each case with full title guarantee and free from all Encumbrances. 2.2 Title to, beneficial ownership of, and any risk attaching to, the Sale Shares shall pass on Completion, together with all associated rights and benefits attaching or accruing to them on or

Legal-63238732 172878-0002 4 CFD-#3 980496-v1 after Completion except as otherwise provided in this Agreement and the other Transaction Documents. 2.3 Each of the Seller and each Designated Seller irrevocably and unconditionally waives, and the Seller shall procure that any other relevant member of the Seller’s Group shall irrevocably and unconditionally waive, any rights of pre-emption conferred on it by the articles of association of the Target Companies or otherwise over the particular Set of Sale Shares for which it is identified as the respective Designated Seller in Schedule 1 (Designated Sellers, Designated Buyers and Apportionment of Purchase Price). 2.4 The Designated Buyers shall not be obliged to complete the purchase of any of the Sale Shares unless the purchase of all of the Sale Shares is completed simultaneously. 3 Conditions precedent 3.1 Completion of the sale and purchase of the Sale Shares is conditional on the satisfaction (or, in respect of the Condition in clause 3.1(a), satisfaction or waiver) of the following (the Conditions): (a) confirmation having been received in writing by the Buyer from the United Kingdom Competition and Markets Authority (the CMA) that either: (i) the CMA does not intend to request further information or open an investigation in relation to the transactions contemplated by this Agreement (together, the Proposed Transaction) or any matters arising therefrom, after submission by the Buyer of a briefing paper to the CMA’s merger intelligence committee setting out the reasons why the CMA should not commence an investigation; or (ii) the CMA does not intend to refer the Proposed Transaction or any matters arising therefrom for a Phase 2 CMA Reference or to seek undertakings in lieu of a Phase 2 CMA Reference under section 73 of the Enterprise Act 2002 except on terms satisfactory to the Buyer and Seller (both acting reasonably) and all conditions contained in such decision necessary to allow Completion having been satisfied or complied with; or (iii) following a Phase 2 CMA Reference of the Proposed Transaction or any matters arising therefrom, the Proposed Transaction may proceed without any undertakings, conditions or orders, or may proceed subject to the giving of such undertakings by, or the imposition of such conditions or orders on, the Buyer or the Seller’s Group as shall be satisfactory to the Buyer and the Seller (both acting reasonably) and all

Legal-63238732 172878-0002 5 CFD-#3 980496-v1 conditions contained in such decision necessary to allow Completion of the transaction having been satisfied or complied with. (b) ROI Merger Control (i) the CCPC having informed the Buyer and Seller in writing in accordance with Section 21(2)(a) of the Competition Act, that the sale and purchase of the Sale Shares may be put into effect and where such determination is subject to any commitments under Section 20(3) of the Competition Act, on terms satisfactory to the Buyer and Seller (both acting reasonably); or (ii) the period specified in Section 21(2) of the Competition Act having elapsed without the CCPC having informed the Buyer and Seller in writing of the determination it has made under Section 21(2) of the Competition Acts in relation to the sale and purchase of the Sale Shares; or (iii) the CCPC having furnished to the Buyer and Seller a copy of its determination in writing, in accordance with Section 22(3)(a) of the Competition Act, that the sale and purchase of the Sale Shares may be put into effect and where such determination is subject to any commitments under Section 20(3) of the Competition Act, on terms satisfactory to the Buyer and Seller (both acting reasonably); or (iv) the CCPC having furnished to the Buyer and Seller a copy of its determination in writing, in accordance with Section 22(3)(c) of the Competition Act, that the sale and purchase of the Sale Shares may be put into effect subject to any conditions specified by the CCPC in relation to the sale and purchase of the Sale Shares being complied with (such conditions being satisfactory to the Buyer and Seller acting reasonably); or (v) the period specified in Section 22(4)(a) (including where any such period is suspended by virtue of the application of Section 22(4)(A)) of the Competition Act having elapsed without the CCPC having made a determination in writing under Section 22(3) of the Competition Act in relation to the sale and purchase of the Sale Shares. 3.2 The Condition in clause 3.1(a) may be waived by notice in writing from the Buyer to the Seller at the Buyer’s sole discretion. 3.3 The Buyer agrees to use all reasonable endeavours to ensure that the Conditions are satisfied as soon as reasonably practicable after the date of this Agreement and in any event by the Longstop Date.

Legal-63238732 172878-0002 6 CFD-#3 980496-v1 3.4 Without prejudice to the generality of clause 3.3, the Buyer shall: (a) make promptly all notifications, submissions, responses and communications with the CMA and the CCPC (each, a Competition Authority) as are necessary or desirable to expedite the satisfaction of the Conditions; (b) provide to the Seller a draft of any notification, submission, response or communication before it is submitted to a Competition Authority and to take into account any reasonable comments of the Seller prior to making that notification, submission, response or communication; (c) keep the Seller informed as to the progress of any notification, submission, response or communication made to a Competition Authority, and inform the Seller of all material communications from a Competition Authority; (d) permit the Seller’s attendance at meetings with a Competition Authority unless prohibited by the Competition Authority in question; (e) offer, or if proposed by either Competition Authority (as the case may be), accept, any conditions, commitments, undertakings and the like (together, Commitments) that are necessary to obtain satisfaction of the conditions precedent as set out in clauses 3.1(a)(ii) or 3.1(a)(iii) above (in respect of the CMA) or satisfaction of the conditions precedent set out in clauses 3.1(b)(i), 3.1(b)(iii) or 3.1(b)(iv) (in respect of the CCPC), provided those Commitments are not material in the view of the Parties, acting reasonably; (f) when considering offering or accepting any Commitments, allow the Seller to review the draft Commitments and take into account any reasonable comments of the Seller in the Commitments before they are submitted to, or agreed with, a Competition Authority; and (g) provide the Seller with such information about the Buyer (or in respect of commercially sensitive information, to Seller’s counsel on a strictly confidential basis) as is reasonably necessary and to which it is legally entitled to enable the Seller to make appropriate submission(s) to a Competition Authority, if any such submission is requested by that Competition Authority, for the satisfaction of the Conditions. 3.5 The Seller shall promptly provide to the Buyer (or in respect of commercially sensitive information, to Buyer’s counsel on a strictly confidential basis) such information about the Target Companies and the Business as is reasonably necessary to enable the Buyer to make appropriate submissions, notifications and responses to a Competition Authority.

Legal-63238732 172878-0002 7 CFD-#3 980496-v1 3.6 Each Party shall promptly notify the other if at any time it becomes aware of a fact or circumstance that might prevent or materially delay the Conditions being satisfied. 3.7 The Buyer shall promptly notify the Seller that the Conditions have been satisfied. 3.8 If the Conditions are not satisfied (or, in respect of the Condition in clause 3.1(a), satisfied or waived in accordance with the terms of this Agreement) on or before the Longstop Date, this Agreement shall terminate (except for the Surviving Provisions which shall remain in full force and effect) and no Party shall have any claim against any other except for any prior breach of this Agreement. 3.9 The Buyer may, by notice to the Seller, terminate this Agreement at any time before Completion with immediate effect if any Material Adverse Change arises or occurs at any time before Completion, and in such circumstances this Agreement shall terminate (except for the Surviving Provisions which shall remain in full force and effect) and no Party shall have any claim against any other except for any prior breach of this Agreement. 3.10 Pending Completion, the Seller shall comply and procure compliance with the Pre-Completion Undertakings. 4 Consideration 4.1 The consideration for the sale of the Sale Shares shall be the payment by the relevant Designated Buyer (or, failing which, the Buyer) to the Seller of the Purchase Price. 4.2 The Purchase Price shall be payable as follows: (a) at Completion, each Designated Buyer (or, failing which, the Buyer) shall pay the amount of the Initial Purchase Price apportioned (pursuant to clause 4.3 below) to the Sale Shares in respect of which it is the Designated Buyer in accordance with paragraph 1 of Part B of Schedule 8 (Completion); and (b) after Completion, such further payments as are provided for under clauses 4.9 to 4.11 (inclusive) shall be made by the relevant Designated Buyer (or the Buyer) to the relevant Designated Seller or by the relevant Designated Seller to the relevant Designated Buyer (as the case may be) in accordance with those clauses. 4.3 The Purchase Price shall be apportioned as between the Sale Shares in the amounts set out in column (4) of the table contained in Schedule 1 (Designated Sellers, Designated Buyers and Apportionment of Purchase Price) as to the Headline Price, adjusted by reference to the Estimated Working Capital and Estimated Net Indebtedness to the extent that the relevant

Legal-63238732 172878-0002 8 CFD-#3 980496-v1 adjustment is attributable to the value of the Sale Shares of a particular Target Company, and further adjusted (pursuant to clause 4.12 below) as required to reflect any payments made pursuant to clauses 4.9 to 4.11 (inclusive). The Stock Take 4.4 The Seller shall, not less than five Business Days prior to Completion, provide the Buyer with its reasonable estimate calculated in good faith of the value of the Stock as at Completion (as a component of the Estimated Working Capital notified in accordance with clause 4.7), which shall be calculated in accordance with Schedule 9 (Completion Statements). 4.5 On the Completion Date, the Seller shall procure that, for the purposes of the Working Capital Statement, a stock take (Stock Take) is carried out at each of the Properties in accordance with the customary practices of the Seller’s Group and otherwise as reasonably agreed between the Buyer and Seller. The description and quantity of each item of Stock shall be determined by the Seller acting reasonably and in accordance with the past practices of the Seller’s Group in respect of the Business for the purposes of the preparation of its annual accounts, and the value of each item of Stock shall be valued in accordance with Schedule 9 (Completion Statements). Any Stock that is held at a third party premises (Third Party Stock) shall be verified by third party statements in accordance with ordinary business practices. 4.6 Without prejudice to the Buyer’s right to dispute any items in the Draft Completion Statements pursuant to Schedule 9 (Completion Statements), the Buyer and its Representatives shall be invited, and the Seller shall procure that the Buyer is provided with sufficient opportunity, to be present at the Properties during the stocktaking activities relating to the Stock Take and observe the Stock Take being conducted. The Seller shall, and shall procure that other members of the Seller’s Group shall, provide the Buyer and its Representatives with all documents, books, records and other information within the power, possession or control of the Seller’s Group that they may reasonably request in connection with the Stock Take and the verification of the Third Party Stock. Determination of the Purchase Price 4.7 The Seller shall, not less than five Business Days prior to Completion, provide the Buyer with its reasonable estimate calculated in good faith of the Estimated Net Indebtedness and the Estimated Working Capital, which shall be calculated in accordance with Schedule 9 (Completion Statements). 4.8 The provisions of Schedule 9 (Completion Statements) shall apply in respect of the preparation and finalisation of the Completion Statements and the consequent determination of the Purchase Price.

Legal-63238732 172878-0002 9 CFD-#3 980496-v1 4.9 If the Actual Working Capital, as shown by the Working Capital Statement, is: (a) less than the Estimated Working Capital, the relevant Designated Seller shall pay to the relevant Designated Buyer in accordance with clause 4.11 an amount equal to the difference; or (b) greater than the Estimated Working Capital, the relevant Designated Buyer shall pay to the relevant Designated Seller in accordance with clause 4.11 an amount equal to the difference; or (c) equal to the Estimated Working Capital, no payment shall be due from the Seller, the Buyer, any Designated Seller(s) or any Designated Buyer(s) pursuant to this clause 4.9. 4.10 If the Actual Net Indebtedness, as shown by the Net Debt Statement, is: (a) greater than the Estimated Net Indebtedness, the relevant Designated Seller shall pay to the relevant Designated Buyer in accordance with clause 4.11 an amount equal to the difference; or (b) less than the Estimated Net Indebtedness, the relevant Designated Buyer shall pay to the relevant Designated Seller in accordance with clause 4.11 an amount equal to the difference; or (c) equal to the Estimated Net Indebtedness, no payment shall be due from the Seller, the Buyer, any Designated Seller or the any Designated Buyer pursuant to this clause 4.10. 4.11 Any payments which the Buyer, the Seller, each Designated Buyer and each Designated Seller are respectively obliged to pay to another Party under clauses 4.9 and 4.10 shall be aggregated or set off against each other, as the case may be. Any resulting sums shall be paid by the relevant Designated Buyer or the relevant Designated Seller (as the case may be, or failing which the Buyer or Seller, as the case may be) within five Business Days following the date of finalisation of the Completion Statements. Any such payment shall be made in accordance with clause 29 (Payments and interest). 4.12 For the purposes of clause 4.2(b) and clauses 4.9 to 4.11, relevant Designated Buyer or relevant Designated Seller shall mean: (a) to the extent that the relevant adjustment is attributable to the value of the Sale Shares of a particular Target Company, the Designated Buyer that has purchased those Sale Shares or the Designated Seller that has sold those Sale Shares (as appropriate);

Legal-63238732 172878-0002 10 CFD-#3 980496-v1 (b) to the extent that the relevant adjustment cannot be attributed to the value of any particular Sale Shares, all Designated Buyers or all Designated Sellers (as appropriate) pro rata to the proportion of the Initial Purchase Price paid (in the case of a Designated Buyer) or received (in the case of a Designated Seller) by each of them. 4.13 Any payment made by the Seller, the Buyer, any Designated Seller or by any Designated Buyer pursuant to this Agreement shall, so far as possible, be treated, for the purposes of Tax, as an adjustment to the consideration paid or payable for the Sale Shares to which the payment relates. 4.14 The parties agree that all professional or other fees, liabilities, expenses or other costs paid or agreed to be paid or incurred or owing by any member of the Seller’s Group since the Accounts Date (including any VAT in respect of such costs) in connection with the implementation of the transactions contemplated by the Transaction Documents and the Hive Down Agreements (including, for the avoidance of doubt, any transaction or retention bonuses payable to any Employee in connection with the implementation of such transactions (including Tax payable as a consequence)) (Transaction Costs), shall be and remain the responsibility of the Seller and the Seller shall be solely obliged to settle all sums comprised therein except if, and to the extent, included in the Completion Statements. 5 Hive Down 5.1 Notwithstanding any other provision of this Agreement, the Seller shall indemnify and hold harmless the Buyer against, and shall pay promptly on demand to the Buyer an amount equal to all Losses suffered by, and all Tax paid, payable or liable to be paid by, the Buyer and/or any member of the Buyer's Group as a result of: (a) the Hive Down (or any part of it, including the transfer or termination of any individual’s employment in connection with the Hive Down) subsequently being unwound or declared void in whole or in part by a court of competent jurisdiction (whether pursuant to section 238 of the Insolvency Act 1986 (or equivalent provisions in Northern Ireland or the ROI, where applicable) or otherwise); or (b) any failure by any member of the Seller’s Group to implement or record, or to procure the implementation or recording of, any part of the Hive Down in accordance with applicable laws; or (c) any failure by any member of the Seller’s Group to implement or record, or to procure the implementation or recording of, any part of the Hive Down in accordance with the terms of the Hive Down Agreements; or

Legal-63238732 172878-0002 11 CFD-#3 980496-v1 (d) any failure by the Seller or any member of the Seller’s Group to comply with its obligations to inform and consult with employee representatives of any Employee or group of Employees or with any Employee or group of Employees directly in connection with the Hive Down, in each case together with any Losses arising to the extent they are due and payable by the Buyer or any member of the Buyer’s Group in investigating or preparing any bona fide claim brought against the Seller under this clause 5.1 (provided for this purpose, Losses shall not include the internal costs of Buyer’s Group employees, and any third party expenses must be properly incurred). 5.2 Notwithstanding any other provision of this Agreement, where any Authorisation the subject of the Hive-Down Agreements is not held by or registered or in the name of, and capable of lawful implementation or reliance by, a Newly-Trading Company at Completion: (a) the Seller shall use its commercially reasonable efforts to procure that, as soon as reasonably practicable after Completion, such Authorisation (or the relevant part thereof) is transferred to and/or registered in the name of the relevant Newly-Trading Company where possible; and (b) where such Authorisation cannot be assigned, transferred or re-registered in whole or in part (as relevant): (i) the Seller shall procure that, to the extent possible, the benefit of the Authorisation is held on trust for the relevant Newly-Trading Company until the Newly-Trading Company obtains a replacement, and shall indemnify and hold harmless the Buyer under this Agreement in respect of any Losses incurred by the Buyer, any member of the Buyer’s Group and any Newly-Trading Company arising from any failure by the Newly-Trading Company to hold such Authorisation at Completion; and (ii) the Buyer agrees it shall use its commercially reasonable efforts to procure such replacement as soon as practical following Completion; and (iii) the Buyer agrees to procure that each Newly-Trading Company complies with the obligations contained in such Authorisation and the requirements of any Environmental Authority made pursuant to such Authorisation pending replacement (to the extent such obligations have been notified in writing to the Buyer sufficiently in advance), and shall indemnify and hold harmless the Seller under this Agreement in respect of any Losses incurred by any member of the Seller’s Group which arise in respect of any failure of any Newly-Trading Company or other member of the

Legal-63238732 172878-0002 12 CFD-#3 980496-v1 Buyer’s Group to comply with any such obligations or requirements until such time as a replacement Authorisation is procured, but only to the extent that such failure to comply is caused by circumstances first arising after Completion. 5.3 The Parties shall, and shall procure that their respective Related Undertakings shall, enforce their rights and carry out their obligations under the Hive Down Agreements in a manner which is consistent with the terms of this Agreement. If there is any conflict between the terms of this Agreement and the Hive Down Agreements, the terms of this Agreement shall prevail (as between the Parties to this Agreement and as between any Related Undertakings of either the Buyer or the Seller) to the extent of any inconsistency. 6 Authorisations 6.1 Notwithstanding any other provision of this Agreement, where any Authorisation (other than those which are subject to the Hive Down Agreements and to which clause 5.2 shall apply) is not held by or registered or in the name of, and capable of lawful implementation or reliance by, an Existing Company at Completion: (a) the Seller shall use its commercially reasonable endeavours to procure that, as soon as reasonably practicable after Completion, such Authorisation (or the relevant part thereof) is transferred to and/or registered in the name of the relevant Existing Company where possible; and (b) where such Authorisation cannot be assigned, transferred or re-registered in whole or in part (as relevant): (i) the Seller shall procure that, to the extent possible, the benefit of the Authorisation is held on trust for the relevant Existing Company until the Existing Company obtains a replacement; (ii) the Buyer agrees it shall use its commercially reasonable efforts to procure such replacement as soon as practical following Completion; and (iii) the Buyer agrees to procure that each Existing Company complies with the obligations contained in such Authorisation and the requirements of any Environmental Authority made pursuant to such Authorisation pending replacement (to the extent such obligations have been notified in writing to the Buyer sufficiently in advance) and shall indemnify and hold harmless the Seller under this Agreement in respect of any Losses incurred by any member of the Seller’s Group which arise in respect of any failure of any Existing Company or other member of the Buyer’s

Legal-63238732 172878-0002 13 CFD-#3 980496-v1 Group to comply with any such obligations or requirements until such time as a replacement Authorisation is procured, but only to the extent that such failure to comply is caused by circumstances first arising after Completion. 7 Business Receivables, Business Payables and invoicing 7.1 The Business Receivables shall be and remain the property of the Seller’s Group and, subject to clause 8 below, the Seller’s Group shall be solely entitled to all sums which are comprised within the Business Receivables in accordance with their respective terms. The Seller’s Group shall be solely entitled to collect for its own account the Business Receivables, and, acting reasonably so as not to prejudice the Buyer and the Target Companies’ relationships with the counterparties to such Business Receivables, to enforce for its own benefit all securities for the Business Receivables. 7.2 The Business Payables shall be and remain the responsibility of the Seller’s Group and, subject to clause 8 below, the Seller (or such member of the Seller’s Group as the Seller may determine) shall be solely obliged to settle all sums which are comprised within the Business Payables in accordance with their respective terms. 7.3 The Parties acknowledge and agree that, following Completion, invoice arrangements for all amounts receivable by or owing to the Buyer (or any member of the Buyer’s Group) for goods and/or services supplied by the Business following Completion shall be conducted by the Buyer or otherwise by the Seller solely in accordance with the terms of the Transitional Services Agreement and the Van Sales Distribution Agreement. 8 Apportionments 8.1 Where any charges or outgoings are paid or incurred, or any payments are received, by either the Seller’s Group or the Target Companies, in respect of Apportionable Items in relation to the Business, and such items are of a periodic nature and relate or are otherwise attributable to a period of time commencing before but ending after the Completion Date, such amount shall be apportioned pro rata on a time basis between the Parties so that such part of the relevant charges, outgoings or payments as is attributable to the period ended at (but excluding) the Completion Date shall be borne by or belong to the Seller and such part of the relevant charges, outgoings or payments as is attributable to the period commencing at (and including) the Completion Date shall be borne by or belong to the Buyer. 8.2 The Seller may from time to time send to the Buyer a statement setting out its good faith estimate of any apportionments required to be paid by either the Buyer or the Seller, together with such supporting evidence as the Buyer may require, and the Parties shall promptly verify and pay such

Legal-63238732 172878-0002 14 CFD-#3 980496-v1 apportionments as are due. Where the Buyer considers an apportionment is due, the Buyer may request the Seller to promptly pay such apportionments. The Buyer and Seller shall confirm all such apportionments by no later than the date falling 18 months after Completion, following which neither the Buyer nor the Seller shall be liable for any apportionments requested after that date. 8.3 No apportionments shall be required in respect of Apportionable Items to the extent they have already been taken into account in the Completion Statements. 9 Inter-Company Balances 9.1 In relation to Inter-Company Balances: (a) the Seller shall at least five Business Days prior to Completion send to the Buyer an estimate of each of the Inter-Company Payables, the Inter-Company Receivables and the resulting Inter-Company Balances; (b) the Seller shall procure that, at Completion, each relevant Target Company repays in accordance with applicable law to the relevant member of the Seller’s Group (for itself or, as the case may be, as agent for the members of the Seller’s Group to which the relevant Inter-Company Payables are owed) the amount in the applicable currency equal to each of the Inter-Company Payables; and (c) the Seller shall procure that, at Completion, each relevant member of the Seller’s Group (for itself or, as the case may be, as agent for each relevant member of the Seller’s Group) repays in accordance with applicable law to the relevant Target Company to which the relevant Inter-Company Receivables are owed the amount in the applicable currency equal to each of the Inter-Company Receivables, and the Inter-Company Balances shall be discharged to the extent of such payments. 9.2 The Seller (for itself and on behalf of the Seller’s Group) agrees with the Buyer (for itself and as trustee for the Target Companies) to, with effect from Completion, waive any right or claim which it or any member of the Seller’s Group may have against any Target Company in respect of any fact, matter or circumstance arising prior to Completion, provided at all times that nothing in this clause 9.2 shall in any way limit or restrict any right or claim under the terms of or in connection with the Transaction Documents or any Continuing Related Party Agreements. 10 Contracts 10.1 Without prejudice to clause 7, if:

Legal-63238732 172878-0002 15 CFD-#3 980496-v1 (a) a Customer Agreement, Supply Agreement or Shared Agreement has been documented in a legal contract and is capable of assignment; and (b) the Customer Agreement, Supply Agreement or Shared Agreement has not been legally assigned or assigned in equity to a Target Company pursuant to the Hive Down Agreements, (a Transferring Contract) then, if and to the extent that any obligations owing by any counterparty are outstanding at Completion and remain to be performed in whole or in part, the Seller shall, subject to clause 10.2 below, procure an equitable assignment to the Target Company to which the Transferring Contract relates of the benefit (other than any Business Receivables), subject to the burden (other than any Business Payables), of the relevant Transferring Contract or, in the case of a Shared Agreement, the part of the Shared Agreement that relates exclusively to the Business (as applicable). 10.2 Without prejudice to clause 7, if the benefit of any Transferring Contract cannot effectively be assigned to a Target Company pursuant to clause 10.1 (or such an assignment would constitute an event of default under the relevant Transferring Contract) without obtaining any consent, approval, waiver or agreement from any counterparty: (a) this Agreement shall not constitute an equitable assignment or attempted equitable assignment of the benefit of such Transferring Contract; and (b) for a period of six months following Completion, the relevant member of the Seller’s Group shall from Completion to the extent that any obligations owing by any counterparty are outstanding at Completion and remain to be performed in whole or in part, hold the benefit, subject to the burden (other than any Business Payables or Business Receivables), of such Transferring Contract or, in the case of a Shared Agreement, the part of the Shared Agreement that relates exclusively to the Business (as applicable), on trust for the relevant Target Company absolutely and the Buyer shall from Completion procure that the Target Company performs all the obligations of the Seller’s Group under such Transferring Contract (or in the case of a Shared Agreement, that part that relates exclusively to the Business), and the Seller’s Group shall (so far as it lawfully may) give such assistance (but without being required to incur unreasonable costs and without such assistance being to the detriment of the business of the Retained Kerry Group) to the Buyer as the Buyer may reasonably require to enable the Target Company to enforce its rights under such Transferring Contract and shall provide access to all relevant books, documents and other information in relation to such Transferring Contract as the Buyer may reasonably require from time to time.

Legal-63238732 172878-0002 16 CFD-#3 980496-v1 10.3 If the terms of the relevant Transferring Contract do not permit that Transferring Contract to be held on trust for the relevant Target Company or for the Target Company to perform obligations as a sub-contractor or agent of the Seller (or member of the Seller’s Group) then the Seller and the Buyer shall use commercially reasonable endeavours to implement an alternative solution which enables the relevant Target Company to receive the full benefit of the Transferring Contract to the extent that any obligations owing by any counterparty are outstanding at Completion and remain to be performed in whole or in part. 10.4 Without prejudice to clauses 10.1 and 10.2 above, the Seller shall, and shall procure that other members of the Seller’s Group shall, use commercially reasonable endeavours to obtain prior to the Completion Date: (a) a consent to assign each Relevant Named Contract (to the extent required under such contract) signed by the relevant counterparty; and (b) a waiver or consent signed by the relevant counterparty in relation to the change of control provisions in the following agreements as triggered by the Hive Down and the transactions contemplated by this Agreement: (i) the trade mark licence agreement between Rye Valley Foods Limited and Premier Foods Group Limited dated 9 December 2020; and (ii) the licensing and manufacturing agreement between, amongst others, Yo! Sushi UK Limited and Kerry Foods Limited dated 5 November 2020, and the Buyer shall provide the Seller with reasonable assistance in such connection. 10.5 The Seller shall, and shall procure that other members of the Seller’s Group shall, use commercially reasonable endeavours to transfer the relationships with customers and suppliers to the Target Companies following Completion including by: (a) introducing the Buyer and its Representatives to the authorised representatives of the counterparties to the Customer Agreements and the Supply Agreements and taking all other actions reasonably required in order to transition sales or supplies (as applicable) in connection with the Business for the benefit of the Target Companies following Completion; (b) to the extent permitted by applicable law and confidentiality obligations owed to third parties, providing such information and assistance as the Buyer (or any person acting on the Buyer’s behalf) may reasonably request in order to facilitate the continuity after Completion of such sale or supplies in connection with the Business;

Legal-63238732 172878-0002 17 CFD-#3 980496-v1 (c) to the extent permitted by applicable law and confidentiality obligations owed to third parties, giving to the Buyer such information as it may reasonably require relating to the Business, and passing on any trade enquiry relating to the Business which the Seller (or any member of the Seller’s Group) receives as well as any other written notice, correspondence, information or enquiry received in relation to the Business; and (d) seeking such consents or waivers (as applicable) from third parties in respect of confidentiality obligations owed by the Seller’s Group to such third parties as the Buyer (or any person acting on the Buyer’s behalf) may reasonably request in connection with sub- clauses (b) and (c) above. 10.6 Save as provided above, the Seller shall not be required to give notice, or seek the consent, approval, waiver or agreement from, any counterparty in connection with any assignment (or attempted assignment) of a Transferring Contract. 10.7 Without prejudice to clause 5, the terms of this clause 10 shall apply to the transfer of Contracts to the relevant Target Companies under the Hive Down Agreements in addition to the provisions set out therein (for the purposes of this clause Contracts has the meaning defined in the respective Hive Down Agreements). 11 Related Party Agreements 11.1 The Seller shall procure that each of the Related Party Agreements in force immediately prior to Completion shall terminate in its entirety with immediate effect upon Completion and the Seller shall procure that each counterparty thereto shall settle all outstanding financial obligations arising out of such Related Party Agreements in accordance with clause 9 above. 11.2 Effective on and from Completion, the Buyer (for itself and as trustee for the other members of the Buyer’s Group) and the Seller (for itself and as trustee for the other members of the Seller’s Group) irrevocably and unconditionally release and discharge each other party to the Related Party Agreement (for itself and as trustee for the other members of the Buyer’s Group or the Seller’s Group (as applicable)) from all obligations and liabilities under or in connection with the Related Party Agreements and waive any right or claim which it may have under or in connection with the Related Party Agreements. 12 Pensions 12.1 The Seller shall indemnify and hold harmless the Buyer against and from any and all Losses incurred by the Buyer and/or any Target Company that may arise out of or relate to:

Legal-63238732 172878-0002 18 CFD-#3 980496-v1 (a) the participation of Noon Products Limited, Spurway Foods Limited, Northfield Foods Limited, Attleborough Foods Limited, Consumer Foods Van Sales Limited, Rollover Limited and Oakhouse Foods Limited in the UK DC Section; (b) the participation of Duffy Meats Limited, Consumer Foods Van Sales (Ireland) Limited and Rye Valley Foods Limited in the ROI DC Plan; (c) the participation of Consumer Foods Van Sales (Ireland) Limited, Duffy Meats Limited and Rye Valley Foods Limited in the ROI DB Scheme and any liability of Consumer Foods Van Sales (Ireland) Limited to the ROI DB Scheme; and (d) any: (i) financial support direction (under section 43 of the Pensions Act 2004); or (ii) contribution notice (under section 38 of the Pensions Act 2004), issued by the UK Pensions Regulator against the Buyer or a member of the Buyer’s Group in relation to the UK DB Section. 12.2 Subject to clause 12.3, the provisions of Schedule 6 apply to clause 12.1, other than the words “by no later than the date falling 18 months after the Completion Date” in paragraph 2.2(c) of Schedule 6, which shall instead read: (a) in relation to clause 12.1(a), “by no later than the date falling six years after the Completion Date”; (b) in relation to clause 12.1(b), “by no later than the date falling six years after the Completion Date”; (c) in relation to clause 12.1(d)(i), “by no later than the date falling two years after the Completion Date”; and (d) In relation to clause 12.1(d)(ii), “by no later than the date falling six years after the Completion Date”. 12.3 Paragraph 2.2 of Schedule 6 shall not apply to clause 12.1(c). 12.4 The Seller shall procure that on or prior to Completion: (a) each of Noon Products Limited, Spurway Foods Limited, Northfield Foods Limited, Attleborough Foods Limited, Consumer Foods Van Sales Limited, Rollover Limited and

Legal-63238732 172878-0002 19 CFD-#3 980496-v1 Oakhouse Foods Limited shall (if it has not previously done so) enter into a deed by which it agrees with the principal employer and the trustees to participate in and be bound by the provisions of the UK DC Section with effect from the date such Target Company first employed an active member of the UK DC Section and the Seller shall provide a copy of such deed or deeds to the Buyer; and (b) each of Noon Products Limited, Spurway Foods Limited, Northfield Foods Limited, Attleborough Foods Limited, Consumer Foods Van Sales Limited, Rollover Limited and Oakhouse Foods Limited shall enter into a deed, documenting with effect from Completion its cessation of participation in the UK DC Section and its discharge from all further liabilities to the UK DC Section. 13 Employment 13.1 The Seller shall indemnify and hold harmless the Buyer against and from any and all Losses incurred by the Buyer and/or any member of the Buyer’s Group relating to (i) the employee aspects of the Hive Down and (ii) (save insofar as the liability arises as a result of an act or omission of the Buyer or a member of the Buyer’s Group) the transfer under the Transfer Regulations of the Central Services Employees in both cases to the extent that those Losses relate to: (a) any claims by or on behalf of any individual who is not an Employee that their employment should have transferred to the Target Companies as part of the Hive Down or as part of the transfer of the Central Services Employees prior to Completion (save where that selection has been agreed by the Buyer under the process set out in clauses 13.2 to 13.4 below); and; (b) any claims by or on behalf of any Central Services Employee or group of Central Service Employees or by any employee representative on their behalf relating to a claim that [***] (save where that selection has been agreed by the Buyer under the process set out at clauses 13.2 to 13.4 below) or that the Seller or any member of the Seller’s Group failed to comply with its obligations to inform and consult with employee representatives in respect of the transfer of the Central Services Employees under the Transfer Regulations prior to Completion. 13.2 As soon as reasonably practicable after the date of this Agreement the Seller will provide the Buyer with the proposed finalised list of Central Services Employees who it is envisaged will transfer to the Target Companies prior to Completion under the Transfer Regulations or otherwise so as to enable the Seller and the Buyer to discuss such proposals [***].

Legal-63238732 172878-0002 20 CFD-#3 980496-v1 13.3 The Seller shall provide the Buyer with any information reasonably requested to understand the basis for the categorisation of any individual as a Central Services Employee. 13.4 Any final decision on which [***] will rest with the Seller (acting reasonably and having taken into account any representations made by the Buyer before reaching a final decision). A finalised list of Central Services Employees will be provided by the Seller to the Buyer as soon as practicable following its finalisation. 13.5 The Buyer shall indemnify and hold harmless the Seller against and from any and all Losses incurred by the Seller and/or any member of the Seller’s Group relating to any Central Services Employee (whether made or brought by any Central Services Employee, group of Central Services Employees or any trade union or employee representatives on their behalf) as a result of: (a) any claim or demand by or on behalf of any Central Services Employee arising from or in connection with their employment or its termination arising from any act or alleged act, or omission of the Buyer or any member of the Buyer’s Group; and (b) any claims by or on behalf of any Central Services Employee or group of Central Services Employees or by any trade union or employee representative on their behalf that (including an entitlement of an employee under or consequent to such claim) arising from the failure of the Buyer or a member of the Buyer’s Group to provide sufficient information to the Seller or any member of the Seller’s Group to allow it or them to comply with its or their obligations to inform and/or consult or arising from or connected with any failure by the Buyer or any member of the Buyer’s Group to provide information about the measures or equivalent thereto which the Buyer or a member of the Buyer’s Group intends to take or envisages taking or which a transferee employer intends or envisages taking at the direction of the Buyer or a member of the Buyer’s Group in relation to any Central Services Employee; and (c) any claim in connection with a change in the terms of any Central Services Employee’s employment or working conditions proposed, initiated or carried out by the Buyer or a member of the Buyer’s Group. 14 Completion 14.1 Completion shall take place on the Business Day immediately following the closing of the Accounting Month during which the Conditions are satisfied (or, in respect of the Condition in clause 3.1(a), satisfied or waived in accordance with the terms of this Agreement) at the offices of Arthur Cox LLP at Ten Earlsfort Terrace, Dublin 2, D02 T380, Ireland (or at such other place

Legal-63238732 172878-0002 21 CFD-#3 980496-v1 as the Parties may agree on or prior to the Completion Date), provided that if the Conditions become satisfied or waived on a date which is later than the 14th day of the calendar month, Completion shall take place on the Business Day immediately following the closing of the following Accounting Month. For this purpose, “Accounting Month” means the normal monthly accounting period of the Seller’s Group (whereby each accounting period (other than year-end) ends on a Saturday), provided always that under no circumstances for the purposes of this Agreement can the relevant Accounting Month close later than the last day of the calendar month following the calendar month during which the Conditions are satisfied or waived. 14.2 The Buyer shall, not less than seven Business Days prior to Completion, finalise the identities of the Designated Buyers. These shall be the companies identified in column (3) of the table contained in Schedule 2 (Designated Sellers, Designated Buyers and Apportionment of Purchase Price) subject to (i) any addition or change established by a new company becoming a Designated Buyer as a result of a Supplemental Transaction Agency Agreement entered into prior to Completion pursuant to Part B Schedule 10 (Agency provisions), (ii) the Buyer itself electing to be a Designated Buyer for one or more or all Sets of Sale Shares or (iii) any other alterations agreed in writing between the Buyer and the Seller prior to Completion. 14.3 At Completion: (a) the Seller shall do those things listed in Part A of Schedule 8; and (b) the Buyer shall do those things listed in Part B of Schedule 8. 14.4 If the Seller or the Buyer (the Affected Party) fails or is unable to comply with any of its obligations under clause 14.2 or Schedule 8 on the date specified in clause 14.1 then the other (the Unaffected Party) may: (a) defer Completion (by notice to the Affected Party) to a date (being a Business Day) not less than ten nor more than 20 Business Days after that date (in which case the provisions of clauses 14.2, 14.3 and 14.5 shall apply to Completion as so deferred); or (b) proceed to Completion so far as practicable but without prejudice to the Unaffected Party's rights where the Affected Party has not complied with its obligations under this Agreement; or (c) terminate this Agreement on such date by notice to the Affected Party. 14.5 If the Affected Party fails or is unable to comply with any of its obligations under clause 14.2 or Schedule 8 on any date to which Completion is deferred in accordance with clause 14.4(a), the

Legal-63238732 172878-0002 22 CFD-#3 980496-v1 Unaffected Party shall have the right, in addition to its rights in clauses 14.4(a) and 14.4(b), to terminate this Agreement on such date by notice to the Affected Party. 14.6 If this Agreement is terminated in accordance with clause 14.4(c) or 14.5, all rights and obligations of the Parties under this Agreement shall end (except for rights and obligations under the Surviving Provisions which shall remain in full force and effect), provided that nothing in this clause 14.6 shall limit any rights or obligations of any Party under this Agreement which have accrued before termination. 15 The Warranties 15.1 The Seller warrants to the Buyer that each of the Seller Warranties is true and accurate as at the date of this Agreement. Each of the Fundamental Warranties shall be deemed to be repeated on Completion by reference to the facts and circumstances subsisting at that time on the basis that any reference in the Fundamental Warranties, whether express or implied, to the date of this Agreement is substituted by a reference to that time. 15.2 The Seller undertakes to notify the Buyer in writing promptly if it or any other member of the Seller’s Group becomes aware of any Event which would constitute a breach of the warranty set out in paragraph 6.3(b) of Schedule 4 if it was repeated at any time before Completion by reference to the facts and circumstances then existing. 15.3 The Buyer warrants to the Seller in respect of itself and each Designated Buyer that each of the Buyer Warranties is true and accurate at the date of this Agreement. Each of the Buyer Warranties shall be deemed to be repeated on Completion by reference to the facts and circumstances subsisting at that time on the basis that any reference in the Buyer Warranties, whether express or implied, to the date of this Agreement is substituted by a reference to that time. 15.4 The Seller Warranties (other than the Fundamental Warranties) are subject to and qualified by, and the Buyer shall be deemed to have actual knowledge of, those matters Disclosed in the Disclosure Letter. 15.5 The Seller Warranties (other than the Fundamental Warranties) are further subject to and qualified by, and the Buyer shall be deemed to have actual knowledge of: (a) all documents and information Disclosed in the Data Room; (b) all information Disclosed in the Due Diligence Reports and the Information Memorandum;

Legal-63238732 172878-0002 23 CFD-#3 980496-v1 (c) all information Disclosed, specifically noted or specifically referred to in the Accounts (and the accompanying reports of the directors and the auditors) and the Carve-Out Accounts; and (d) all information Disclosed in the Q&A Responses. 15.6 In each Seller Warranty, where any statement is qualified as being made “so far as the Seller is aware” or any similar expression, such statement shall be deemed to refer to the actual knowledge of Gavin Caplis, Nick Robinson, William Cadbury, Ronan Deasy, Fergal Ryan, Declan Crowley, Tina Mulvihill and Martin O’Donoghue after such persons have made due and careful enquiry. 15.7 Save for the Seller Warranties contained in: (a) paragraphs 7 and 10 of Schedule 4, none of the Seller Warranties shall extend to, or be construed as a warranty relating to the Properties (such matters being the subject of the Seller Warranties contained only in paragraphs 7 and 10 of Schedule 4); (b) paragraph 11 of Schedule 4, none of the Seller Warranties shall extend to, or be construed as a warranty relating to Environmental matters (such matters being the subject of the Seller Warranties contained only in paragraph 11 of Schedule 4); and (c) paragraphs 3, 5.3 and 5.4 (in each case, insofar as the matter relates to or is in connection with Tax) and paragraph 20 of Schedule 4, none of the Seller Warranties shall extend to, or be construed as a warranty relating to Tax (such matters being the subject of the Seller Warranties contained only in paragraphs 3, 5.3 and 5.4 (in each case, insofar as the matter relates to or is in connection with Tax) and paragraph 20 of Schedule 4). 15.8 None of the Seller Warranties shall extend to, or be construed as a warranty relating to Excluded Assets, Excluded Contracts and Excluded Liabilities (except in respect of their exclusion). 15.9 Without prejudice to the generality of clauses 15.6 and 22 (Entire agreement), the Buyer acknowledges that the only warranties or other assurances of any kind given by or on behalf of the Seller are the Seller Warranties and that accordingly the Seller makes no warranty or representation as to: (a) the accuracy or completeness of any statements (including any statements of opinion) contained in the Disclosure Letter;

Legal-63238732 172878-0002 24 CFD-#3 980496-v1 (b) the information or documents made available to the Buyer or its advisers or representatives prior to the date of this Agreement including such as may be contained in the Data Room; and (c) any projections, estimates, budgets, statements of intent or statements of opinion delivered to or made available to the Buyer or its advisers or representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Target Companies. 15.10 The Seller agrees with the Buyer (for itself and as trustee for the Target Companies and their respective directors, employees, agents and professional advisers) to waive any right or claim which the Seller’s Group may have in respect of any misrepresentation or error in, or omission from any information or opinion supplied or given by the Target Companies and/or any of their respective directors, employees, agents or professional advisers in the course of negotiating this Agreement or any other Transaction Document, and that any such right or claim shall not constitute a defence to any claim by the Buyer’s Group under or in relation to this Agreement or any other Transaction Document. 15.11 The Seller shall not be liable in respect of any Seller Warranty Claim where the Buyer and/or any of its agents and/or any of its professional advisers had actual knowledge of the matter giving rise to that Seller Warranty Claim on or before the date of this Agreement. 15.12 The Buyer confirms to the Seller that, save to the extent that it is Disclosed in the Disclosure Letter, there is no material fact, matter, event or circumstance which is actually known to the Buyer which constitutes a breach of a Seller Warranty, and it is not aware of any reason why the Seller’s Warranties would be incorrect or untrue in any respect, as at the date of this Agreement. 15.13 The Warranties shall not in any respect be extinguished or affected by Completion. 15.14 Each of the Warranties shall be construed as a separate and independent warranty and the relevant Parties shall have a separate claim and right of action in respect of every breach of a relevant Warranty. 15.15 The satisfaction by the Seller of any claim under this Agreement (including the Seller Warranties) shall (so far as is legally possible) be deemed to constitute a reduction in the consideration payable by the Buyer for the sale of the Sale Shares. 16 Limitations of liability All Relevant Claims shall be subject to the limitations and other provisions set out in Schedule 6 (Limitations on the liability of the Seller).

Legal-63238732 172878-0002 25 CFD-#3 980496-v1 17 Restrictive covenants 17.1 The Seller undertakes to the Buyer that it shall not, and shall procure that no member of the Seller's Group shall, directly or indirectly, alone or with, through or as any manager, adviser, consultant, partner, employee or agent for any person: (a) for a period of two years from Completion carry on any business in the United Kingdom or the Republic of Ireland which is engaged in the manufacture or sale of any Restricted Products in competition with the Business, save that nothing in this clause 17.1(a) shall operate to prohibit the Seller or any member of the Seller’s Group (alone or with any associated person) from (i) holding up to five per cent of the shares of any company or group, the shares of which are listed or dealt in on a recognised stock exchange nor (ii) from carrying on ingredients solutions under the Seller’s Group’s Taste and Nutrition division in support of Restricted Products or otherwise; (b) for a period of two years from Completion, solicit from the Buyer any Senior Employee, whether or not that person would commit any breach of their contract of employment by reason of leaving the service of the Buyer, save that nothing in this clause 17.1(b) shall prevent the Seller or any member of the Seller's Group from: (i) publishing any bona fide recruitment advertisement which is not targeted at any person who was employed by the Seller in the Business at any time during the 12 months immediately prior to Completion; (ii) recruiting any person in response to any such advertisement; or (iii) negotiating with or offering to employ any person who initiates any contact with the Seller or any member of the Seller's Group with regard to such employment; or (c) for a period of two years from Completion, without the prior written consent of the Buyer, use, whether on its own behalf or on behalf of any third party, any Confidential Information or divulge to any third party any such information, save that nothing in this clause 17.1(c) shall prevent the Seller or any member of the Seller’s Group from: (i) using or divulging any information which is in or enters the public domain, other than through a breach of the obligations of confidentiality set out in this Agreement; or (ii) disclosing any information to the extent it is required to do so by any applicable law, governmental order, decree, regulation, licence or rule or pursuant to the regulations of any securities exchange or regulatory or governmental body to which it is subject,

Legal-63238732 172878-0002 26 CFD-#3 980496-v1 in each case provided that any disclosure shall, so far as is practicable, be made only after consultation with the Buyer. 17.2 The Buyer undertakes to the Seller that it shall not, and shall procure that no member of the Buyer’s Group shall, directly or indirectly, alone or with, through or as any manager, adviser, consultant, partner, employee or agent for any person for a period of two years from Completion, solicit from the Seller’s Group any employee of the Seller’s Group (other than an Employee) who earns a basic annual salary of £80,000 (or local currency equivalent) or more, whether or not that person would commit any breach of their contract of employment by reason of leaving the service of the Seller’s Group, save that nothing in this clause 17.2 shall prevent the Buyer or any member of the Buyer’s Group from: (a) publishing any bona fide recruitment advertisement which is not targeted at any person who was employed by the Seller’s Group in the Retained Business at any time during the 12 months immediately prior to Completion; (b) recruiting any person in response to any such advertisement; or (c) negotiating with or offering to employ any person who initiates any contact with the Buyer or any member of the Buyer's Group with regard to such employment. 17.3 The Seller and the Buyer agree that the restrictive covenants in clauses 17.1 and 17.2 are reasonable and necessary for the protection of the value of the Business or Retained Business (as applicable). 17.4 The Seller and the Buyer agree that if the restrictive covenants in clauses 17.1 and 17.2 are adjudged to go beyond what is reasonable in all the circumstances for the protection of the legitimate interests of the Buyer or the Seller (as applicable) but would be adjudged reasonable if part or parts of their wording were deleted or amended or qualified or the periods referred to were reduced or the range of products or area dealt with were reduced in scope, then the relevant restriction or restrictions shall apply with such modification or modifications as may be necessary to make it or them valid and effective. 17.5 Save to the extent necessary to protect its rights in a bona fide manner in any legal proceedings, the Buyer undertakes to the Seller that it shall not, and shall procure that no member of the Buyer’s Group shall, directly or indirectly, alone or with, through or as any manager, adviser, consultant, partner, employee or agent for any person at any time make, publish or communicate to any person or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Seller’s Group, the Retained Business, or the Business in respect of the period prior to Completion.

Legal-63238732 172878-0002 27 CFD-#3 980496-v1 17.6 Save to the extent necessary to protect its rights in a bona fide manner in any legal proceedings, the Seller undertakes to the Buyer that it shall not, and shall procure that no member of the Seller’s Group shall, directly or indirectly, alone or with, through or as any manager, adviser, consultant, partner, employee or agent for any person at any time make, publish or communicate to any person or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Buyer’s Group or the Business in respect of the period prior to or following Completion. 18 Insurance 18.1 Seller’s Group Insurance Policies means the material insurance policies of the Seller’s Group (whether such policies are maintained with third party insurers or with other members of the Seller’s Group) which relate to the Business or the Target Companies (and any renewals or replacement of such policies). 18.2 From the date of this Agreement until (and including) the Completion Date, the Seller shall (and shall procure that the relevant members of the Seller’s Group shall) maintain in force and comply with the Seller’s Group Insurance Policies in all material respects (including, where required, notifying the insurer of the Proposed Transaction) on the same terms and with a similar level of cover to that prevailing at the date of this Agreement for the benefit of the Target Companies. 18.3 If any insured event occurs before Completion of which the Seller becomes aware before Completion in relation to any Target Company or the Business, the Seller shall, provided that to do so would be consistent with the Seller’s past practice, give notice to the relevant insurer in accordance with the terms of the relevant Seller’s Group Insurance Policy and shall use all reasonable efforts to make recovery under the relevant policy prior to Completion. To the extent that such recovery is made prior to the Completion Date, the Seller shall ensure that the proceeds are dealt with in accordance with procedures normally observed by the Business. 18.4 From Completion, the Seller shall use its commercially reasonable endeavours (in each case without incurring further cost, premium or liability on the part of the Seller’s Group (but excluding any subsequent increase in premia and/or costs under the Seller’s Group Insurance Policies arising as a result of making and/or pursuing any Permitted Claim in accordance with this Agreement)) to ensure that all Seller’s Group Insurance Policies which are on a “claims occurring” basis and which are in force at Completion continue in force on the same terms to the extent that (i) they provide cover in relation to any matter or event occurring in relation to any Target Company and/or the Business before Completion; and (ii) under their respective terms, claims can still be made or pursued after Completion for matters or events occurring or existing prior to Completion. The only claims that will be made or pursued by or on behalf of the Buyer’s Group

Legal-63238732 172878-0002 28 CFD-#3 980496-v1 under those policies (together the Permitted Claims) will be: (x) those that have already been notified to the relevant insurer(s) before Completion and are pending or outstanding at Completion; and (y) any additional claims that are notified to the Seller on or before the third anniversary of Completion in relation to any event or act that occurred or existing prior to Completion. 18.5 The Seller shall procure that each member of the Seller’s Group shall take such commercially reasonable steps as the Buyer reasonably requires (in each case without incurring further cost or liability on the part of the Seller’s Group (but excluding any subsequent increase in premia and/or costs under the Seller’s Group Insurance Policies arising as a result of making and/or pursuing any Permitted Claim in accordance with this Agreement)) to make and/or pursue any Permitted Claim (including giving notice of the claim to the insurer at the request of the Buyer) or to assist any Target Company or any member of the Buyer’s Group in making the claim, and shall pay to the Buyer (on behalf of the relevant Target Companies) any proceeds actually received within ten Business Days of their receipt (less any Tax in respect of such proceeds). To the extent the Buyer considers it has a Permitted Claim, all such Permitted Claims shall be made through the Seller, and the Buyer shall not engage directly with the insurer. The Buyer shall ensure that any information provided to the Seller for the purposes of making a Permitted Claim is accurate and shall indemnify and hold harmless the Buyer in the event of any losses arising as a result of the inaccuracy of such information or otherwise arising from making an improper claim on the Buyer’s behalf in accordance with the Buyer’s requests. 18.6 The Seller undertakes (in the event that a claim is made against it in connection with the Proposed Transaction) not to make a claim against any Target Company or any person who was at any time prior to Completion an employee, consultant, officer or director of any Target Company (a Covered Person) on whom the Seller may have relied in negotiating this Agreement, except in the case of fraud, bad faith or deliberate concealment by such Target Company or Covered Person. 19 Post-Completion matters Further assurance 19.1 Each Party shall at its own cost (and shall use all reasonable endeavours to procure that any third parties shall) promptly execute and deliver such other documents in a form reasonably satisfactory to the Party concerned, and take such other actions, as required by law or as may be necessary or reasonably required by the other Party to give the other Party the full benefit of this Agreement, the Hive Down Agreements and the other Transaction Documents. "Wrong pockets"

Legal-63238732 172878-0002 29 CFD-#3 980496-v1 19.2 If, following Completion, in error the Seller or any member of the Seller's Group (a) owns, possesses, receives or has the benefit of any asset; (b) is party to or has the benefit of any contract or part of a contract; or (c) has a liability, in each case which relates exclusively to the Business, the Seller shall, at its sole expense, procure that such asset is transferred or the relevant contract is assigned, novated or otherwise transferred to, or such liability is assumed by, the Buyer (or such member of the Buyer's Group as the Buyer shall nominate), in each case together with any benefit or sum, net of any liability to Tax (or any liability that would arise but for the availability of any Relief), accruing to any member of the Seller’s Group as a result of holding such asset, contract or liability since Completion that would have accrued for the benefit of the Buyer but for such error for no additional consideration as soon as practicable after becoming aware of such error. 19.3 If, following Completion, in error the Buyer or any member of the Buyer's Group (a) owns, possesses, receives or has the benefit of any asset; (b) is party to or has the benefit of any contract; or (c) has a liability, in each case which relates exclusively to the Retained Business, the Buyer shall, at the Seller’s sole expense, procure that such asset is transferred or the relevant contract is assigned, novated or otherwise transferred to, or such liability is assumed by, the Seller (or such member of the Seller's Group as the Seller shall nominate), in each case together with any benefit or sum, net of any liability to Tax (or any liability that would arise but for the availability of any Relief), accruing to any member of the Seller’s Group as a result of holding such asset, contract or liability since Completion, that would have accrued for the benefit of the Seller but for such error for no consideration as soon as practical after becoming aware of such error. 19.4 Pending: (a) any transfer, novation or assignment of an asset or contract pursuant to clause 19.2 or 19.3, the relevant asset or contract shall be held on trust for the person entitled thereto until the completion of such transfer or assignment, and such person shall pay on demand to the other Party an amount equal to all Losses suffered or incurred by such other Party and/or its Related Undertakings in respect of holding such asset or contract until the completion of such transfer, novation or assignment; and (b) any assumption of a liability pursuant to clause 19.2 or 19.3, the Party properly liable therefor shall pay on demand to the other Party an amount equal to all Losses suffered or incurred by such other Party and/or its Related Undertakings in respect of such liability until the completion of such assumption. 19.5 Subject to the terms of the Transitional Services Agreement, if, at any time after Completion:

Legal-63238732 172878-0002 30 CFD-#3 980496-v1 (a) the Buyer (or any member of the Buyer’s Group) receives any monies in respect of Business Receivables, the Buyer shall, as soon as practicable, pay to the Seller (or as the Seller may direct) the amount of the monies received in respect of such Business Receivable; and (b) the Seller (or any member of the Seller’s Group) receives any monies in respect of goods and/or services supplied by the Business following Completion, the Seller shall, as soon as practicable, pay to the Buyer (or as the Buyer may direct) the amount of the monies received. 19.6 Subject to the terms of the Transitional Services Agreement, if, at any time after Completion: (a) the Seller receives any invoice or other demand or request for payment in respect of goods and/or services supplied to the Business following Completion, the Seller shall promptly notify the Buyer and the Parties shall use their respective reasonable endeavours to procure that such invoice, demand or request is cancelled by way of an appropriate credit note and re-issued by the relevant counterparty in the name of the Buyer (or as the Buyer may direct) provided that if such invoice, demand or request is not so reissued by the time it falls due, the Buyer shall, as soon as practicable, pay to the Seller (or to the relevant counterparty or otherwise as the Seller may direct) the amount of such invoice, demand or request (including any VAT payable in respect thereof); and (b) the Buyer receives any invoice or other demand or request for payment of any Business Payable, the Buyer shall promptly notify the Seller and the Parties shall use their respective reasonable endeavours to procure that such invoice, demand or request is cancelled by way of an appropriate credit note and re-issued by the relevant counterparty in the name of the Seller (or as the Seller may direct) provided that if such invoice, demand or request is not so reissued, the Seller shall, as soon as practicable, pay to the Buyer (or to the relevant counterparty or otherwise as the Buyer may direct) the amount of such Business Payable (including any VAT payable in respect thereof). Books and records 19.7 The Buyer shall, and shall procure that the Target Companies shall, for a period of seven years after Completion, retain and permit the Seller and other members of the Seller’s Group (and their duly authorised Representatives) to have reasonable access during normal business hours to (with the right to take copies of, including electronic copies of, at the Seller’s expense), the books, records and documents of the Target Companies (including any financial and/or tax records, assessments and returns, and related correspondence with any auditor of any Target Company and/or any Tax Authority) to the extent they relate to periods prior to or which include Completion.

Legal-63238732 172878-0002 31 CFD-#3 980496-v1 19.8 The Seller shall, and shall procure that the relevant members of the Seller’s Group shall, for a period of seven years after Completion, retain and permit the Buyer and other members of the Buyer’s Group (and their duly authorised Representatives) to have reasonable access during normal business hours to (with the right to take copies of, including electronic copies of, at the Buyer’s expense), the books, records and documents of the relevant members of the Seller’s Group (including any financial and/or tax records, assessments and returns, and related correspondence with any auditor of any such member of the Seller’s Group and/or any Tax Authority) to the extent they relate to a Target Company and/or the Business and to periods prior to or which include Completion. Debranding 19.9 Subject to clause 19.10 below, the Buyer shall, and shall procure that each member of the Buyer's Group shall, within three months following Completion, remove from all business stationary and from all premises occupied by the Buyer’s Group any trademarks or business name that consist of or includes the word "Kerry" (the Retained Name). 19.10 The Buyer and each member of the Buyer’s Group shall: (a) not be required to remove any trademarks or business name that consists of or includes the Retained Name from Stock held at Completion but shall use commercially reasonable endeavours to dispose of such Stock in the ordinary course of trading; and (b) be permitted to use, on an non-exclusive, royalty-free, non-transferable basis, any trade marks of business names that consist of or include the Retained Name on the Target Companies’ product labels and packaging for a maximum period of 12 calendar months from Completion in order to give the Target Companies a reasonable grace period to rebrand their product labels and packaging provided that no new orders of packaging including the Retained Name are placed after a period of 3 months from Completion and the Retained Name is used only: (i) on labels and packaging that display the Retained Name at Completion; and (ii) in the same manner and form as the Retained Name is used as at Completion, and provided further that in the event of any actual or suspected material breach of Food Safety Laws in respect of products bearing the Retained Name, the Buyer shall promptly notify the Seller and consult with the Seller about any potential product recall or similar remediation, and the Seller shall be entitled at its option acting reasonably to terminate this licence. Change of Companies’ Names

Legal-63238732 172878-0002 32 CFD-#3 980496-v1 19.11 The Seller shall procure that Henry Denny & Sons (Ireland) Limited shall change its company name to a name which shall not contain the word "Denny" within one month of Completion. 19.12 In connection with the change of names of companies in the Seller's Group to be implemented pursuant to clause 19.11, the Seller shall, and shall procure that each member of the Seller's Group shall, within three months following Completion, remove from all business stationary and from all premises occupied by the Seller’s Group any trademarks or business names that consist of or include the word "Denny". Release of outstanding Guarantees 19.13 The Buyer shall: (a) use its reasonable endeavours to secure as soon as reasonably practicable after Completion the release of the Seller and any other member of the Seller’s Group (without cost to the Seller) from the Guarantees and other contingent liabilities listed in Schedule 2 of the Disclosure Letter, including (if required) offering its own Guarantee or liability on the same terms as and in substitution for the existing Guarantee or other liability of the relevant member of the Seller’s Group, provided that the obligation to ensure release of all such Guarantees and other contingent liabilities shall not require the Buyer to provide or offer any guarantees, surety or other security (including a security deposit or bank guarantee) or agree to any amendment or variation to the agreement to which any such Guarantee or other contingent liability relates that would, in the reasonable opinion of the Buyer, result in less favourable terms under such agreement for the Buyer or any Target Company. In addition, the Buyer shall use its reasonable endeavours to ensure that, as soon as reasonably practicable after becoming aware of any other Guarantee or other contingent liabilities in respect of any obligations of any Target Company (but at the earliest at Completion), the Seller and any other member of the Seller’s Group is released (without cost to the Seller) from such Guarantee or other contingent liabilities (which for the avoidance of doubt shall not include the Section 357 Guarantees); and (b) pay to the Seller on demand an amount equal to all Losses which the Seller’s Group may suffer or incur in respect of any valid claim made under or in respect of any such Guarantees, the Section 357 Guarantees or other contingent liabilities which relates to any matter or event occurring after Completion. 19.14 The Seller shall: (a) ensure that at Completion each Target Company (without cost to any member of the Buyer’s Group) is released from all Guarantees and other contingent liabilities given by

Legal-63238732 172878-0002 33 CFD-#3 980496-v1 such Target Company in respect of obligations of the Seller or any other member of the Seller’s Group, including (if required) offering its own Guarantee or liability on the same terms as and in substitution for the existing Guarantee or other liability of the relevant Target Company; and (b) pay to the Buyer on demand an amount equal to all Losses which the Buyer’s Group may suffer or incur in respect of any valid claim made under or in respect of any such Guarantees or other contingent liabilities which relates to any matter or event occurring after Completion. 20 Environmental indemnity 20.1 The Parties acknowledge and agree that notwithstanding any other provision of this Agreement, the Buyer’s Group shall be entitled to procure the Groundwater Survey required in respect of the Hyde Site on or before the second anniversary of Completion, provided that the Buyer shall: (a) submit to the Seller the proposed scope and methodology for the Groundwater Survey and the name of the proposed environmental consultant to be appointed; (b) take account of all reasonable and prompt requests of the Seller in finalising with the Seller such proposed scope and methodology and the appointment of the environmental consultant; (c) submit the proposed scope and methodology agreed between the Buyer and Seller for review by the Environment Agency (and shall use reasonable endeavours to obtain approval for such scope and methodology from the Environment Agency, it being understood that the Buyer may proceed with the Groundwater Survey without such approval if the Environment Agency’s response is unreasonably delayed); and (d) provide to the Seller copies of any interim and final reports from the relevant environmental consultant as soon as reasonably practicable. 20.2 The Seller shall indemnify and hold harmless the Buyer, and shall pay promptly on demand to the Buyer an amount equal to: (a) the costs incurred by the Buyer or any member of the Buyer’s Group of undertaking any Remedial Works to remove any asbestos containing material identified as “high risk” and for which the recommendation is “remove” in the Asbestos Reports to the extent that it (if any) remains present at the Hyde Property on the date of Completion, and any Losses suffered by the Buyer and/or any member of the Buyer’s Group as a result of such presence (including without limitation any reasonable costs or Losses arising from any interruption to

Legal-63238732 172878-0002 34 CFD-#3 980496-v1 the operation of the Business at the Hyde Site necessary to procure such removal) incurred within 18 months of the Completion Date; and (b) any Losses suffered by the Buyer and/or any member of the Buyer's Group as a result of any claim, action, cause of action, suit, proceeding or written notice alleging liability arising out of, based on or resulting from the personal injury, death, or other impairment or risk to the health of any person as a result of their exposure to asbestos or asbestos-containing materials, to the extent that such exposure occurred at the Hyde Property prior to Completion as a result of the failure of the Seller’s Group to remove the asbestos containing material identified as “high risk” as described in sub-paragraph (a); and (c) the costs incurred by the Buyer or any member of the Buyer’s Group of any Remedial Works: (i) in respect of any contamination or pollution: (A) arising out of or in connection with the activities of any member of the Seller’s Group at the Hyde Property; or (B) any other contamination or pollution of which the Seller is aware as at the Completion Date (provided that “aware” for the purpose of this sub-paragraph shall have the same meaning as described in clause 15.6); and (ii) which are required to bring the Hyde Property (or any part of it) to a standard suitable for its current use as at the Completion Date (unless otherwise expressly required by an Environmental Authority); and (iii) as required or requested by an Environment Authority; and (iv) the requirement for which has arisen or been identified as a result of undertaking the Groundwater Survey, provided that the Buyer and Seller shall consult with respect to planning any Remedial Works and such Remedial Works are undertaken by and on the recommendation of an appropriately qualified asbestos or environmental consultant (as the case may be) approved by the Seller (such approval not to be unreasonably delayed or withheld), in accordance with clauses 20.13 to 20.19 (inclusive). 20.3 The Parties acknowledge and agree clause 20.2(c) constitutes an “agreement on liabilities” under the Department for Environment, Food and Rural Affairs' statutory guidance on the contaminated land regime set out in Part IIA of the Environment Protection Act 1990, and the Seller shall

Legal-63238732 172878-0002 35 CFD-#3 980496-v1 promptly (and the Buyer may) produce a copy of it to any Environmental Authority for the purposes of procuring that any liability is allocated between the Parties in accordance with its provisions. 20.4 The provisions of Schedule 6 apply, save that paragraphs 2.2, 2.3 and 3 of Schedule 6 shall not apply to the indemnities given by the clause 20.2 above, and the Parties acknowledge and agree that no provision of Schedule 6 shall operate to limit the Buyer’s entitlement to indemnification pursuant to clause 20.2(c) as a result of the Groundwater Survey conducted pursuant to clause 20.1, provided that the Groundwater Survey is conducted in accordance with this clause 20. Limitations on Asbestos Indemnity Claims 20.5 The Seller in respect of any Asbestos Indemnity Claim shall only be liable up to a maximum aggregate of [***] and such amount will be reduced in an equal and proportionate amount to any costs incurred by or on behalf of the Seller in relation to undertaking the removal prior to the Completion Date of any asbestos containing material identified as “high risk” and for which the recommendation is “remove” in the Asbestos Reports. 20.6 The Seller shall not be liable in respect of any Asbestos Indemnity Claim unless the Buyer has given written notice to the Seller as soon as reasonably practicable after the Buyer becomes aware of any Asbestos Indemnity Claim and in any event on or before the date falling 18 months after the Completion Date. Limitations on Groundwater Indemnity Claims 20.7 The Seller shall not be liable in respect of any Groundwater Indemnity Claim unless the aggregate amount of all Groundwater Indemnity Claims for which the Seller would be liable but for this clause 20.7 exceeds in aggregate [***] in which case the Seller shall be liable for the excess. 20.8 The Seller shall not be liable in respect of any Groundwater Indemnity Claim unless the Buyer has given written notice to the Seller as soon as reasonably practicable after the Buyer becomes aware of any Groundwater Indemnity Claim and in any event on or before the date falling 5 years after the Completion Date. 20.9 The Seller shall not be liable in respect of any Groundwater Indemnity Claim which arises due to any change in Environmental Laws or any new Environmental Laws which comes into force after the Completion Date; 20.10 Without limiting the generality of clause 20.2(c), the Seller shall not be liable for any Groundwater Indemnity Claim to the extent that such claim arises from or is increased by:

Legal-63238732 172878-0002 36 CFD-#3 980496-v1 (a) any development of the Hyde Property other than in the ordinary course of business and in the context of the current use of the Hyde Property; (b) any change of use, closure or temporary or permanent cessation of operations at the Hyde Property after the Completion Date; (c) any voluntary investigation carried out or Remedial Works carried out by or on behalf of the Buyer after the Completion Date (and for the avoidance of doubt the Parties acknowledge and agree that the Groundwater Survey is not a voluntary investigation); (d) any Remedial Works commenced without the prior approval of such Remedial Works by the Seller (not to be unreasonably withheld or delayed). 20.11 Without limiting the generality of clause 20.2(c), the Seller shall not be liable for any Groundwater Indemnity Claim under clause 20.2(c) to the extent that such claim arises from or is increased by: (a) the voluntary provision of information by the Buyer or the Buyer’s Group, or any of their officers, employees, agents or contractors to an Environmental Authority or other third party unless such disclosure is: (i) required by Environmental Laws, requested by any Environmental Authority; (ii) necessary to respond to any emergency where there is a risk of significant damage to the Environment (including human health); or (iii) made with the prior written consent of the Seller; (b) any contamination or pollution in, on at or under the Hyde Property which is knowingly caused, contributed to, exacerbated or permitted due to any actions or negligent omissions by the Buyer or any member of the Buyer’s Group, its contractors or agents. Conduct 20.12 The Buyer shall have conduct of any Remedial Works relating to any Groundwater Indemnity Claim in accordance with the terms of this Agreement. 20.13 In conducting any Remedial Works the subject of a Groundwater Indemnity Claim, the Buyer shall ensure (unless otherwise agreed by the Parties acting reasonably) that: (a) a detailed description of the proposed Remedial Works is provided to the Seller for approval (not to be unreasonably withheld or delayed) prior to undertaking any such Remedial Works, or any significant change to the scope of such Remedial Works;

Legal-63238732 172878-0002 37 CFD-#3 980496-v1 (b) monthly detailed reports (including invoices and other supporting financial information) are provided to the Seller regarding the progress of any Remedial Works; (c) copies of any relevant notices, directions, reports or material correspondence and documents in relation to such Remedial Works are provided to the Seller, provided that the Buyer shall not be required to provide to the Seller any document the disclosure of which could prejudice any legal privilege; (d) the Buyer shall have due regard to any reasonable and timely requirements and requests by the Seller; (e) the Seller is allowed to attend any material site visits, meetings with the Environmental Authority and/or meetings with the environmental consultants or contractors undertaking the Remedial Works; (f) the Buyer shall take reasonable steps to mitigate any costs at all relevant times. 20.14 The Seller shall only be liable for a Groundwater Indemnity Claim to the extent that any Remedial Works the subject of such Groundwater Indemnity Claim are carried out: (a) by suitably qualified and experienced environmental consultants and other contractors holding suitable insurance policies and who will, in each case, provide appropriate warranties to the Seller; (b) in compliance with all Environmental Laws; (c) competently, diligently and in accordance with standard industry practice and techniques; and (d) with the prior approval (including the costs for such Remedial Works) of the Seller, not to be unreasonably withheld or delayed, and provided that such prior approval shall not be required if (and only to the extent that) such Remedial Works are the minimum necessary to respond to an emergency. 20.15 If the Seller and the Buyer are unable to agree any dispute under clause 20.2 of this Agreement (Unresolved Issue) within 20 Business Days after receipt by the Buyer or the Seller of notice from the other that the relevant issue is in dispute and that the party giving such notice requires expert determination (unless it is resolved to the satisfaction of that party during that period or the Environmental Authority provides specific directions or guidance to resolve the issue), then the Buyer or the Seller shall have the right thereafter to require that the Unresolved Issue shall be referred for binding determination to an independent environmental consultant (Environmental

Legal-63238732 172878-0002 38 CFD-#3 980496-v1 Expert). If Buyer and the Seller fail to appoint an Environmental Expert together within 10 Business Days of specifying a requirement for a referral, then the Environmental Expert will be appointed on the application of either party by the President for the time being of the Institute of Environmental Management and Assessment in the United Kingdom. 20.16 The costs and expenses of the Environmental Expert shall be borne by the parties as determined by the Environmental Expert (or, in the absence of any such determination, by the Buyer and the Seller equally). 20.17 The Environmental Expert shall be an independent consultant and shall be required to have at least 10 years' experience in relation to matters of the same general description as the relevant Unresolved Issue. 20.18 The Environmental Expert shall be instructed to reach his determination and publish it in a private and confidential report addressed to the Buyer and the Seller within 20 Business Days of his appointment on the basis of the information provided by the Buyer and the Seller, unless the Environmental Expert bona fide believes that such information is so incomplete, unrepresentative, unreliable or inconclusive that it would be unreasonable for a suitably qualified expert to reach such a determination of the Unresolved Issue on that basis, in which case the Environmental Expert shall require such further information from the parties as is appropriate to make its determination. 20.19 The determination of the Environmental Expert shall be final and binding on the parties and shall be conclusive in any proceedings between the parties, save in the case of manifest error. 21 Property Undertaking 21.1 The Seller undertakes to take such actions as the Buyer may reasonably request in the period between the date of this Agreement and Completion and for a period of up to 12 months following Completion, the Seller undertakes to assist the Buyer as it may reasonably request, to help to preserve the current land usage by the relevant Target Company of the lands at Carrickmacross Industrial Estate, Castleblayney Road, Carrickmacross, Co. Monaghan currently occupied by a Target Company shown hatched green and the lands shaded pink on Map 2 annexed to the Declaration of Identity of Peader Stack in respect of the Carrickmacross property (the Occupied Lands) and where possible to remediate or resolve the title to the Occupied Lands in order to obtain good and marketable freehold title to the Occupied Lands, to the Buyer’s reasonable satisfaction, including by (i) assisting in discussions with the registered owners of the Occupied Lands to acquire the Occupied Lands if requested by the Buyer; (ii) making enquiries with title insurers in relation to the availability of title insurance to protect the Buyer and the relevant Target Company against challenge by the registered owners of the Occupied Lands and effecting title

Legal-63238732 172878-0002 39 CFD-#3 980496-v1 insurance if available (iii) obtaining valuations in respect of the Occupied Lands; (iv) defending and challenging any claim by any third party to title to the Occupied Lands and providing all assistance reasonably required by the Purchaser to endeavour to register the relevant Target Company occupying the Occupied Lands with possessory title free from encumbrances in the Land Registry, provided always that such actions shall be at the Buyer’s exclusive cost. 21.2 The Seller undertakes to not knowingly do or permit to be done anything which would result in the registered owners of the Occupied Lands or any third party becoming aware that there is any question as to the relevant Target Companies title to the Occupied Lands unless requested to make representations to the registered owners of the Occupied Lands by notice in writing from the Buyer. 21.3 The Seller, and any relevant member of the Seller’s Group, undertakes to engage in good faith discussions during the period between the date of this Agreement and Completion in respect of the entering into of licences, effective on and from Completion, in a customary form for the occupation by the Buyer or relevant member of the Buyer’s Group of the Burton Property and the Portadown Property (together, the Licensed Properties). Such licences shall include the following terms: (a) in relation to the Burton Property: (i) an initial term of six (6) months from Completion; (ii) a right for the Buyer or relevant member of the Buyer’s Group to extend the initial six (6) month term for a further three (3) month period by providing at least two (2) months’ notice. The Buyer or relevant member of the Buyer’s Group may extend the licence twice; (iii) the licence shall reserve a fee payable by the Buyer or relevant member of the Buyer’s Group of [***] (exclusive of VAT) per calendar month in respect of the initial six (6) month term and an additional [***] (exclusive of VAT) per calendar month in respect of the additional two three (3) month extensions (if exercised by the Buyer or relevant member of the Buyer’s Group); and (iv) a right for the Buyer or relevant member of the Buyer’s Group to terminate the licence by providing at least one (1) months’ written notice (at any time) to the Seller or relevant member of the Seller’s Group; (b) in relation to the Portadown Property: (i) an term of one (1) month from Completion;

Legal-63238732 172878-0002 40 CFD-#3 980496-v1 (ii) the licence shall reserve a fee payable by the Buyer or relevant member of the Buyer’s Group of [***] (exclusive of VAT) per calendar month in respect of the one (1) month term; and (c) in relation to all Licensed Properties: (i) an obligation on the Buyer or relevant member of the Buyer’s Group to vacate the premises if the landlord has notified the Seller or relevant member of the Seller’s Group of its intention to take forfeiture action in respect of the licence; and (ii) an obligation on the Seller or relevant member of the Seller’s Group to use reasonable endeavors to assist the Buyer or relevant member of the Buyer’s Group in re-locating to an alternative suitable premises if the lease is forfeited, which shall include the Seller and the Buyer entering into good faith discussions about a suitable alternative, which could include other premises of the Buyer or other members of the Buyer’s Group or the premises of any third party. To the extent there are any incremental costs as a result of the relocation, the Seller and the Buyer shall share such costs on a 50/50 basis; and (iii) the Buyer or relevant member of the Buyer’s Group shall not: (A) make any structural alterations or material additions whatsoever to the Licensed Properties, and shall ensure that on the expiry date of the relevant licence the Licensed Properties are left in a clean and tidy condition, with all of the Buyer or relevant member of the Buyer’s Group’s furniture, equipment and goods removed from the Licensed Properties, making good any damage thereby caused, but, for the avoidance of doubt, the Buyer or relevant member of the Buyer’s Group shall not be obliged to put the Licensed Properties in a condition that is better than at the date of commencement of the licence; (B) use the Licensed Properties other than for the permitted use; and (C) use the Licensed Properties in a manner which would cause the Seller or relevant member of the Seller’s Group to breach any term of the relevant lease. 22 Entire Agreement 22.1 In this clause 22, the Relevant Parties shall mean the Seller, the Buyer, each Designated Seller and each Designated Buyer, and each of them shall be a Relevant Party.

Legal-63238732 172878-0002 41 CFD-#3 980496-v1 22.2 It is agreed that: (a) the Transaction Documents and Hive Down Agreements constitute the entire agreement between the Relevant Parties and supersede any prior agreement, understanding, undertaking or arrangement between the Relevant Parties relating to the subject matter of the Transaction Documents and Hive Down Agreements; (b) in entering into the Transaction Documents, the Relevant Parties do not rely on any statement, representation, assurance or warranty of any person (whether a party to the Transaction Documents, the Hive Down Agreements or not and whether made in writing or not) other than as expressly set out in the Transaction Documents or the Hive Down Agreements; (c) except as otherwise provided in this Agreement, no Relevant Party may rescind or terminate this Agreement for breach of contract or for negligent or innocent misrepresentation or otherwise; and (d) nothing in this clause, and no other limitation in this Agreement, shall exclude or limit any liability for fraud. 23 Effect of Completion All provisions of this Agreement shall, so far as they are capable of being performed or observed, continue in full force and effect notwithstanding Completion except in respect of those matters then already performed and Completion shall not constitute a waiver of any of the Buyer's rights in relation to this Agreement. 24 Remedies and waivers The rights and remedies of each Party are, except where expressly stated to the contrary, without prejudice to any other rights and remedies available to it. No neglect, delay or indulgence by any Party in enforcing any provision of this Agreement shall be construed as a waiver and no single or partial exercise of any rights or remedy of any Party under this Agreement will affect or restrict the further exercise or enforcement of any such right or remedy. 25 Release The liability of any Party to this Agreement may, in whole or in part, be released, compounded or compromised and if any Party shall give time or indulgence to the person under such liability, this will in no way prejudice or affect that Party's rights against any other person under the same or similar liability.

Legal-63238732 172878-0002 42 CFD-#3 980496-v1 26 Severance Each provision of this Agreement is severable and distinct from the others and, if any provision is, or at any time becomes, to any extent or in any circumstances invalid, illegal or unenforceable for any reason, that provision shall to that extent be deemed not to form part of this Agreement but the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired, it being the Parties' intention that every provision of this Agreement shall be and remain valid and enforceable to the fullest extent permitted by law. 27 Set off Except as otherwise provided in the Transaction Documents, no Party shall be entitled to set off, deduct or retain from any sum due by it to another Party any amount in respect of a claim under this Agreement or any of the other Transaction Documents. 28 Withholdings and gross-up 28.1 All sums payable under this Agreement shall be paid free and clear of all deductions or withholdings whatsoever, save only as may be required by law, regulation or regulatory requirement. 28.2 If, at any time, any applicable law, regulation or regulatory requirement requires the Buyer or the Seller (as applicable) make any deduction or withholding from any sums payable in respect of a Buyer Obligation or a Seller Obligation, the amount so due shall be increased by such amount as is necessary to ensure that, after the making of such deduction or withholding, the recipient of that payment receives, on the due date for such payment, a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made. 28.3 If any Party is required by law to make any deduction or withholding as referred to in clause 28.2, that Party shall: (a) make such deduction or withholding; and (b) pay the full amount deducted or withheld to the relevant Tax Authority in accordance with applicable law, regulation or regulatory requirement. 28.4 If any amount paid or due to the Seller in respect of a Buyer Obligation or to the Buyer in respect of a Seller Obligation (in this clause 28.4, the recipient of any such amount being the recipient) is subject to Tax, or would (but for the availability of any Relief) be subject to Tax, in the hands of the recipient, then the amount so paid or due (in this clause 28.4, the net amount) shall be increased to an amount (in this clause 28.4, the grossed-up payment) which (after subtraction

Legal-63238732 172878-0002 43 CFD-#3 980496-v1 of the amount of any Tax which the grossed-up payment is subject to, or would, but for the availability of any Relief, be subject to) shall equal the net amount, provided that if any amount is initially paid on the basis that the amount paid or due to the recipient is not subject to Tax in the hands of the recipient or vice versa and it is subsequently determined that it is or vice versa, an additional amount shall be paid to or by the recipient (as the case may be) as places the recipient in the same after-tax position as it would have been in if the amount paid or due to the recipient had not been taxable in the hands of the recipient. 28.5 If (a) either the Buyer or a Designated Buyer is resident for tax purposes in any jurisdictions other than the UK or ROI; (b) either the Seller or a Designated Seller is resident for tax purposes in any jurisdiction other than the UK or ROI, then the liability of the Seller (where sub-clause (a) applies) or the Buyer (where sub-clause (b) applies) under clauses 28.2 and 28.4 shall be no greater than it would have been if the relevant sub-clause had not applied. 28.6 If there is an assignment or transfer of all or any of the Buyer’s rights (or those of a Designated Buyer) under this Agreement in accordance with clause 35.2, then the Buyer shall be entitled to receive a payment under clauses 28.2 and 28.4 only to the same extent as the Buyer would have been entitled if the assignment or transfer had not occurred. 29 Payments and interest 29.1 Unless otherwise expressly stated (or otherwise agreed in writing in the case of a given payment), each payment under this Agreement shall be made on or before the date the payment is due in immediately available funds by electronic funds transfer for value on that date to: (a) in the case of a payment to the Seller (or a Designated Seller or any other member of the Seller’s Group), the Seller's Bank Account, and (where applicable) the Seller agrees to pay each Designated Seller or other member of the Seller’s Group that part of each payment to which it is entitled; and (b) in the case of a payment to the Buyer (or a Designated Buyer or any other member of the Buyer’s Group), the Buyer's Bank Account, and (where applicable) the Buyer agrees to pay each Designated Buyer or other member of the Buyer’s Group that part of each payment to which it is entitled,

Legal-63238732 172878-0002 44 CFD-#3 980496-v1 and receipt of the amount due into the Seller's Bank Account or the Buyer's Bank Account (as the case may be) shall constitute an effective discharge of the relevant payment obligation. 29.2 If any sum due for payment in accordance with this Agreement is not paid on the due date for payment, the person in default shall pay interest thereon at the Interest Rate (being such rate per annum which is equal to 2 per cent over the base rate from time to time of Barclays Bank plc) as determined on the due date for payment which shall accrue from day to day and shall be calculated on the basis of a year of 365 days from but excluding the due date to and including the date of payment. 30 Alterations No amendment to this Agreement will be effective unless it is made in writing and signed by or on behalf of the Parties. 31 Counterparts 31.1 This Agreement may be executed in any number of counterparts. Each counterpart, when duly exchanged or delivered, is an original, but the counterparts together are one and the same agreement. 31.2 Any counterpart may take the form of an electronic copy of this Agreement and that counterpart: (a) will be treated as an original counterpart; (b) is sufficient evidence of the execution of the original; and (c) may be produced in evidence for all purposes in place of the original. 32 Costs, Transfer Taxes and sales taxes 32.1 Each of the Parties shall be responsible for its respective legal and other costs incurred in relation to the negotiation, preparation and completion of this Agreement, the Hive Down Agreements and all other Transaction Documents. 32.2 All Transfer Taxes in respect of the sale and purchase of the Sale Shares shall be for the account of, and be paid for by, the Buyer. 32.3 All sums payable under or pursuant to this Agreement shall be exclusive of any VAT and, if any party (for the purposes of this clause 32.3 only, the Supplier) makes a supply to any other party (for the purposes of this clause 32.3 only, the Recipient) for VAT purposes and the Supplier or

Legal-63238732 172878-0002 45 CFD-#3 980496-v1 an affiliate of the Supplier is required to account for VAT in respect of that supply, the Recipient shall, subject to the receipt of a Valid VAT Invoice, pay to the Supplier an amount equal to such VAT in addition to any other consideration for that supply. Such payment shall be made at the same time as any such consideration is payable. 33 Agreement binding This Agreement shall be binding on and shall enure for the benefit of the successors in title of each Party. 34 Agency structure Each of the Seller and the Buyer agrees that it is entering into this Agreement on its own behalf as principal and as agent on behalf of the Designated Sellers or (as the case may be) the Designated Buyers on the basis set out in Schedule 10 (Agency provisions). 35 Assignment 35.1 Save as provided in clause 35.2, neither the Seller nor the Buyer shall be entitled to assign the benefit of any rights under this Agreement. Any purported assignment in contravention of this clause 34 shall be void. 35.2 Subject to any assignment not increasing any liability or creating a liability which would not otherwise have existed for the non-assigning Party, the benefit of rights under this Agreement may be assigned: (a) by the Seller (for itself and/or as agent for each Designated Seller) to another member of the Seller's Group (the Seller's Assignee), provided that, if the Seller's Assignee ceases to be a member of the Seller's Group, the Seller shall procure that the Seller's Assignee shall assign its rights to a member of the Seller's Group and, until such assignment becomes effective, such rights shall cease to be enforceable; and (b) by the Buyer (for itself and/or as agent for each Designated Buyer) to another member of the Buyer’s Group (the Buyer’s Assignee), provided that, if the Buyer’s Assignee ceases to be a member of the Buyer’s Group, the Buyer shall procure that the Buyer’s Assignee shall assign its rights to a member of the Buyer’s Group and, until such assignment becomes effective, such rights shall cease to be enforceable. 35.3 The parties acknowledge that this Agreement is a contract entered into for the purposes of, or in connection with, the acquisition, disposal or transfer of an ownership interest in a firm (as defined

Legal-63238732 172878-0002 46 CFD-#3 980496-v1 in s 1173(1) of the Companies Act 2006). Regulation 2 of The Business Contract Terms (Assignment of Receivables) Regulations 2018 does not apply to any term of this Agreement. 36 Rights of third parties 36.1 Save as provided in clause 36.2, a person who is not a Party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms. 36.2 The Parties agree that certain provisions of this Agreement confer a benefit on their respective Related Undertakings, and that such provisions are intended to benefit, and be enforceable by, such Related Undertakings or Covered Persons in their own right under the Contracts (Rights of Third Parties) Act 1999, provided that the rights of any Covered Persons under this 36.2 shall only be used as a defence to any proceedings and not to initiate proceedings. Notwithstanding the foregoing, under no circumstances shall any consent be required from any such Related Undertaking or Covered Persons for the termination, rescission, amendment or variation of this Agreement, whether or not such termination, rescission, amendment or variation affects or extinguishes any such benefit or right. 37 Announcements and confidentiality 37.1 Subject to clause 37.2, no announcement, public filing, circular or communication (each an Announcement) concerning the existence or content of this Agreement, the Hive Down Agreements or any other Transaction Document shall be made by a Party (or any of its respective Related Undertakings) without the prior written approval of the Seller (in the case of the Buyer or a Designated Buyer) and the Buyer (in the case of the Seller or a Designated Seller) (such approval not to be unreasonably withheld or delayed). 37.2 Clause 37.1 does not apply to: (a) any Announcement to the extent that it is required to be made by the rules of any stock exchange or any governmental, regulatory or supervisory body or court of competent jurisdiction (Relevant Authority) to which the Party making the Announcement is subject, whether or not any of the same has the force of law, provided that any Announcement shall, so far as is practicable, be made after consultation with the other Party and after taking into account its reasonable requirements regarding the content, timing and manner of despatch of the Announcement in question; or (b) any Announcement made to the European Employee Forum, any recognised trade union or other appropriate representatives of the Employees in accordance with regulatory or legal requirements or the terms of the relevant agreements and/or understandings with

Legal-63238732 172878-0002 47 CFD-#3 980496-v1 those trade union bodies or to any employees of the Seller’s Group pursuant to the Seller’s employee communication strategy. 37.3 Subject to clause 37.4, each Party shall treat as strictly confidential, and not disclose in any way to anyone whomsoever, all information received or obtained as a result of entering into or performing any Hive Down Agreement or any Transaction Document (and, in the case of the Seller, as a result of its ownership of the Sale Shares prior to Completion) which relates to: (a) the existence, subject matter and provisions of this Agreement, the Hive Down Agreements or any other Transaction Document; (b) the negotiations relating to this Agreement, the Hive Down Agreements and the other Transaction Documents; (c) the other Party and/or its Related Undertakings; and/or (d) in the case of the Seller with effect only on and after Completion (and subject always to clause 17.1(c)), the Sale Shares. 37.4 A Party may disclose information which would otherwise be confidential to the extent: (a) required by the law of any relevant jurisdiction; (b) required by any Relevant Authority to which the Party making the disclosure is subject, whether or not such requirement has the force of law; (c) disclosed to a Tax Authority where such disclosure is required for the reasonable management of that Party’s Tax affairs; (d) required to vest the full benefit of this Agreement in any Party; (e) disclosure is made to its Related Undertakings and/or its Representatives, provided that any such Related Undertaking or Representative is first informed of the confidential nature of the information and such Related Undertaking or Representative acts in accordance with the provisions of clause 37.3 as if it were a party hereto and that Party shall be responsible for any breach by such Related Undertakings and/or Representatives of the provisions of clause 37.3; (f) in the case of the Seller only, disclosure is made as part of an information and consultation process with appropriate representatives of the Seller’s employees;

Legal-63238732 172878-0002 48 CFD-#3 980496-v1 (g) the information has come into the public domain through no fault of that Party or through no breach by that Party of this Agreement; or (h) the other Party has given its prior written approval to the disclosure, provided that, in the case of sub-clauses (a) and (b), any disclosure shall, so far as is practicable, be made only after consultation with the other Party. 38 Notices 38.1 A notice or other communication given under or in connection with this Agreement must be in writing, in the English language, and sent by a Permitted Method to the Notified Address. 38.2 The Permitted Method means any of the methods set out in column (1) below. A notice given by the Permitted Method will be deemed to be given and received on the date set out in column (2) below. (1) Permitted Method (2) Date on which notice deemed given and received Personal delivery When left at the Notified Address if left before 5pm on a Business Day, and otherwise on the next Business Day E-mail When sent if sent before 5pm on a Business Day, and otherwise on the next Business Day (unless the sender receives an automated notification of non-delivery or rejection by the recipient’s e-mail server, in which case the notice shall be deemed not to have been given or received) 38.3 The Notified Address of each of the Parties is as set out below: Name of Party Address E-mail address Marked for the attention of: Buyer 1770 Promontory Circle, Greeley, Colorado 80634-9038, United States of America Matthew Galvanoni (CFO)

Legal-63238732 172878-0002 49 CFD-#3 980496-v1 Name of Party Address E-mail address Marked for the attention of: Copy (which shall not constitute notice) to: Freshfields Bruckhaus Deringer LLP 100 Bishopsgate London, EC2P 2SR United Kingdom Copy (which shall not constitute notice) to: Copy (which shall not constitute notice) to: Graham Watson UK Designated Buyer 2nd Floor Building, 1 Imperial Place, Maxwell Road, Borehamwood, Hertfordshire WD6 1JN, United Kingdom Copy (which shall not constitute notice) to: Freshfields Bruckhaus Deringer LLP 100 Bishopsgate London, EC2P 2SR United Kingdom Copy (which shall not constitute notice) to: Matthew Galvanoni (Director) Copy (which shall not constitute notice) to: Graham Watson Irish Designated Buyer 29 Earlsfort Terrace, Dublin 2, D02 AY28, Ireland Copy (which shall not constitute notice) to: Freshfields Bruckhaus Deringer LLP 100 Bishopsgate Copy (which shall not constitute notice) to: Fabio Sandri (Director) Copy (which shall not constitute notice) to: Graham Watson

Legal-63238732 172878-0002 50 CFD-#3 980496-v1 Name of Party Address E-mail address Marked for the attention of: London, EC2P 2SR United Kingdom Seller Prince’s Street, Tralee, Co. Kerry, V92 EH11, Ireland Copy (which shall not constitute notice) to: Norton Rose Fulbright LLP 3 More London Riverside, London, SE1 2AQ, United Kingdom Copy (which shall not constitute notice) to: Ronan Deasy Allan O’Connor (Legal) Copy (which shall not constitute notice) to: Jon Perry or such other Notified Address as any Party may, by notice to the others, substitute for its Notified Address set out above. 39 Governing law and jurisdiction 39.1 This Agreement and any non-contractual obligations connected with it shall be governed by English law. 39.2 The Parties irrevocably agree that all disputes arising under or in connection with this Agreement, or in connection with the negotiation, existence, legal validity, enforceability or termination of this Agreement, regardless of whether the same shall be regarded as contractual claims or not, shall be exclusively governed by and determined only in accordance with English law. 39.3 The Parties irrevocably agree that the courts of England and Wales are to have exclusive jurisdiction, and that no other court is to have jurisdiction to: (a) determine any claim, dispute or difference arising under or in connection with this Agreement, any non-contractual obligations connected with it, or in connection with the

Legal-63238732 172878-0002 51 CFD-#3 980496-v1 negotiation, existence, legal validity, enforceability or termination of this Agreement, whether the alleged liability shall arise under the law of England and Wales or under the law of some other country and regardless of whether a particular cause of action may successfully be brought in the English courts (Proceedings); and (b) grant interim remedies, or other provisional or protective relief. 39.4 The Parties submit to the exclusive jurisdiction of the courts of England and Wales and accordingly any Proceedings may be brought against the Parties or any of their respective assets in such courts. 40 Service of process 40.1 The Seller hereby irrevocably authorises and appoints Kerry Foods Limited (for the attention of Kevin Pring) of Thorpe Lea Manor, Thorpe Lea Road, Egham, Surrey, TW20 8HY (the Seller’s Agent) to accept on its and each Designated Seller’s behalf service of all legal process arising out of or in connection with any proceedings before the courts of England and Wales in connection with this Agreement. The Seller agrees that (for itself and each Designated Seller): (a) failure by the Seller’s Agent to notify it of the process will not invalidate the proceedings concerned; and (b) if this appointment is terminated for any reason whatsoever, it will appoint a replacement agent having an office or place of business in England or Wales and will notify the Buyer of this appointment. 40.2 The Buyer hereby irrevocably authorises and appoints the UK Designated Buyer (the Buyer’s Agent) to accept on its and each Designated Buyer’s behalf service of all legal process arising out of or in connection with any proceedings before the courts of England and Wales in connection with this Agreement. The Buyer agrees that (for itself and each Designated Buyer): (a) failure by the Buyer’s Agent to notify it of the process will not invalidate the proceedings concerned; and (b) if this appointment is terminated for any reason whatsoever, it will appoint a replacement agent having an office or place of business in England or Wales and will notify the Seller of this appointment. IN WITNESS whereof, this Agreement has been executed the day and year first above written.

Legal-63238732 172878-0002 52 CFD-#3 980496-v1 Schedule 1

Legal-63238732 172878-0002 53 CFD-#3 980496-v1 Schedule 2 Target Companies Part A – Existing Companies Company Name Rollover Limited Date and place of incorporation 1 May 1991 (England and Wales) Registration number 02606878 Registered office Thorpe Lea Manor, Thorpe Lea Road, Egham, Surrey, United Kingdom, TW20 8HY Issued share capital 10,548,999 ordinary shares of £0.01 each Shareholder Rollover Group Limited (100%) Directors Ronan Deasy, Trevor James Horan, Claire Salmon Auditors PricewaterhouseCoopers Accounting reference date 31 December Company Name Spurway Foods Limited Date and place of incorporation 12 August 1992 (England and Wales) Registration number 02739017 Registered office Thorpe Lea Manor, Thorpe Lea Road, Egham, Surrey, United Kingdom, TW20 8HY Issued share capital 150,000 ordinary shares of £1.00 each Shareholder Kerry Holdings (U.K.) Limited (100%) Directors Ronan Deasy, Trevor James Horan, Marguerite Larkin Auditors PricewaterhouseCoopers Accounting reference date 31 December

Legal-63238732 172878-0002 54 CFD-#3 980496-v1 Company Name Noon Products Limited Date and place of incorporation 17 September 1987 (England and Wales) Registration number 02166664 Registered office Thorpe Lea Manor, Thorpe Lea Road, Egham, Surrey, United Kingdom, TW20 8HY Issued share capital 1,000,000 ordinary shares of £0.10 each Shareholder Noon Group Limited (100%) Directors Ronan Deasy, Trevor James Horan, Marguerite Larkin Auditors PricewaterhouseCoopers Accounting reference date 31 December Company Name Oakhouse Foods Limited Date and place of incorporation 31 May 2001 (England and Wales) Registration number 04226390 Registered office Thorpe Lea Manor, Thorpe Lea Road, Egham, Surrey, United Kingdom, TW20 8HY Issued share capital 34 Ordinary A shares of £1.00 each 34 Ordinary B shares of £1.00 each 34 Ordinary C shares of £1.00 each Shareholder Kerry Holdings (U.K.) Limited (100%) Directors Ronan Deasy, Trevor James Horan, Claire Salmon Auditors PricewaterhouseCoopers Accounting reference date 31 December

Legal-63238732 172878-0002 55 CFD-#3 980496-v1 Company Name Duffy Meats Limited Date and place of incorporation 21 January 1982 (Republic of Ireland) Registration number 87159 Registered office Prince’s Street, Tralee, Co. Kerry, Ireland, V92 EH11 Issued share capital 250,000 ordinary shares of €1.27 each Shareholder Kerry Holdings (Ireland) Limited (100%) Directors Ronan Deasy, Trevor James Horan, Claire Salmon Auditors PricewaterhouseCoopers Accounting reference date 31 December Company Name Rye Valley Foods Limited Date and place of incorporation 23 July 1986 (Republic of Ireland) Registration number 115669 Registered office Prince’s Street, Tralee, Co. Kerry, Ireland, V92 EH11 Issued share capital 146,536 A ordinary shares of €1.27 each 107,520 B ordinary shares of €1.27 each 73,561 C ordinary shares of €1.27 each 100 voting non-participating shares of €1.27 each Shareholder Kerry Holdings (Ireland) Limited (100%) Directors Ronan Deasy, Trevor James Horan, Claire Salmon Auditors PricewaterhouseCoopers Accounting reference date 31 December

Legal-63238732 172878-0002 56 CFD-#3 980496-v1 Part B – Newly-Trading Companies Company Name Northfield Foods Limited Date and place of incorporation 22 April 2021 (England and Wales) Registration number 13352340 Registered office Thorpe Lea Manor, Thorpe Lea Road, Egham, Surrey, United Kingdom, TW20 8HY Issued share capital 2 ordinary shares of £1.00 each Shareholders Kerry Holdings (U.K.) Limited (100%) Directors Ronan Deasy, Trevor James Horan, Claire Salmon Auditors - Accounting reference date - Company Name Attleborough Foods Limited Date and place of incorporation 22 April 2021 (England and Wales) Registration number 13352332 Registered office Thorpe Lea Manor, Thorpe Lea Road, Egham, Surrey, United Kingdom, TW20 8HY Issued share capital 2 ordinary shares of £1.00 each Shareholders Kerry Holdings (U.K.) Limited (100%) Directors Ronan Deasy, Trevor James Horan, Claire Salmon Auditors - Accounting reference date - Company Name Consumer Foods Van Sales Limited Date and place of incorporation 21 April 2021 (Northern Ireland) Registration number NI678671

Legal-63238732 172878-0002 57 CFD-#3 980496-v1 Registered office Millburn Road, Coleraine, Co Londonderry, Northern Ireland, BT52 1QZ Issued share capital 2 ordinary shares of £1.00 each Shareholders Kerry Holdings (U.K.) Limited (100%) Directors Ronan Deasy, Trevor James Horan, Claire Salmon Auditors - Accounting reference date - Company Name Consumer Foods Van Sales (Ireland) Limited Date and place of incorporation 5 December 2019 (Republic of Ireland) Registration number 661948 Registered office Prince’s Street, Tralee, Co. Kerry, Ireland, V92 EH11 Issued share capital 54,631 ordinary shares of €1.00 each Shareholder Kerry Holdings (Ireland) Limited (100%) Directors Ronan Deasy, Trevor James Horan, Claire Salmon Auditors PricewaterhouseCoopers Accounting reference date 31 December

Legal-63238732 172878-0002 58 CFD-#3 980496-v1 Schedule 3 Properties Part A – Owned Real Estate Property Address Title number (if relevant) Coolattin, Shillelagh, Co. Wicklow, Y14 PY73, Ireland Folio WW13126F Folio WW16550F Land to the north east of Station Road, Godley Hill, Hyde, Cheshire, SK14 3BR GM682146 GM865732 Rookery Farm, Little Ellingham, Attleborough, Norfolk NR17 1JH UK NK131085 Carrickmacross Industrial Estate, Castleblayney Road, Carrickmacross, Co. Monaghan, A81 E027 Folio MN11786F

Legal-63238732 172878-0002 59 CFD-#3 980496-v1 Part B – Leased Real Estate Property Address Title number (if relevant) Carran Business Park, Enniskillen, Co. Fermanagh, Northern Ireland Folio FE94980L Folio FE61223L 801 Oxford Avenue Trading Estate, Slough SL1 4LN BK490112 802 Oxford Avenue Trading Estate, Slough SL1 4LN BK490114 Carrickmacross Industrial Estate, Castleblayney Road, Carrickmacross, Co. Monaghan, A81 E027 Folio MN735L Folio MN752L Folio MN789L The Noon Unit, Great Western Industrial Park, Windmill Lane, Southall, Middlesex UB2 4NA AGL113738 Land and buildings on the east side of Dean Way, Great Western Industrial Park, Southall UB2 4SB AGL65178 Unit 2 Collett Way, Great Western Industrial Estate, Southall UB2 4SE AGL332635 Unit 3 Auriol Drive, Off Oldfield Lane, Greenford, Middlesex, UB6 0TP AGL338988 Unit 5 Stoke Mill, Stoke Mill Road, Sharnbrook, Bedfordshire Not registered at the Land Registry. Unit 8 Valley Point Industrial Estate, Beddington Farm Road, Croydon, CR0 4WP SGL710495 Unit 7 Orchard Court, Heron Road, Sowton Industrial Estate, Exeter, EX2 7LL DN674745 Unit 21 Collingwood Court, Riverside Park, Middlesbrough, TS2 1RP Not registered at the Land Registry. Unit 22 Collingwood Court, Riverside Park, Middlesbrough, TS2 1RP Not registered at the Land Registry. Unit 23 Burnhouse Industrial Estate, Whitburn, EH4 0LQ Not registered at the Land Registry. Unit 102 Coed Aben Road, Wrexham Industrial Estate, Wrexham Not registered at the Land Registry. 4A and 4B, Phase 1 Cornbrash Park, Bumpers Lane, Chippenham, Wiltshire Not registered at the Land Registry.

Legal-63238732 172878-0002 60 CFD-#3 980496-v1 Schedule 4 Seller Warranties 1 Powers and obligations of the Seller 1.1 The Seller and each Designated Seller is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation and not liable to tax elsewhere. 1.2 The Seller and each Designated Seller has the right, power and authority and has taken all action necessary to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement, each of the Hive Down Agreements and each of the other Transaction Documents executed or to be executed by it at or before Completion, and each such document will, when executed, constitute legal, valid and binding obligations of the Seller and each Designated Seller. 1.3 Other than to the extent relevant for the Conditions, no consent, authorisation, licence or approval of any governmental, administrative, judicial or regulatory body, authority or organisation is required to authorise the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement, any of the Hive Down Agreements or any of the other Transaction Documents or the performance by the Seller and each Designated Seller of its obligations under this Agreement, any of the Hive Down Agreements or any of the other Transaction Documents to which the Seller and each Designated Seller is or will be a party. 1.4 Each Designated Seller has entered into an agency agreement with the Seller substantially in the form of the Standard Transaction Agency Agreement. 2 Sale Shares 2.1 The Sale Shares, details of which are set out opposite "Issued share capital" in respect of each Target Company in Schedule 2 (Target Companies), have been validly issued and allotted and constitute the entire issued and allotted share capital of that Target Company and are fully paid up. 2.2 Each Designated Seller is the sole legal and beneficial owner of the Sale Shares in the Target Company set out opposite its name in column (2) of Schedule 1 (Designated Sellers, Designated Buyers and Apportionment of Purchase Price), and such Designated Seller is entitled to sell and transfer the full legal and beneficial ownership in such Sale Shares to the Designated Buyers on the terms set out in this Agreement. 2.3 There is no Encumbrance on, over or affecting the Sale Shares, there is no agreement or commitment to give or create any such Encumbrance and no person has made any claim to be entitled to any right over or affecting the Sale Shares.

Legal-63238732 172878-0002 61 CFD-#3 980496-v1 3 Hive down 3.1 The Seller’s Group has completed the Hive Down in accordance with the Hive Down Agreements. 4 The Target Companies 4.1 The information set out in Schedule 2 (Target Companies) is complete and accurate. 4.2 Each Target Company is validly incorporated, in existence and is a private company limited by shares formed and registered under the laws of its place of incorporation and not liable to tax elsewhere. 4.3 The Seller and each Target Company has the full power to conduct its business as conducted at the date of this Agreement. 4.4 No Target Company owns any shares or debentures in the capital of, nor does any Target Company have any beneficial interest in, any other company, nor has any Target Company entered into any legally binding obligations to acquire any shares, debentures or beneficial interest in any other company. 4.5 All registers required by law to be kept by each Target Company are in the possession or under the control of the Seller’s Group, have been properly kept during the period of ownership by the Seller’s Group, and are up to date in all material respects and contain records of the matters which are required by applicable laws to be recorded in them. 5 Compliance with legal requirements 5.1 The Seller’s Group is conducting, and has at all times during the Relevant Period conducted, the Business, and the business of the Existing Companies, in all material respects in accordance with all applicable laws and regulations of the jurisdictions in which the Business and/or the Existing Companies are engaged in business. 5.2 The Seller’s Group has obtained all material licences, permissions, consents and other approvals (including the Authorisations) (Approvals) and made all filings required for the carrying on of the Business, and the business of the Existing Companies in the places and in the manner in which such activities are now carried on. So far as the Seller is aware, the Approvals are in full force and effect, have been complied with during the Relevant Period in all material respects and there are no circumstances existing which are likely to cause any such Approvals to be revoked or not renewed, whether in whole or in part. 5.3 No member of the Seller’s Group has been notified in writing in the Relevant Period that any investigation, review, enquiry, proceeding or claim in respect of the Business or other activity of

Legal-63238732 172878-0002 62 CFD-#3 980496-v1 the Existing Companies is being or has been initiated, conducted or is threatened or pending by any governmental, administrative, judicial or regulatory or other body, authority or organisation in relation to any Financial Crime Law, the Modern Slavery Act 2015, Food Laws or any applicable antitrust, merger control or state aid laws, and so far as the Seller is aware there are no circumstances likely to give rise to any such investigation, enquiry, proceeding or claim. 5.4 No member of the Seller’s Group (or, in the case of Financial Crime Law, and so far as the Seller is aware, any person who is or has been a director, officer or employee of any member of the Seller’s Group or who is an Associated Person of the Seller’s Group) is or has at any time in the Relevant Period engaged in any activity, practice or conduct or has taken any action or failed to act, in each case in connection with the Business and whether directly or indirectly, which would constitute a material offence under any Food Law or an offence under any Financial Crime Law or the UK Modern Slavery Act 2015, or any applicable antitrust, merger control or state aid laws. 5.5 The Seller’s Group has in place, and at all times during the last three years has had in place, in relation to the Business policies, systems, controls and procedures designed to prevent it from violating any Financial Crime Laws and has kept accurate and fair records of its activities, including records of training, financial records, books and accounts, in a form and manner appropriate for a business of its size. 6 Accounting information 6.1 The Accounts: (a) comply with the requirements of CA 2006 or CA 2014 (as applicable) and the Accounting Standards; and (b) give a true and fair view of the state of affairs of the Existing Companies as at the Accounts Date and their profit or loss for the financial year ended on that date. 6.2 The Carve-Out Accounts: (a) were properly prepared in a manner described in the sections of the Deloitte VFDD Report headed “Executive Summary – Basis of preparation”, “Meat Platform Historical Trading”, “Meat Platform Balance Sheet”, “Ready Meals Platform Historical Trading”, “Ready Meals Platform Balance Sheet” and Appendices A1 and A2; and (b) fairly present with reasonable accuracy, and do not materially misstate, the financial and/or trading position of the Business on a pro forma basis as at the date to which they have been prepared having regard to the purpose for which they were prepared and the fact that they are not audited.

Legal-63238732 172878-0002 63 CFD-#3 980496-v1 6.3 Since the Accounts Date and in each case other than in connection with, or as a consequence of, the Hive Down (including the incorporation and set-up of the Newly-Trading Companies) or this Agreement: (a) the Seller’s Group has entered into transactions and incurred liabilities in connection with the Business in the ordinary course of day-to-day trading operations and not otherwise; (b) there has been no Material Adverse Change; (c) the Business has not been materially and adversely affected by the loss of any important customer or source of supply; (d) no Encumbrance has been created over the Business or any of the material assets of the Target Companies, other than in the ordinary course of business; (e) no unlawful act of any person has depleted in any material respect the assets of the Target Companies; (f) no Target Company has acquired or disposed of, or agreed to acquire or dispose of, any one or more assets (excluding Stock) in a single transaction or series of connected transactions, where the value of such assets, exceeds £1,000,000; (g) no Target Company has made any changes in terms of employment (excluding for the avoidance of doubt the annual pay review), including pension funding commitments, which taken together could increase the total staff costs of the Target Companies in aggregate by more than £1,000,000 per annum; (h) no Target Company has repaid any borrowing or indebtedness in advance of its stated maturity; (i) no Target Company has repaid, redeemed or otherwise reduced any share or loan capital (or agreed to do so) or issued (or agreed to issue) any share or loan capital or other similar interest (other than inter-company borrowing or indebtedness); (j) no Target Company has declared, paid or made a dividend or other distribution; (k) no Target Company has changed its name or altered its articles of association; and (l) no resolution of any Target Company's shareholders has been passed (except for those representing ordinary business at an annual general meeting). 7 The Assets

Legal-63238732 172878-0002 64 CFD-#3 980496-v1 7.1 The property, rights, contracts and assets owned, leased or otherwise used by the Target Companies, when taken together with the rights and services to be provided under the Transaction Documents, comprise all the property, rights, contracts and assets which, are required to carry on the Business after Completion substantially in the manner as it was carried on at the date of this Agreement and since 1 January 2021. 7.2 The property, rights and assets owned, leased or otherwise used by the Target Companies at Completion which are required to carry on the Business after Completion substantially in the manner as it was carried on at the date of this Agreement and since 1 January 2021: (a) are the property of a Target Company free from any hire or hire-purchase agreement, agreement for payment on deferred terms, bill of sale, lien, Encumbrance or other adverse claim and are in the possession of or under the control of or otherwise capable of access by a Target Company; or (b) where they are held by a Target Company under any hire purchase, conditional sale, leasing or rental agreement, particulars of such agreements are contained in the Data Room. 8 Trading 8.1 The Business has not during the Relevant Period manufactured, sold or supplied any goods or products which: (a) have been subject to a product recall or other field safety corrective action; or (b) were removed from product lines due to non-compliance with applicable laws and regulations in respect thereof; or (c) have resulted in material third party claims or complaints. 8.2 No part of the Business is carried on under the agreement or consent of a third party, and there are no sales agreements, market sharing agreements or other arrangements relating to the Business which restrict the Seller’s Group’s freedom to operate the whole or any part of the Business in any jurisdiction as it may decide. 8.3 The Disclosure Letter contains details of each grant or subsidy or other financial assistance received during the Relevant Period or receivable by the Seller’s Group in respect of the Business from any governmental, quasi-governmental or other authority or body (including in the context of Covid-19).

Legal-63238732 172878-0002 65 CFD-#3 980496-v1 8.4 There are no guarantees or similar financial support obligations binding upon any member of the Seller’s Group (other than the Target Companies) in relation to the IED Licences held by any Target Companies in respect of the ROI Sites. 9 Contracts 9.1 For the purposes of this paragraph 9, a Material Contract means any contract or agreement entered into by the Seller’s Group which relates exclusively or predominantly to the Business (including distributorship, manufacturing, licensing or management agreements) but excluding the Excluded Contracts, and which: (a) is of an unusual or abnormal nature, or outside the ordinary course of trading or involving or which may involve obligations on the Seller’s Group calling for special mention; or (b) is incapable of termination by the Seller’s Group in accordance with its terms on no more than six months' notice; or (c) gives any party an option to acquire or dispose of any material asset or requires another person to do so; or (d) is likely to result in a material loss on completion or performance; or (e) cannot readily be fulfilled or performed by the Seller’s Group on time without undue or unusual expenditure of money, effort or personnel; or (f) establishes any joint venture, consortium, partnership or profit (or loss) sharing agreement or arrangement; or (g) involves the sale or disposal by a Target Company of any company or business where it remains subject to any liability (whether contingent or otherwise) which is not fully provided for in the Accounts or the Carve-Out Accounts; or (h) is dependent on the guarantee or covenant of or security provided by any person other than the Seller’s Group and the relevant counterparty, and if there is any contract or agreement entered into by the Seller’s Group which is material to the Business and any part of such contract or agreement satisfies any of limbs (a) to (h) of this paragraph, then such contract shall also be a Material Contract. 9.2 The Data Room or Disclosure Letter contains complete, up-to-date and accurate copies of all Material Contracts.

Legal-63238732 172878-0002 66 CFD-#3 980496-v1 9.3 With regard to each of the Material Contracts: (a) each such Material Contract is legally binding on the parties to it and is in full force and effect; and (b) there is no dispute in relation to any such Material Contract nor do circumstances exist which are likely to give rise to such a dispute. 9.4 The Data Room or Disclosure Letter contains: (a) lists, of all supplier, third party manufacturing and other trading arrangements with third parties which involve annual income or expenditure in respect of the Business of more than £1,000,000, whether or not such arrangements are exclusive to the Business and whether or not formally documented (the Material Trading Arrangements); (b) a summary of the trading arrangements with the top 5 customers of the Meats Business by revenue during the financial year ended on 31 December 2020, representing at least 65% of revenue in such financial year; and (c) a summary of the trading arrangements with the top 5 customers of the Ready Meals Business by revenue during the financial year ended on 31 December 2020, representing at least 73% of revenue in such financial year. 9.5 There are no outstanding bids, tenders, proposals or offers which, if accepted, would constitute a Material Contract or a Material Trading Arrangement between a Target Company and a third party. 9.6 There is no material dispute in relation to any such Material Trading Arrangements nor, so far as the Seller is aware, do circumstances exist which are likely to give rise to such a dispute. During the Relevant Period, no customer of or supplier to the Business with annual income or expenditure (as applicable) in respect of the Business of more than £1,000,000 has ceased to deal with the Seller’s Group or has indicated in writing an intention to do so, either in whole or in part. 9.7 The Data Room contains a list of all material Related Party Agreements. 10 The Properties and other interests in land 10.1 The information set out in Schedule 3 (Properties) is complete and accurate. 10.2 A Target Company is the legal and beneficial owner of each of the Properties, which are the only properties owned or occupied for the purpose of the Business or by a Target Company or in which it has any interest or has any liability.

Legal-63238732 172878-0002 67 CFD-#3 980496-v1 10.3 Save as disclosed in Schedule 2 (Properties), each of the Properties is free from any mortgage, charge, rent-charge, lien, Encumbrance or other third party right in the nature of security and, so far as the Seller is aware, no such matter exists which is capable of registration against any of the Properties. 10.4 The relevant Target Company has vacant possession of each of the Properties vested in it and there are no circumstances known to the Seller which would entitle or require any landlord or any other person to exercise any powers of entry or right to forfeiture or right to take possession or which would otherwise restrict or terminate the continued sole and exclusive possession or occupation of each of the Properties by the relevant Target Company. 10.5 There are no insurance policies relating to any issue of title affecting any of the Properties. 10.6 In relation to the Leased Real Estate, the Seller’s Group has paid all principal rent or licence fees which have become due and demanded. 10.7 No member of the Seller’s Group has received written notice of any disputes or claims relating to any of the Properties. 10.8 So far as the Seller is aware, there is no planning or building regulations enforcement action or prosecution in progress in respect of the Properties or the Carrickmacross Site nor has any warning letter, enforcement notice or written complaint been served or threatened in writing by any regulatory authority or third party in respect of compliance with the Planning Acts. 10.9 All material outgoings in respect of the Properties have been paid when due and demanded. 10.10 All material covenants, restrictions, stipulations and other encumbrances affecting the Properties have been observed and performed in all material aspects. 10.11 In relation to the following properties occupied by the relevant Target Company (the Occupied Real Estate):

Legal-63238732 172878-0002 68 CFD-#3 980496-v1 (i) Carrickmacross Industrial Estate, Castleblayney Road, Carrickmacross, Co. Monaghan, A81 E027 a) part of Folio MN15520F shown crosshatched green; b) part of Folio MN705L shown shaded pink; and c) part of Folio MN1413F shown shaded yellow on Map 2 annexed to the Declaration of Identity of Peadar Stack dated 31 May 2021 located at 1.8.2.4.1 of the Data Room. (ii) Coolattin, Shillelagh, Co. Wicklow, Y14 PY73, Ireland a) part of Folio WW3057F and WW18025F shown shaded blue on Map 2 annexed to the Declaration of Identity of Peadar Stack dated 31 May 2021 located at 1.8.5.5.1 of the Data Room the Seller warrants: (a) there are no insurance policies relating to any issue of title affecting the Occupied Real Estate. (b) no member of the Seller’s Group has received written notice of any disputes or claims relating to the Occupied Real Estate. (c) all material outgoings in respect of the Occupied Real Estate insofar as they relate to the relevant Target Company have been paid when due and demanded (d) to the best of the Seller’s knowledge, information and belief the relevant Target Companies have been in occupation and sole and exclusive possession of the Occupied Real Estate to the exclusion of all others for in excess of 15 years and no notice, dispute or claim adverse to the relevant Target Company’s rights, title and interest in the Occupied Real Estate has been made against the relevant Target Company. 11 Environmental Matters 11.1 The Seller’s Group is conducting, and has within the Relevant Period conducted, the Business in all material respects in accordance with all Environmental Laws affecting the Business. 11.2 All material Environmental Permits and Environmental Instruments required for any activities of the Business have been obtained and, so far as the Seller is aware, and are being complied with in all material respects and are in full force and effect. 11.3 So far as the Seller is aware, there are no current circumstances which might give rise to any material non-compliance with, material contravention of, or material liability under any

Legal-63238732 172878-0002 69 CFD-#3 980496-v1 Environmental Laws or Environmental Permits, or which might give rise to any Environmental Claim. 11.4 No member of the Seller’s Group is currently and has not within the Relevant Period been involved in any Environmental Claim (whether as claimant, defendant or otherwise) in connection with the Business and, so far as the Seller is aware, no Environmental Claim has been threatened in writing against any member of the Seller’s Group in connection with the Business. 11.5 So far as the Seller is aware, there is no pollution or contamination of the Environment on, in, at, under or migrating to or from the Properties, which is reasonably likely to give rise to any material liability, or obligation or duty requiring material expenditure, under Environmental Laws. 11.6 So far as the Seller is aware, no Target Company bears any liability with respect to the groundwater contamination present at, in or under the Windmill Lane Site (as detailed in the ”EHS assessment” report prepared by ERM and included in the Data Room with reference number 1.3.1.10), and all Remedial Works which is or will be required in connection with such contamination is the responsibility of third parties. 11.7 No claims against the Seller’s Group have been made by any person during the previous ten years with respect to personal injury, death, or other impairment or risk to the health of any person as a result of their exposure to asbestos or asbestos-containing materials, to the extent that such exposure occurred at any of the Properties or in connection with the operations of the Business or of the Target Companies, in each case prior to Completion. 12 Employees 12.1 For the purposes of this paragraph 12, Employment Legislation means legislation applying in the United Kingdom and/or the Republic of Ireland (as applicable) affecting contractual or other relations between employers and their employees or workers or any employee representative which is enforceable by any Target Company, any Employee or worker or employee representative. 12.2 So far as the Seller is aware, the relevant member of the Seller’s Group has in relation to each of its Employees (and, insofar as relevant, in relation to each of its former, prospective and future employees) complied in all material respects with all material obligations under Employment Legislation, agreements (written, verbal and/or by custom and practice) with employee representatives and trade unions and terms and conditions of employment. 12.3 True, up-to-date and complete copies of all agreements relating to the provision of agency workers whose services are required to support the normal operation of the Business as at the

Legal-63238732 172878-0002 70 CFD-#3 980496-v1 date of this Agreement where the number of agency workers supplied under the relevant agreement is over 50 at any one time, are contained in the Data Room. 12.4 True, up-to-date and complete copies of the anonymised Employment Contracts of the Senior Employees and a representative sample of template Employment Contracts of other Employees and any material handbooks, policies and other documents currently in force governing the terms of employment of the Employees, the terms of all share incentive, share option, profit sharing, bonus, Transaction-related bonus, or other incentive schemes applicable to any of the Employees (in addition to the details (including award and vesting schedule in each case) of any specific outstanding awards made under any such incentive schemes to Employees) have been Disclosed. 12.5 Save as Disclosed as at the date of this Agreement no Employee is in receipt of any income protection payments under a relevant policy provided by the Seller. 12.6 The individuals whom the Seller acting reasonably has determined to be Central Services Employees as at the date of this Agreement have been identified (by role and reference number) on the employee census data which has been Disclosed. 12.7 Since the Accounts Date, no material change (other than changes made in the ordinary course of business, to effect the Hive Down, to effect the movement of the Central Services Employees to the Target Companies or as a result of a change in role or career advancement) has been made or has been proposed in the terms of employment or engagement of any material category of Employees or any Senior Employee. 12.8 There are no investigations existing, pending or threatened in writing affecting any Target Company which involve any material category or number of Employees or any Senior Employee by any governmental or statutory body in respect of employment matters. 12.9 There are no amounts due to or in respect of any Employee, worker or former employee or former worker which are in arrears and unpaid other than salary, wages, commission or pension for the month current at the date of this Agreement or in respect of annual bonus payments or the reimbursement of ordinary course business expenses. 12.10 Since the Accounts Date, no Senior Employee: (a) has given notice or is under notice of dismissal; (b) has been off sick for any period which has resulted in such Senior Employee having been off sick for a period of 40 days or more in any six-month period within the Relevant Period

Legal-63238732 172878-0002 71 CFD-#3 980496-v1 (whether or not consecutive) or is receiving or is due to receive payment under any sickness or disability or permanent health insurance scheme: or (c) is the subject of any current disciplinary warning or procedure or has raised a grievance under any grievance procedure or a protected disclosure under any whistleblowing policy which has not been resolved in accordance with any relevant grievance procedure or whistleblowing policy. 12.11 Neither this Agreement nor Completion will cause any Target Company or any Designated Buyer to be liable to a Senior Employee for any payment or any other benefit including any transaction bonus, or material enhancement or improvement to his/her remuneration and/or terms and conditions of employment. 12.12 Other than in connection with, or as a result of, the Hive Down, in the 24 months prior to the date of this Agreement in relation to the Business or to any of the Employees: (d) no Target Company has given notice of any redundancies to any government department pursuant to section 193 Trade Union and Labour Relations (Consolidation) Act 1992 (TULRCA 1992), Article 221 of the Employment Rights (Northern Ireland) Order 1996 or the Protection of Employment Acts, 1977 to 2014; and (e) there has not been any relevant transfer as defined in the Transfer Regulations. 12.13 The Data Room contains details of any enhanced redundancy payment scheme and any current custom and practice of making enhanced redundancy payments on redundancy operated in respect of the Central Services Employees or by the Target Companies during the Relevant Period. 12.14 There is no existing, pending or threatened in writing material industrial or trade dispute (official or unofficial) or negotiation between any member of the Seller's Group and any material number or category of the Employees or any trade union or other organisation formed for a similar purpose or any other employee representative(s). 12.15 The Data Room contains full and up-to-date particulars of all existing works councils and collective agreements, arrangements and understandings, in each case whether binding or not with any trade union, staff association or other body representing any Employee or which may affect any Employee. 12.16 Each Employee is legally permitted, or has the required authorisation, to work in the jurisdiction and location he / she is working in.

Legal-63238732 172878-0002 72 CFD-#3 980496-v1 12.17 Insofar as any member of the Seller's Group has availed itself of any government funding, tax relief, grant or other governmental support relating to COVID-19, in relation to the Employees, the terms of such schemes have been adhered to in all material respects and no repayment or other material liability is owed by any of the Target Companies, and the Target Companies have not been notified in writing that any such liability will be owned in the future, in respect of any such scheme. 12.18 The Data Room contains details of all material claims pending or threatened in writing against any Target Company: (a) by any current Employee or former director or employee of any Target Company in respect of an accident or injury which is not covered by insurance; or (b) by any current Employee or former director or employee of any Target Company in relation to their terms and conditions of employment, appointment or termination thereof. 13 Pensions 13.1 Save for the UK DC Section, the ROI Pension Schemes and the UK Life Assurance Arrangement and the PHI Arrangements neither the Seller’s Group in relation to the Employees, nor the Target Companies in relation to the Employees, are under any legal obligation to provide or contribute towards any pension, lump sum, death, or ill health benefits to any of the present or former Employees engaged in the Business or their dependants, and no proposal or announcement has been made as to the introduction of any such arrangement. 13.2 The only benefits payable under the UK DC Section are “money purchase” benefits (as defined in section 181(1) of the Pension Schemes Act 1993) and the only benefits payable under the ROI DC Plan are those which would be capable of being paid under a "defined contribution scheme" (as defined in section 2 of the Irish Pensions Act 1990). 13.3 Details of the contribution rates payable to the UK DC Section and the ROI DC Plan have been disclosed to the Buyer. 13.4 All employer and employee contributions and premiums due to be deducted and remitted or paid by a Target Company as at the date of this Agreement to the UK DC Section, the ROI DC Plan and the UK Life Assurance Arrangement in respect of an Employee have been deducted and remitted or paid when due. 13.5 Any benefits payable on the death of an Employee whilst in employment (other than a return of an employee’s own contributions to the UK DC Section or the ROI DC Plan as applicable, and

Legal-63238732 172878-0002 73 CFD-#3 980496-v1 contributions paid in respect of him) are fully insured and all premiums due to the insurance company have been paid. 13.6 In relation to Employees located in the United Kingdom, the Seller’s Group and the Target Companies have complied in all material respects with their duties to employees under the Pensions Act 2008 and utilises the UK DC Section to meet its employer duties under that Act. 13.7 In relation to Employees, the Seller’s Group and the Target Companies have complied in all material respects with all applicable legal obligations in respect of (i) the PHI Arrangements in relation to Employees who are entitled to PHI benefits; and (ii) so far as the Seller is aware, the provision of retirement, death and disability benefits more generally. 13.8 In relation to the Employees, so far as the Seller is aware, there is no material proceeding or claim (other than routine claims for benefits) outstanding, pending or threatened against: (a) the trustees or administrators of the UK DC Section; (b) the trustees or administrators of the ROI DC Plan; or (c) any Target Company, in connection with the UK DC Section, the ROI DC Plan or the provision of any pension, lump sum, death, or ill health benefits. 13.9 There are no “excluded employees” (within the meaning given to that term in Section 121 of the Pensions Act 1990 (as amended) of Ireland (Section 121)) in respect of whom a Target Company is obliged to provide access to a standard personal retirement savings account in accordance with Section 121. 13.10 None of the Employees or former employees of any Target Company has any right to benefits under or in relation to an occupational pension scheme which are not “old-age, invalidity or survivors’ benefits” (as referred to in Article 4(a) of the EU Acquired Rights Directive 2001/23/EC and any local regulations implementing that Directive). 13.11 On Completion, the Target Companies will immediately cease to participate in and will cease to have any liability (whether relating to contributions (except for contributions deducted or falling due prior to Completion but not remitted to the UK DC Section and the ROI Pension Schemes), expenses or under any trustee indemnity) to the UK DC Section and the ROI Pension Schemes, and any Employees who at Completion have any entitlements to retirement benefits under the UK DC Section and the ROI Pension Schemes shall as from Completion become entitled to fully preserved benefits under the UK DC Section and the ROI Pension Schemes.

Legal-63238732 172878-0002 74 CFD-#3 980496-v1 13.12 A copy of: (a) the governing provisions of the UK DC Section, UK DB Section and the ROI DC Plan; (b) an extract of the most recent “scheme return” (as that term is defined in the Pensions Act 2004) which was submitted to the UK Pensions Regulator prior to this Agreement in respect of the UK DB Section on behalf of the trustee of the Kerry Retirement Benefits Scheme and which states the only statutory employers in relation to the UK DB Section are Kerry Foods Limited and Kerry Ingredients (UK) Limited; and (c) a deed dated 2 April 2017 between Kerry Foods Limited, Kerry Ingredients (UK) Limited, the trustees of the Kerry Retirement Benefits Scheme, Noon Products Limited, Spurway Foods Limited and others in relation to a flexible apportionment arrangement relating to the Kerry Retirement Benefits Scheme, are contained in the Data Room. 13.13 No Target Company is, or has ever been, a participating or statutory employer in the UK DB Section. 13.14 The UK DC Section is fully segregated from the UK DB Section and is treated as a separate scheme for statutory purposes. 13.15 No contribution notice or financial support direction under the Pensions Act 2004 has been issued to any Target Company in respect of the UK DB Section and so far as the Seller is aware there is no fact or circumstance likely to give rise to any such notice or direction. 14 Insurance 14.1 A list of the key insurance policies maintained by the Seller’s Group in respect of the Business and currently in force (the Policies), together with details of all claims under the Policies in excess of £1,000,000 made under any policy of insurance in respect of the Business in the Relevant Period, are Disclosed in the Data Room. Except as Disclosed in the Data Room in accordance with this paragraph 14.1, there are no outstanding claims in excess of £1,000,000 under any Policy maintained by the Seller’s Group, or circumstances which may give rise to any such claim(s). 14.2 All premiums due on the Policies have been paid and no member of the Seller’s Group has received written notification that such Policies are invalid or unenforceable for any reason insofar as they relate to the Business.

Legal-63238732 172878-0002 75 CFD-#3 980496-v1 14.3 The Seller’s Group has at all times during the Relevant Period fully complied with all applicable statutory requirements to maintain sufficient insurance coverage in respect of the Business. 15 Intellectual Property Rights 15.1 Details of the following are Disclosed in the Data Room: (a) all Intellectual Property Rights: (i) for which any Target Company is or has applied to be registered as the proprietor; or (ii) that are owned by a member of the Retained Kerry Group and used or held for use in the Business; (b) all material unregistered Intellectual Property Rights owned by any Target Company or by a member of the Retained Kerry Group and used or held for use in the Business; and (c) all material licences of Intellectual Property Rights used in the Business to or from any third party to which any Target Company, or any member of the Retained Kerry Group, is a party (IP Licences), (together, the Business IP). 15.2 All rights and interests in the Business IP: (a) are legally and beneficially owned solely by a Target Company or a member of the Retained Kerry Group or are validly licensed to a Target Company or member of the Retained Kerry Group; and (b) are not subject to any claim or opposition from any person as to title, validity or enforceability that would have a material adverse effect on the Business. 15.3 The Intellectual Property Rights owned by the Target Companies, or by a member of the Retained Kerry Group and used in the Business, are not subject to any Encumbrance. 15.4 All application and renewal fees payable in respect of the Intellectual Property Rights owned by, or applied for by, any Target Company or by any member of the Retained Kerry Group and used in the Business have been paid. 15.5 So far as the Seller is aware:

Legal-63238732 172878-0002 76 CFD-#3 980496-v1 (a) none of the operations of the Target Companies or the Business is infringing, nor has in the Relevant Period infringed, the Intellectual Property Rights of any other person and no third party has disputed the right of any Target Company or member of the Retained Kerry Group to use the Business IP; and (b) no third party is infringing, nor has in the Relevant Period infringed, the Intellectual Property Rights of any Target Company or any member of the Retained Kerry Group in relation to the Business and no Target Company or member of the Retained Kerry Group in relation to the Business has disputed the right of a third party to use the Intellectual Property Rights owned or used by the third party, where, in either case, such infringement would be material to the Business. 15.6 So far as the Seller is aware, the IP Licences are valid and binding and each party thereto has complied with their terms in all material respects and they are not the subject of any claim, dispute or proceeding, pending or threatened in writing where such claim or dispute would have a material adverse effect on the Business. 15.7 With the exception of the Retained Name and the Intellectual Property Rights that shall be provided to the Target Companies under the Transitional Services Agreement (and any Intellectual Property Rights which relate to Excluded Services as defined in the Transitional Services Agreement), Meat Free Substitute Technology Licence and Brand Licences, the Retained Kerry Group does not make available to the Business, nor has made available in the Relevant Period, any other Intellectual Property Rights that are owned by the Retained Kerry Group and that are material to the Business. 15.8 So far as the Seller is aware, the Intellectual Property Rights that are (a) owned by the Target Companies; (b) expressly licensed in writing to the Target Companies; (c) acquired by the Target Companies under the IP Assignment Agreements and Hive Down IP Assignment Agreements; and (d) made available to the Target Companies under the Transitional Services Agreement, together comprise all of the Intellectual Property Rights that are required to carry on the Business after Completion substantially in the manner as it was carried on at the date of this Agreement and since 1 January 2021. 15.9 All Intellectual Property Rights and Know-how that, pre-Hive-Down, were owned by the Seller Group (other than the Existing Companies) and used exclusively in connection with the Business transferred to the Newly-Trading Companies as part of the Hive Down (other than the Excluded Intellectual Property Rights (as such term is defined in the Hive Down Agreements)). 16 Information Technology

Legal-63238732 172878-0002 77 CFD-#3 980496-v1 16.1 So far as the Seller is aware, all of the Information Technology used in the Business is either owned by, or validly licensed, leased or supplied under contracts to a Target Company or a member of the Seller’s Group (other than a Target Company). Details of all material Information Technology used by the Business are Disclosed in the Data Room. 16.2 So far as the Seller is aware, all material contracts in respect of the material Information Technology used by the Business are valid and binding and each party thereto has complied with their terms in all material respects and they are not the subject of any claim, dispute or proceeding, pending or threatened in writing where such claim or dispute would have a material adverse effect on the Business. 16.3 All material Information Technology used by the Business is functioning, and has throughout the Relevant Period functioned, without any problems or defects that would have or have had (as applicable) a material adverse effect on the Business. 16.4 So far as the Seller is aware, there have not in the Relevant Period been any logical or physical intrusions to the Information Technology used by the Business resulting in the loss or unauthorised access to any material data or material Know-how relating to the Business. 16.5 The Information Technology used by the Business includes up-to-date anti-virus software and security and back-up systems designed to preserve the availability, security and integrity of the material Information Technology used by the Business and any material data or Know-how relating to the Business stored on such Information Technology. 16.6 So far as the Seller is aware, the Information Technology that is (i) owned by the Target Companies; (ii) licensed, leased or supplied to the Target Companies under contracts with third parties; and (iii) made available to the Target Companies under the Transitional Services Agreement, together comprise all the Information Technology that is required to carry on the Business after Completion substantially in the manner as it was carried on at the date of this Agreement and since 1 January 2021. 17 Data protection 17.1 The Seller’s Group and Target Companies are conducting the Business in all material respects in accordance with the Data Protection Legislation.

Legal-63238732 172878-0002 78 CFD-#3 980496-v1 17.2 No Personal Data Breaches in respect of the Business have been reported to the relevant Supervisory Authority in the Relevant Period. 17.3 In connection with the Business, no member of the Seller’s Group has in the Relevant Period received any formal written notice of any complaint or claim made by a Data Subject or any sanctions or enforcement action imposed by a Supervisory Authority. 17.4 The Target Companies, and the Seller’s Group in connection with the Business, have taken appropriate and proportionate measures which are intended to manage the risks posed to the security of the IT and Personal Data (including the ability to resist action that compromises the availability, authenticity, integrity or confidentiality of data or outputs, or a material systems failure, data loss or theft, unauthorised access, malware attack or other security breach or failure (each a Security Incident)). 17.5 In connection with the Business, no member of the Seller’s Group has in the Relevant Period been the subject of a Security Incident which has had a material impact on the continuity of the operations of the Business. 18 Litigation 18.1 Apart from the collection of debts in the ordinary course of the Business (involving debts of not more than £1 million in any individual case or £5 million in aggregate) or ordinary course litigation involving employees or former employees, no Target Company, nor member of the Seller’s Group in connection with the Business, is engaged in any capacity in any material litigation, arbitration, conciliation, mediation, prosecution or other legal proceedings or in any proceedings or hearings before any statutory or governmental body (including regulators), department, board or agency; and so far as the Seller is aware, no such matters have been threatened in writing. 18.2 There is no outstanding judgment, order, decree, arbitral award or decision of any court, tribunal, arbitrator or governmental agency against a Target Company, or against a member of the Seller’s Group in connection with the Business, which is material in the context of the Business. 19 Insolvency 19.1 No Target Company: (a) is insolvent or unable to pay its debts; (b) has ceased to carry on business, stopped payment of its debts or any class of them or entered into any compromise or arrangement in respect of its debts or any class of them, nor has any step been taken to do any of those things; or

Legal-63238732 172878-0002 79 CFD-#3 980496-v1 (c) has been dissolved or entered into liquidation, administration, moratorium, administrative receivership, receivership, a voluntary arrangement, a scheme of arrangement with creditors, any analogous or similar procedure in any jurisdiction or any other form of procedure relating to insolvency, reorganisation or dissolution in any jurisdiction, nor has a petition been presented or other step been taken by any person with a view to any of those things. 19.2 The Seller has not: (a) become insolvent or unable to pay its debts; (b) ceased to carry on business, stopped payment of its debts or any class of them or entered into any compromise or arrangement in respect of its debts or any class of them, nor has any step been taken to do any of those things, where any such actions would affect its ability to enter into or perform its obligations under this Agreement, any of the Hive Down Agreements or any of the other Transaction Documents to which the Seller is or will be a party; or (c) been dissolved or entered into liquidation, administration, moratorium, administrative receivership, receivership, a voluntary arrangement, a scheme of arrangement with creditors, any analogous or similar procedure in any jurisdiction or any other form of procedure relating to insolvency, reorganisation or dissolution in any jurisdiction, nor has a petition been presented or other step been taken by any person with a view to any of those things, where, in any case, such action would affect its ability to enter into or perform its obligations under this Agreement, any of the Hive Down Agreements or any of the other Transaction Documents to which the Seller is or will be a party. 20 Tax Accounts and Tax 20.1 All liabilities, whether actual, deferred, contingent or disputed, of each Target Company for Tax as at the Account Dates are provided for in accordance with relevant accounting standards or (as appropriate) disclosed in the Accounts. Since the Accounts Date, no Target Company has been involved in any transaction (other than the Hive Down) which has given or may give rise to a material liability to Tax on any Target Company (or would have given or might give rise to such a liability but for the availability of any Relief) other than Tax in respect of normal trading income or

Legal-63238732 172878-0002 80 CFD-#3 980496-v1 receipts of the Target Company concerned arising from transactions entered into by it in the ordinary course of business. 20.2 All material Tax or amounts in respect of Tax due and payable by any Target Company prior to the date hereof has been paid in full. Tax returns, corporation tax self assessment and records 20.3 All returns, computations, notices, accounts, statements, reports or information which ought to have been made by or in respect of each Target Company for any Tax purpose, have been properly and punctually submitted by each Target Company to the relevant Tax Authority; all such returns, computations, notices, accounts, statements, reports and information supplied to any Tax Authority are up to date, correct in all material respects and were made on a proper basis. Withholdings 20.4 Each Target Company has made all deductions and retentions of or on account of Tax as it was or is obliged or is entitled to make and has accounted to the Tax Authority concerned for any such deductions and retentions for which it was obliged to account. Disputes 20.5 No Target Company is involved in any current dispute with any Tax Authority. No Target Company is, or has in the six years prior to the date of this Agreement been, the subject of any review, audit, investigation or non-routine visit by any Tax Authority and, so far as the Seller is aware, there is no such review, audit, investigation or non-routine visit planned by any Tax Authority and, so far as the Seller is aware, there are no facts which might cause such an

Legal-63238732 172878-0002 81 CFD-#3 980496-v1 investigation, enquiry, audit or non-routine visit to be instituted or which may be the subject of any dispute with any Tax Authority. Penalties and interest 20.6 No Target Company is liable, nor has been liable within six years before the date of this Agreement, to pay any penalty, fine, surcharge or material amount of interest in connection with any Tax. Employees 20.7 Each Target Company has properly operated the PAYE and National Insurance systems or equivalent social security contributions deducting and accounting for Tax and maintaining all such records, in each case as required by applicable law or regulation or any relevant Tax Authority. Special arrangements with any Tax Authority 20.8 No Tax Authority has, in the last six years, operated any concession, agreement or other formal or informal arrangement with any Target Company which is not based on relevant legislation or published practice. Residence 20.9 Each Target Company is, and has at all times, been resident in its jurisdiction of incorporation for tax purposes and is not and has not been treated as resident or liable to pay or register for Tax in any other jurisdiction for any Tax purposes (including for the purposes of any double taxation agreement). VAT 20.10 Each Target Company is a registered and taxable person for the purposes of VATA or VATCA (as applicable), has complied in all material respects with VATA or VATCA (as applicable) and all

Legal-63238732 172878-0002 82 CFD-#3 980496-v1 orders, regulations, provisions, directions or other conditions made or imposed thereunder or under any law relating to VAT. 20.11 No Target Company has applied to HM Revenue and Customs under section 43 VATA or section 43B VATA, or to the Revenue Commissioners of ROI (as applicable), to be treated as nor have two or more such companies been treated as a group for VAT purposes. Groups 20.12 No Target Company is or could become liable to Tax by reason of the failure of any person other than another Target Company to pay or discharge when due any Tax properly assessed on that other person. 20.13 In the last six years, all material transactions between any Target Companies, or between (on the one hand) any Target Company and (on the other hand) the Seller or any other company that has been treated as a member of the same group as the Seller for any Tax purpose, have been on arm’s length terms. Stamp duty, stamp duty reserve tax and stamp duty land tax 20.14 All documents in the possession of any Target Company, to the production of which any Target Company is entitled or which establish or are necessary to establish the title of any Target Company to an asset and, in each case, which attract stamp or transfer duty in any jurisdiction have been duly stamped. Implementation of this Agreement 20.15 The entry into and the implementation of the transactions contemplated by this Agreement will not result in: (i) any Target Company becoming liable to Tax by reason of that or any other Target Company leaving the Seller’s Group for any Tax purpose; or (ii) any deemed disposal or realisation by any Target Company of any asset or liability for any Tax purposes; or (iii) the withdrawal, postponement, restriction or loss of any Buyer Relief (as defined in the Tax Covenant). Section 980(8) of the TCA 20.16 No Sale Shares derive, directly or indirectly, their value or the greater part of their value from the assets specified in paragraphs (a) to (c) of Section 980(2) of the TCA and are not shares to which paragraph (e) of the said Section 980(2) of the TCA applies.

Legal-63238732 172878-0002 83 CFD-#3 980496-v1 Schedule 5 Buyer Warranties 1 The Buyer and each Designated Buyer is validly incorporated, in existence and duly registered under the laws of its jurisdiction of incorporation and not liable to tax elsewhere. 2 The Buyer and each Designated Buyer has the right, power and authority and has taken all action necessary to execute and deliver, and to exercise its rights and perform its obligations under, this Agreement and each of the other Transaction Documents executed or to be executed by it at or before Completion, and each such document will, when executed, constitute legal, valid and binding obligations of the Buyer and each Designated Buyer. 3 Other than to the extent relevant for the Conditions, no consent, authorisation, licence or approval of any governmental, administrative, judicial or regulatory body, authority or organisation is required to authorise the execution, delivery, validity, enforceability or admissibility in evidence of this Agreement or any of the other Transaction Documents or the performance by the Buyer or any Designated Buyer of its obligations under this Agreement or any of the other Transaction Documents to which the Buyer or any Designated Buyer is or will be a party. 4 Each Designated Buyer has appointed the Buyer as its agent under Part B of Schedule 10 (Agency provisions) or has otherwise entered into an agency agreement with the Buyer substantially in the form of the Standard Transaction Agency Agreement. 5 The Buyer and each Designated Buyer has not: (a) become insolvent or unable to pay its debts. (b) ceased to carry on business, stopped payment of its debts or any class of them or entered into any compromise or arrangement in respect of its debts or any class of them, nor has any step been taken to do any of those things, where any such actions would affect its ability to enter into or perform its obligations under this Agreement or any of the other Transaction Documents to which the Buyer or each Designated Buyer is or will be a party. (c) been dissolved or entered into liquidation, administration, moratorium, administrative receivership, receivership, a voluntary arrangement, a scheme of arrangement with creditors, any analogous or similar procedure in any jurisdiction or any other form of procedure relating to insolvency, reorganisation or dissolution in any jurisdiction, nor has a petition been presented or other step been taken by any person with a view to any of those things, where, in any case, such action would affect its ability to enter into or perform its

Legal-63238732 172878-0002 84 CFD-#3 980496-v1 obligations under this Agreement or any of the other Transaction Documents to which the Buyer or each Designated Buyer is or will be a party. 6 The Buyer and each Designated Buyer has not been notified in writing in the last three years that any investigation, review, enquiry, proceeding or claim in respect of the Buyer or a Designated Buyer is being or has been initiated, conducted or is pending by any governmental, administrative, judicial or regulatory or other body, authority or organisation in relation to any Financial Crime Law or the UK Modern Slavery Act 2015 and, so far as the Buyer is aware, there are no circumstances likely to give rise to any such investigation, enquiry, proceeding or claim. 7 To the extent relevant to the transaction contemplated by this Agreement, each of the Buyer and each Designated Buyer is conducting, and has at all times during the Relevant Period conducted, its business in all material respects in accordance with all applicable laws and regulations of the United Kingdom and the Republic of Ireland.

Legal-63238732 172878-0002 85 CFD-#3 980496-v1 Schedule 6 Limitations on the liability of the Seller 1 Financial limits Minimum claims 1.1 The Seller shall not be liable in respect of any Seller Warranty Claim or any Tax Covenant Claim unless the amount claimed by the Buyer exceeds [***]. Aggregate minimum claims 1.2 The Seller shall not be liable in respect of any Seller Warranty Claim unless the aggregate amount of all Seller Warranty Claims for which the Seller would be liable but for this paragraph 1.2 exceeds in aggregate [***], in which case the Seller shall (subject to the other provisions of this Agreement) be liable for the whole amount claimed and not only the excess. 1.3 For the avoidance of doubt, the Buyer may give notice of any single Seller Warranty Claim or Tax Covenant Claim in accordance with and for the purpose of paragraph 2.1, irrespective of whether, at the time the notice is given, the amount set out in paragraph 1.2 has been exceeded. Maximum liability 1.4 The Seller's maximum aggregate liability: (a) in respect of all Seller Warranty Claims (other than Fundamental Warranty Claims and Tax Warranty Claims) shall not exceed [***]; (b) in respect of (i) all Tax Claims; (ii) all Indemnity Claims; and (iii) all Relevant Claims under paragraph 1.4(a) above, shall not exceed [***]; and (c) in respect of all Relevant Claims (including those claims under paragraphs 1.4(a) and 1.4(b) above) shall not exceed an amount equal to the Purchase Price (ignoring any adjustment pursuant to clause 4.13). Relevant Costs 1.5 For the purposes of paragraph 1.4 only, the amount of any costs, expenses and other amounts (including interest) claimed by the Buyer, or ordered or determined to be payable to the Buyer (together with any irrevocable VAT thereon) under, in connection with or arising out of any Relevant Claim (or any judgment, order or award) (Relevant Costs) shall be included in the sums

Legal-63238732 172878-0002 86 CFD-#3 980496-v1 referred to therein as a liability in respect of the Relevant Claim. For the avoidance of doubt, Relevant Costs shall be excluded from the sums referred to in paragraphs 1.1 and 1.2. Conversion Rate 1.6 If any monetary sum to be taken into account for the purposes of determining the amount of any Relevant Claim is expressed in a currency other than pounds sterling (GBP), the amount of that monetary sum shall be translated into sterling at the Conversion Rate at the close of business in London on the Business Day immediately preceding the date of the notice of that Relevant Claim. 2 Time limits Notice requirements 2.1 If the Buyer becomes aware of a matter or circumstance which gives rise to or may give rise to a Relevant Claim (other than a Tax Claim which shall be dealt with in accordance with paragraph 4(a) of Schedule 2 to the Tax Covenant), the Seller shall not be liable in respect of it unless the Buyer provides notice to the Seller in accordance with the provisions of this Agreement specifying that matter or circumstance in reasonable detail (including, where practicable, the Buyer's reasonable estimate of the amount of such Relevant Claim) as soon as reasonably practicable after the Buyer became aware of that matter or circumstance and in any event within the time periods set out in paragraph 2.2. 2.2 The Seller shall not be liable in respect of a Relevant Claim unless the Buyer has given notice in accordance with paragraph 2.1: (a) in the case of a Tax Claim, by no later than the earlier of: (i) the expiry of the relevant statute of limitations for the Tax Claim in question; and (ii) the date falling seven years after the Completion Date; (b) in the case of: (i) a claim under the Seller Warranties relating to Environmental matters contained in paragraph 11 of Schedule 4; or (ii) a claim under the Fundamental Warranties, by no later than the date falling three years after the Completion Date;

Legal-63238732 172878-0002 87 CFD-#3 980496-v1 (c) in the case of a claim under the Seller Warranties relating to Pensions matters contained in paragraph 13.1 of Schedule 4, by no later than the date falling six years after the Completion Date; and (d) in the case of any other Relevant Claim, by no later than the date falling 18 months after the Completion Date. Commencement of proceedings 2.3 The Seller's liability in respect of any Relevant Claim (other than a Tax Claim) shall terminate (if such claim has not been previously remedied, satisfied or withdrawn) on the date falling 12 months after the date it was first notified to the Seller in accordance with paragraph 2.1 of this Schedule unless court proceedings in respect of it have been commenced within such period except: (a) where the Relevant Claim relates to a contingent liability, in which case it shall be deemed to have been withdrawn unless court proceedings in respect of it have been commenced by being both issued and served within 12 months of it having become an actual liability; or (b) where the Relevant Claim is a Seller Warranty Claim of which notice is given for the purposes of paragraph 2.1 at a time when the amount set out in paragraph 1.2 has not been exceeded, in which case it shall be deemed to have been withdrawn unless court proceedings in respect of it have been commenced by being both issued and served within 12 months of the date of any subsequent notification to the Seller pursuant to paragraph 2.1 of one or more Seller Warranty Claims which result(s) in the total amount claimed in all Seller Warranty Claims notified to the Seller pursuant to paragraph 2.1 exceeding the amount set out in paragraph 1.2 for the first time. For these purposes, court proceedings shall mean any proceedings, suit or action before the courts of England and Wales and court proceedings shall not be deemed to have been commenced unless they have been both issued and validly served on the Seller in accordance with relevant procedural rules. 3 Remediable breaches Where the matter or default giving rise to a Relevant Claim (other than a Tax Covenant Claim) is capable of remedy, the Seller will not be liable for such Relevant Claim unless the matter or default is not remedied to the reasonable satisfaction of the Buyer within 20 Business Days after the date on which notice of such Relevant Claim is given to the Seller pursuant to paragraph 2.1 of this

Legal-63238732 172878-0002 88 CFD-#3 980496-v1 Schedule. If the breach has not been remedied within that 20 Business Day period, then the date on which notice of a Relevant Claim in respect of that breach shall be deemed to have been given to the Seller for the purpose of paragraph 2.1 shall be the date on which notice was given under this paragraph 3, provided that the notice satisfied the other requirements of paragraph 2.1 when so given. 4 General limitations 4.1 The Seller shall not be liable in respect of a Relevant Claim (other than a Tax Claim, to which the limitations at clause 3 of the Tax Covenant shall apply) (or such liability will be reduced) to the extent that the matter giving rise to, or the loss arising from, or any increase in that claim: (a) occurs as a result of or is otherwise attributable to any introduction, enactment, change, amendment or withdrawal of any enactment, regulation, rules of any regulator or administrative practice or guidance occurring after the date of this Agreement (whether or not that introduction, enactment, change, amendment or withdrawal purports to have retrospective effect in whole or in part), or any change in the interpretation of any of the foregoing by any court of law or tribunal after the date of this Agreement; (b) occurs as a result of or is otherwise attributable to: (i) any change in the accounting reference date of any member of the Buyer's Group after Completion; (ii) a change in the accounting or Tax policies, bases or practices of any member of the Buyer's Group (including the method of submitting Tax returns) introduced or having effect after Completion; (iii) any increase after the date of this Agreement in any rate of Tax or any change in the tax residence of any member of the Buyer's Group; (iv) any member of the Buyer's Group disclaiming any part of the benefit of capital or other allowances against Tax claimed or proposed to be claimed on or before Completion or which was otherwise taken into account in computing the provisions for Tax in the Accounts or the Completion Statements; (v) any failure or omission to make any valid claim, election, surrender or disclaimer, to give any valid notice or consent or to do any other thing under the provisions of any law, regulation or guidance relating to Tax after Completion, which was claimed or proposed to be claimed on or before Completion or the making, giving or doing of

Legal-63238732 172878-0002 89 CFD-#3 980496-v1 which was taken into account in computing the amount of any allowance, provision or reserve for Tax in the Accounts or the Completion Statements; or (vi) any claim, election, surrender or disclaimer made or notice or consent given after Completion under the provisions of any law, regulation or guidance relating to Tax, other than any claim, election, surrender or disclaimer, notice or consent assumed to have been made, given or done in computing the amount of any allowance, provision or reserve for Tax in the Accounts or the Completion Statements; (c) would not have arisen or occurred but for: (i) an act, omission or transaction on the part of; or (ii) any change to, or non-compliance with, the operating procedures, policies or practices of any Target Company as at Completion by, any member of the Buyer's Group or any of their respective directors, employees or agents after Completion otherwise than as required by law or pursuant to a legally binding commitment of the Business created on or before Completion; (d) arises as a consequence of any act or omission carried out (i) in consequence of the execution and performance of and in accordance with the terms of this Agreement, or (ii) at the request or with the written consent or approval of a member of the Buyer's Group; (e) was provided or reserved for (and not released prior to Completion) in the Accounts or the Completion Statements (including in the calculation of any allowance, provision or reserve in the Accounts or the Completion Statements), or was referred to in or in the notes to the Accounts or in accordance with generally accepted accounting principles has not been so taken account of or referred to, provided that, for the avoidance of doubt, liability shall not be excluded by virtue of this paragraph to the extent that any such provision or reserve is inadequate); or (f) would not have arisen but for any change in ownership, reorganisation, amalgamation, restructuring (solvent or otherwise) or cessation of business of any member of the Buyer's Group after Completion. 5 No double recovery The Buyer agrees with the Seller (for itself and as trustee for the other members of the Seller’s Group) that, in respect of any matter which may give rise to a liability (including for the avoidance

Legal-63238732 172878-0002 90 CFD-#3 980496-v1 of doubt any indemnities) under this Agreement and/or any of the other Transaction Documents and/or the Hive Down Agreements, no such liability shall be met more than once. 6 Insurance If in respect of any matter which would otherwise give rise to a Relevant Claim, any member of the Buyer's Group makes a recovery under any policy of insurance (or would have been so entitled had the Business maintained in force insurance cover on the terms in place immediately before Completion), that Relevant Claim shall be reduced by the net amount (after taking account of any excess and impact on premia) which that member of the Buyer’s Group recovers under such policy of insurance. 7 Claims by or against third parties 7.1 If any member of the Buyer's Group becomes aware of any matter: (a) which has given, or might give rise, to a claim being made by a third party against a member of the Buyer's Group which will or may give rise to a Relevant Claim (other than a Tax Claim); or (b) in respect of which any member of the Buyer's Group is or may become entitled to recover (whether by way of payment, discount, credit, set-off, counterclaim or otherwise) from any third party (other than pursuant to a policy of insurance referred to in paragraph 6) any sum in respect of any loss, damage or liability which has been, is or may become the subject of a Relevant Claim (other than a Tax Claim), in each case a Third Party Claim (including for the avoidance of doubt, a prospective claim), then the following provisions of this paragraph 7 shall apply. 7.2 The Buyer shall, as soon as is reasonably practicable upon any member of the Buyer's Group becoming aware of a Third Party Claim, give notice (containing reasonable details of the Third Party Claim) to the Seller of the matter and shall, at the Seller’s cost, consult with the Seller with respect to that Third Party Claim and keep the Seller reasonably informed of all material developments in relation to that Third Party Claim. 7.3 The Buyer shall not, and shall procure that no member of the Buyer's Group shall, make any admission of liability in respect of a Third Party Claim, or agree, compromise or settle a Third Party Claim, without the prior written consent of the Seller (such consent not to be unreasonably withheld, conditioned or delayed).

Legal-63238732 172878-0002 91 CFD-#3 980496-v1 7.4 Subject to paragraph 7.8(d), the Buyer shall provide, and shall procure that each member of the Buyer's Group shall provide, at the Seller’s cost, the Seller and the Seller's professional advisers with access at reasonable times (and on reasonable prior notice) to premises and personnel and to all relevant documents, records, correspondence, accounts and other information within the power, possession or control of any member of the Buyer's Group for the purpose of investigating the Third Party Claim and/or ascertaining whether any member of the Buyer's Group has a right of recovery against any person other than the Seller and/or enabling the Seller to take such action as is referred to in paragraph 7.7. 7.5 Upon any member of the Buyer's Group becoming aware of a Third Party Claim, the Buyer shall, and shall procure that each member of the Buyer's Group shall, retain and preserve all relevant documents, records, correspondence, accounts and other information within the power, possession or control of any such persons which are or could reasonably be considered relevant in connection with the Third Party Claim for so long as any such Third Party Claim remains outstanding. 7.6 The Seller shall be entitled, at its sole cost, to copies of any of the documents, records and information referred to in paragraph 7.5 or, in the event that the Seller wishes to insure against its liabilities in respect of any actual or prospective Relevant Claim, any information that a prospective insurer may reasonably require before effecting such insurance. 7.7 The Buyer shall, and shall procure that each member of the Buyer's Group shall: (a) take such action and institute such proceedings, and give such information and assistance, as the Seller may request to dispute, resist, appeal, compromise, defend, remedy or mitigate the Third Party Claim or to enforce against any person (other than the Seller) the rights of any member of the Buyer's Group in relation to the Third Party Claim (including the assignment to the Seller or such other third party as the Seller may direct of any rights of action which any member of the Buyer's Group may have), and more generally co-operate fully and promptly with the Seller and its professional advisers; and (b) in connection with any proceedings related to the Third Party Claim (other than against the Seller) use professional advisers nominated by the Seller and, if the Seller so request, permit the Seller to have exclusive conduct of the negotiations and/or proceedings, and the Seller shall indemnify the Buyer (or the relevant member of the Buyer’s Group) in respect of all costs, losses, expenses and/or other amounts (including interest) properly and reasonably incurred by the Buyer and/or any other member of the Buyer's Group pursuant to its obligations under this paragraph 7.7.

Legal-63238732 172878-0002 92 CFD-#3 980496-v1 7.8 Notwithstanding any other provision of this Agreement: (a) subject to the Seller indemnifying the Buyer to the Buyer’s reasonable satisfaction in respect of all costs, expenses and/or other amounts (including interest) that the Buyer or relevant member of the Buyer’s Group incurs in connection with the following actions, the Seller shall be entitled at any stage and at its sole discretion to settle any such Third Party Claim or direct the Buyer to settle such Third Party Claim as applicable and the Seller shall, where practicable, notify the Buyer in advance of its decision to do so; (b) if the Buyer declines or fails to comply with a direction to settle within ten Business Days of a written direction to do so, the Seller shall thereupon cease to have any obligation to indemnify the Buyer in relation to such Third Party Claim pursuant to paragraph 7.7; (c) the Seller shall have no obligation to make payment to the Buyer in respect of any Relevant Claim until the Third Party Claim related thereto (if any) has been agreed by the Buyer and the Seller, determined by an non-appealable court decision or is withdrawn by the claimant in question; and (d) the Buyer shall not be required to provide or procure the provision of any document in respect of which legal privilege can properly be claimed by the Buyer where to do so would cause the loss of such privilege in respect of the advice contained in such document. 7.9 For the avoidance of doubt, the provisions of this paragraph 7 shall not apply to any Tax Claim. 8 Calculating the liability of the Seller 8.1 If, after the Seller has made any payment in respect of a Relevant Claim (other than a Tax Claim), the Buyer or a member of the Buyer’s Group recovers or becomes entitled to recover from a third party (including any Tax Authority) (whether by payment, discount, credit, relief or otherwise) a sum which is referable to that payment (a Recovery Amount), then the Buyer shall be obliged to procure the pursuit of such Recovery Amount (if not already received) and shall forthwith following recovery repay (or procure the repayment) to the Seller of an amount equal to the lesser of any amount actually recovered (net of Tax and after the deduction of reasonable costs incurred in achieving such recovery) and the sum paid by the Seller. 8.2 In calculating the liability of the Seller, there shall be taken into account the amount by which any Tax, for which any member of the Buyer's Group is now or would in the future be accountable or liable to be assessed, is or will be reduced or extinguished as a result of the matter or circumstance giving rise to the Relevant Claim in question, such Tax to be calculated on the basis of rates of Tax prevailing at the time of such Relevant Claim.

Legal-63238732 172878-0002 93 CFD-#3 980496-v1 9 Consequential loss Notwithstanding anything to the contrary in this Agreement, the Seller shall not in any circumstances be liable to the Buyer, whether in contract, tort or breach of statutory duty or otherwise for any consequential loss, loss of profit or loss of reputation. 10 Fraud Nothing in this Schedule, nor any other provision of this Agreement purporting to limit or exclude the Seller's liability, shall apply to any claim to the extent that it (or the delay in the discovery of it) is the result of, or is increased as a result of any fraud or fraudulent misrepresentation on the part of the Seller or any other member of the Seller’s Group or any officer of the Seller or any other member of the Seller’s Group. 11 Duty to mitigate The Buyer shall (and shall procure that each member of the Buyer's Group shall) mitigate any loss suffered by it (or such member of the Buyer's Group) which has resulted in or could result in a Relevant Claim (other than a Tax Covenant Claim).

Legal-63238732 172878-0002 94 CFD-#3 980496-v1 Schedule 7 Pre-Completion Conduct and Undertakings 1 Pending Completion, the Seller shall, and shall procure that the other members of the Seller’s Group shall, to the extent permitted under applicable laws carry on the Business as a going concern in the way carried on prior to the date of this Agreement. 2 Pending Completion, the Seller shall not, and shall procure that no other member of the Seller’s Group shall, do or agree to do any of the following in relation to the Business: (a) enter into, terminate, materially amend or materially vary any Material Contract or any contract, transaction or arrangement which would be a Material Contract if it subsisted at the date of this Agreement; (b) sell, licence, dispose of, terminate the right to use, fail to take any action to defend or preserve or permit the lapse, abandonment, surrender or, for applications, non- prosecution, of any rights related to material Intellectual Property Rights which: (i) are owned or used by any Target Company; or (ii) will be so owned by any Target Company upon completion of the Hive Down or pursuant to the IP Assignment Agreements; (iii) will be licensed to a Target Company by a member of the Seller’s Group pursuant to the Meat Free Substitute Technology Licence and Brand Licences; (c) enter into any agreement (including any transfer or licence) relating to, or grant, modify, change or terminate any rights relating to, the material Intellectual Property Rights set out in (b)(i) to (b)(iii)) above; (d) allow any Target Company to: (i) acquire or agree to acquire any share, shares or other interest in any company, partnership or other venture or incorporate any new subsidiary; (ii) give any Guarantee in respect of the obligations of any third party other than for amounts which are not material and are in the ordinary course of business; (iii) enter into any borrowing, factoring or other financing commitments (other than the use of overdraft facilities agreed before the date of this Agreement) or lend any money to, or enter into any lending commitments with, any person (other than a

Legal-63238732 172878-0002 95 CFD-#3 980496-v1 member of the Seller’s Group), being in each case commitments which are outside the ordinary course of its business; (iv) declare, authorise or pay any dividend or other distribution (whether in cash, stock or in kind) or reduce, purchase or redeem of any part of the paid-up share capital of any Target Company; (v) create, allot or issue, or grant any option over or other right to subscribe for any share or other security of any Target Company; and/or (vi) enter into any transaction with any member(s) of the Seller’s Group other than on terms which are equivalent to arm’s length terms; (e) create any Encumbrance over the material assets of any Target Company or dispose of any material assets of any Target Company, in each case other than in the ordinary course of business; (f) commence or instigate any litigation, arbitration, prosecution or other legal proceedings against any person, body or authority (other than in respect of ordinary course debt collection for amounts which are not material); (g) make any admission of liability, or any agreement, settlement or compromise of any claims, disputes or litigation with any person, body or authority in relation to the Business; (h) terminate the employment contract of any Senior Employee other than validly for gross misconduct pursuant to the terms of their employment contract; (i) enter into any new arrangement in respect of, or grant, any transaction or retention bonuses (whether payable in cash or otherwise) to any Employee in connection with implementation of the transactions set out in this Agreement; (j) make any change in the terms of employment (including pension fund commitments) of Employees other than those required by law, which could increase in aggregate the total staff costs of the Target Companies by more than three per cent. per annum; (k) except to replace employees on substantially the same terms or to effect the movement of the Central Services Employees to the Target Companies, employ or agree to employ any new persons fully or part time where the total staff costs of the Target Companies would be increased in aggregate by more than three per cent. per annum or dismiss any existing employees (except for incompetence or gross misconduct or other reasonable cause

Legal-63238732 172878-0002 96 CFD-#3 980496-v1 justifiable by law) where the total staff costs of the Target Companies would be reduced in aggregate by more than three per cent. per annum; (l) enter into or undertake to enter into or materially amend any collective bargaining agreement, or other commitment, undertaking, site guarantee or agreement (including in relation to wage increases) with or towards any union, works council or other employee representative body; (m) do or fail to do anything which would be reasonably likely to result in the termination, revocation, suspension or non-renewal of any Approval; (n) in connection with the Leased Real Estate, terminate or serve notice to terminate, materially alter or materially vary, surrender or accept any surrender of or waiver of any material term of any lease; (o) change the jurisdiction of residence for Tax purposes of any Target Company; create any place of business of a Target Company in any jurisdiction in which that Target Company is not, as at the date of this Agreement, resident for Tax purposes; amend any material Tax return of a Target Company or amend or withdraw any material claim, election, surrender, notice or consent of any Target Company for Tax purposes; or cause any Target Company to surrender or allocate to or claim from any entity (other than another Target Company) any Relief, disallowance or other allocation for Tax purposes, other than in each case as assumed in the Accounts; (p) materially alter, amend or vary the accounting policies of any Target Company unless such alteration, amendment or variation is required by law or relevant accounting requirements and standards; (q) take steps to effect a winding up, liquidation, administration, receivership or other analogous insolvency proceedings of any Target Company; and/or (r) enter into any agreement (conditional or otherwise) to do any of the foregoing. 3 Paragraphs 1 and 2 above shall not apply in respect of, and shall not operate so as to restrict or prevent: (a) any matter reasonably undertaken by any member of the Seller’s Group in an emergency or disaster situation with the intention of and to the extent only of those matters reasonably required with a view to minimising any adverse effect thereof (and of which the Buyer will be notified as soon as reasonably practicable);

Legal-63238732 172878-0002 97 CFD-#3 980496-v1 (b) any matter expressly permitted by, or necessary for the performance of, this Agreement, the other Transaction Documents and the Hive Down Agreements, or necessary for the Hive Down or Completion; (c) the entering into of any Transaction Document; (d) any matter undertaken with the prior written consent of the Buyer (not to be unreasonably withheld, conditioned or delayed); (e) any matter to the extent required by law; and/or (f) any steps required for Target Companies to be able to (or to be funded to) repay or recover any Inter-Company Balances or pay up excess cash including by way of dividend, capital contribution or share issuance, provided such payment, repayment or recovery does not give rise to a liability to Tax of such Target Company (except to the extent such liability has been or will be provided for in the Completion Statements or otherwise taken into account as a liability (other than a provision for deferred taxation) in the preparation of the Completion Statements, or to the extent that the Buyer is indemnified in respect of such liability to its reasonable satisfaction by the Seller). 4 The parties acknowledge that the undertakings in paragraphs 1 and 2 have been included with a view to preserving the value of the Business and in particular that the occurrence of the matters set out in paragraph 2 may adversely affect the value of the Business. 5 To the extent permissible under applicable antitrust laws, from the date of this Agreement until Completion: (a) the Seller shall, in order to provide the Buyer with sufficient visibility on the financial performance of the Target Companies with a view to preserving their value, keep the Buyer reasonably informed of the Target Companies’ overall financial performance prior to Completion by: (i) at the request of the Buyer, providing the Buyer with aggregated summary financial information in relation to the Target Companies within ten Business Days of the end of each quarter; and (ii) at the reasonable request of the Buyer, meeting with the Buyer’s representatives no more frequently than once each quarter to discuss such financial information;

Legal-63238732 172878-0002 98 CFD-#3 980496-v1 (b) each of the Seller and the Buyer shall, and shall procure that members of the Seller’s Group and Buyer’s Group respectively shall, commence the migration planning activities envisaged by clauses 2.1, 2.2 and 5.5 to 5.7 of the Transitional Services Agreement; and (c) the Seller shall co-operate with the Buyer and facilitate engagement between the Buyer, the Seller and the EPA with regard to putting in place replacement EPA Financial Provisions relative to the IED Licences for the ROI Sites (if deemed necessary by the EPA).

Legal-63238732 172878-0002 99 CFD-#3 980496-v1 Schedule 8 Completion Part A: Seller's obligations 1 At Completion the Seller shall: (a) repay, or procure the repayment of, the Inter-Company Payables and the Inter-Company Receivables in accordance with clauses 9.1(b) and 9.1(c); (b) terminate or procure the termination of the Related Party Agreements pursuant to clause 11.1; (c) shall deliver (or procure the delivery) to the Buyer: (i) transfers in respect of the Sale Shares duly executed and completed in favour of the relevant Designated Buyer, together with the certificate(s) for the Sale Shares (or an indemnity for lost share certificates, in the agreed form) and copies of the duly executed powers of attorney or other authorities under which any of the transfers have been executed; (ii) voting powers of attorney in the agreed form duly executed by each of the Designated Sellers in favour of the relevant Designated Buyers; (iii) letters of resignation (executed as deeds and in customary form) from all the directors and the secretary of each Target Company (other than any director or secretary whom the Buyer wishes to continue in office) resigning their offices with such resignations to take effect from Completion; (iv) (if not previously so delivered) a copy of the minutes of a duly convened board meeting of the Seller and each Designated Seller as appropriate, or a written resolution of the directors of the Seller and each Designated Seller, authorising the sale of the relevant Sale Shares and the execution and performance of its obligations under this Agreement and such other Transaction Documents to which it is or is to be a party; (v) a copy of the minutes of each duly convened meeting, or written resolution, of the directors, referred to in paragraph 2 below; (vi) by making such documents available at relevant Target Company’s registered office, the statutory books of each Target Company;

Legal-63238732 172878-0002 100 CFD-#3 980496-v1 (vii) where relevant, the email address, security code and authentication code used by each Target Company for making electronic filings with the Registrar of Companies in the UK and Northern Ireland or the Companies Registration Office in Ireland; (viii) a counterpart of the Transitional Services Agreement duly executed by the Seller; (ix) a counterpart of the Van Sales Distribution Agreement duly executed by the Seller or such member of the Seller’s Group as the Seller shall nominate; (x) the Meat Free Substitute Technology Licence in the agreed form duly executed by Kerry Luxembourg SARL and Northfield Foods Limited; (xi) the Everwell Licence in the agreed form duly executed by Kerry Luxembourg SARL and such member of the Seller’s Group as the Seller shall nominate; (xii) the Galtee Licence in the agreed form duly executed by Duffy Meats Limited and Breeo Foods Limited; (xiii) the Raw Material Supply Agreement in the agreed form duly executed by Kerry Ingredients & Flavours Limited and Northfield Foods Limited; (xiv) the Galtee IP Assignment Agreements duly executed by all parties; (xv) a counterpart of the Tax Covenant duly executed by the Seller; (xvi) (if not previously so delivered) a counterpart of the Disclosure Letter duly executed by the Seller and record of the materials stored within the Data Room; and (xvii) the Tax reference number of the Designated Seller(s) of the Irish Sale Shares for the purposes of the Stamp Duty (E-stamping of Instruments and Self-Assessment) Regulations 2012 of Ireland. 2 At Completion, the Seller shall procure that each Target Company holds a duly convened meeting of its directors, or passes a written resolution of its directors, at or pursuant to which it is resolved that (in each case with effect from Completion): (a) the transfers mentioned in paragraph 1(c)(i) above be registered (subject to them being duly stamped) notwithstanding any provision to the contrary in the articles of association of that Target Company; (b) each of the persons nominated by the Buyer be validly appointed as directors and/or secretary of that Target Company;

Legal-63238732 172878-0002 101 CFD-#3 980496-v1 (c) the resignations of the directors and secretaries of that Target Company, referred to in paragraph 1(c)(iii) above, be tendered and accepted; (d) the registered office of that Target Company be changed to such place as the Buyer may nominate; and (e) all existing instructions and authorities to bankers are revoked. Part B: Buyer's obligations 1 At Completion: (a) each Designated Buyer shall pay to the Seller in accordance with clause 29, the Initial Purchase Price allocated to the Sale Shares in respect of which it is the Designated Buyer (as set out in Schedule 1); and (b) the Buyer shall deliver to the Seller: (i) (if not previously so delivered) a copy of the minutes of a duly convened board meeting of the Buyer and each Designated Buyer, or a written resolution of the directors of the Buyer and each Designated Buyer, authorising the purchase of the relevant Sale Shares and the execution of, and the performance of its obligations under, this Agreement and such other Transaction Documents to which it is or will be a party; (ii) (if not previously so delivered) a counterpart of the Disclosure Letter duly executed by the Buyer; (iii) a counterpart of the Transitional Services Agreement duly executed by the Buyer; (iv) a counterpart of the Van Sales Distribution Agreement duly executed by the Buyer or such member of the Buyer’s Group as the Buyer shall nominate; and (v) a counterpart of the Tax Covenant duly executed by the Buyer.

Legal-63238732 172878-0002 102 CFD-#3 980496-v1 Schedule 9 Completion Statements Part A – The Preparation of the Completion Statements Preparation of draft Completion Statements 1 As soon as reasonably practicable, and in any event by no later than 45 Business Days, following Completion, the Seller shall prepare and deliver to the Buyer a draft of each of the Completion Statements substantially in the form set out in Parts C and D of this Schedule (the Draft Completion Statements), such Draft Completion Statements to include or be accompanied by: (a) a statement of Actual Net Indebtedness; (b) a statement of Actual Working Capital; and (c) a statement as to the amount to be paid by either the Buyer or the Seller pursuant to clause 4.11. 2 In preparing the Draft Completion Statements: (a) reference shall be made to the definitions of the relevant items to be included in the Draft Completion Statements as set out in this Agreement; (b) in applying such definitions and determining the items and amounts to be included in the Draft Completion Statements, the following hierarchy of accounting treatment shall be applied: (i) first, the specific polices and accounting treatments set out in Part B of this Schedule; (ii) secondly, and to the extent not covered by paragraph (i) above (provided they are not inconsistent with IFRS), the same accounting principles, policies, evaluations, categorisations, procedures, techniques, methods, bases, practices and estimation

Legal-63238732 172878-0002 103 CFD-#3 980496-v1 techniques as were used in the preparation of the Carve-Out Accounts, consistent with historical practice applied in preparing the Accounts; and (iii) thirdly, to the extent not covered by paragraphs (i) and (ii) above, on a going concern basis in accordance with IFRS in force and applicable to the Target Companies at the Accounts Date. An illustrative example of Net Indebtedness and Working Capital as at 31 December 2020 is set out in column (B) of Part C and Part D respectively. Notification of Disputed Items and proposed adjustments 3 As soon as reasonably practicable, and in any event within 35 Business Days, following the delivery of the Draft Completion Statements to the Buyer in accordance with paragraph 1 above, (the Review Period), the Buyer shall review the Draft Completion Statements and shall give notice in writing to the Seller either: (a) specifying any item in the Draft Completion Statements that it wishes to dispute (a Disputed Item) including details of: (i) its reasons for disputing each Disputed Item; and (ii) the adjustments that it believes need to be made to the Draft Completion Statements in respect of each Disputed Item, (a Dispute Notice); or (b) that there is no Disputed Item and that the Buyer does not believe that any adjustments need to be made to the Draft Completion Statements (an Agreement Notice). Finalisation of the Completion Statements where there are no Disputed Items 4 If: (a) during the Review Period, the Buyer gives an Agreement Notice to the Seller; and/or (b) by the expiry of the Review Period, no Dispute Notice has been given to the Seller, the Draft Completion Statements shall constitute the Completion Statements for the purposes of this Agreement, and the date falling on the Business Day immediately after: (i) expiry of the Review Period; or (ii) if earlier, receipt by the Seller of an Agreement Notice, shall be the date of finalisation of the Completion Statements for all purposes of this Agreement.

Legal-63238732 172878-0002 104 CFD-#3 980496-v1 Finalisation of the Completion Statements where there are Disputed Items 5 If the Buyer gives the Seller a Dispute Notice within the Review Period: (a) except for any Disputed Item, the Buyer shall be deemed to have agreed all other items in the Draft Completion Statements; (b) the Seller and the Buyer shall discuss any Disputed Item and endeavour to agree in writing the adjustments (if any) required to be made to the Draft Completion Statements in respect of each such Disputed Item; (c) if, within 20 Business Days after the end of the Review Period (the Resolution Period), the Seller and the Buyer agree in writing upon all adjustments required to be made to the Draft Completion Statements in respect of each Disputed Item (or agree that no such adjustments are required), the Draft Completion Statements as so agreed in writing between the Seller and the Buyer shall constitute the Completion Statements for the purposes of this Agreement, and the date on which the Seller and the Buyer agree in writing on the last of the adjustments required to be made to the Draft Completion Statements in respect of each Disputed Item (or agree that no such adjustments or no further adjustments are required) shall be the date of finalisation of the Completion Statements for all purposes of this Agreement; and (d) if, by the expiry of the Resolution Period, there remains any Disputed Item in respect of which the Seller and the Buyer have not agreed in writing what adjustments are required to be made to the Draft Completion Statements (a Remaining Item), then: (i) each such Remaining Item (but no other matters) shall, upon written notice from either the Buyer or the Seller to the other (a Referral Notice), be referred to the Independent Accountants who shall determine, in accordance with paragraphs 7 to 9 (inclusive) below, what adjustments (if any) are required to be made to the Draft Completion Statements in respect of each such Remaining Item; (ii) the Draft Completion Statements adjusted: (A) in respect of any Disputed Item, as agreed in writing between the Seller and the Buyer in accordance with paragraph 5(b) above (if, and to the extent that, the Seller and the Buyer agree any such adjustments); and (B) in respect of any Remaining Item, as determined by the Independent Accountants in accordance with paragraph 5(d)(i) above (if, and to the extent

Legal-63238732 172878-0002 105 CFD-#3 980496-v1 that, the Independent Accountants determine that any such adjustments are required), shall constitute the Completion Statements for the purposes of this Agreement; and (iii) the date on which the Independent Accountants determine the last of the adjustments required to be made to the Draft Completion Statements in respect of each Remaining Item (or determine that no such adjustments or no further adjustments are required) in accordance with paragraph 5(d)(i) shall be the date of finalisation of the Completion Statements for all purposes of this Agreement. Finalised Completion Statements to be binding 6 When the Completion Statements have been finalised in accordance with the preceding paragraphs of this Schedule, then the Completion Statements shall be final and binding on the Parties and shall not be subject to question on any ground whatsoever. Independent Accountants 7 If and whenever any matter falls to be referred, in accordance with this Schedule, to Independent Accountants for determination, it shall be referred to such firm of independent chartered accountants: (i) as the Seller and the Buyer may agree in writing within 10 Business Days after the service of a Referral Notice; or (ii) failing such agreement, as the President for the time being of the Institute of Chartered Accountants in England and Wales shall nominate on the application of either the Seller or the Buyer (the Independent Accountants). 8 The Independent Accountants shall act on the following basis: (a) the Independent Accountants shall be instructed to notify the Seller and the Buyer of their determination of any such matter within 20 Business Days of such referral; (b) the Independent Accountants shall be instructed to determine any dispute by reference to the accounting treatment specified in paragraph 2 of this Schedule and, in making any such determination, the Independent Accountants shall have exclusive jurisdiction to determine the proper construction of paragraph 2; (c) the Seller and the Buyer shall be entitled to make written submissions to the Independent Accountants, but subject thereto the Independent Accountants shall have power, after having consulted with the Buyer and the Seller, to determine the procedure to be followed in relation to their determination;

Legal-63238732 172878-0002 106 CFD-#3 980496-v1 (d) any submissions to and the determination of the Independent Accountants shall be in the English language and any oral hearings shall be conducted in English; (e) in making such submissions, the Seller and the Buyer shall state their respective best estimates of monetary amounts of the matters referred for determination; (f) in making their determination, the Independent Accountants shall act as experts and not as arbitrators, their decision as to any matter referred to them for determination shall be final and binding in all respects on the Parties, save in the case of manifest error or fraud; (g) no amendment may be made by the Independent Accountants to any items or amounts which are not Disputed Items; and (h) the fees, costs and expenses of the Independent Accountants shall be borne and paid as the Independent Accountants shall direct and, failing such direction, by the Seller and the Buyer equally. 9 The Seller and the Buyer shall enter into an appropriate form of appointment of the Independent Accountants as soon as reasonably practicable (and in any event within 10 Business Days) following the selection of the Independent Accountants in accordance with paragraph 7 above and the Buyer and the Seller shall act reasonably in agreeing the terms and conditions of such appointment, including, without limitation, in respect of fees and any exclusions and limitations of liability where it can be reasonably demonstrated that such terms and conditions reflect market standard provisions for such appointments. In the event of any failure to agree such terms and conditions, the Seller shall be entitled to appoint the Independent Accountants on behalf of both the Buyer and the Seller and to agree such terms and conditions with the Independent Accountants as it shall determine, provided that it can be reasonably demonstrated that such terms and conditions broadly reflect market standard provisions for such appointments. Provision of Information 10 Until the Completion Statements have been finalised in accordance with this Schedule: (a) the Seller shall, and shall procure that each member of the Seller’s Group shall, provide the Buyer and its professional advisers with access to employees of the Seller and other members of the Seller’s Group and all information, assistance and access to books and records of account, documents, files, papers and information stored electronically which the Buyer may reasonably require for the purposes of this Schedule and permit the Buyer (at the Buyer’s cost) to take copies thereof;

Legal-63238732 172878-0002 107 CFD-#3 980496-v1 (b) the Buyer shall, and shall procure that other members of the Buyer’s Group shall, provide the Seller and its professional advisers with access to employees of the Buyer and other members of the Buyer’s Group (including the Target Companies) and all information, assistance and access to books and records of account, documents, files, papers and information stored electronically which the Seller may reasonably require for the purposes of this Schedule and permit the Seller (at the Seller’s cost) to take copies thereof; and (c) in the event that Independent Accountants are appointed, the Seller and the Buyer shall each provide, and shall procure that the members of the Seller’s Group or the Buyer’s Group (as applicable) shall provide, the Independent Accountants promptly with access to employees of the Seller (and other members of the Seller’s Group) and the Buyer (and other members of the Buyer’s Group) and all information, assistance and access to books and records of account, documents, files, papers and information stored electronically which they may reasonably require for the purposes of this Schedule, and the Independent Accountants shall be entitled (to the extent they consider it appropriate) to base their determination on such information and on the accounting and other records of the Target Companies. Costs of respective accountants and other expenses 11 The fees, costs and expenses of any accountants (other than the Independent Accountants) used by the Buyer or the Seller in respect of the matters dealt with by this Schedule shall be for the account of the Buyer and the Seller respectively. 12 Each of the Buyer and the Seller shall bear its own fees, costs and expenses with respect to the finalisation of the Completion Statements.

Legal-63238732 172878-0002 108 CFD-#3 980496-v1 Part B - Specific policies and accounting treatments to be used in preparing the Completion Statements 1 Except as otherwise expressly specified, no account shall be taken of events taking place after Completion, and regard shall only be had to information available to the Parties up to the date that the Draft Completion Statements are delivered by the Seller to the Buyer. 2 For the purposes of the Completion Statements, Completion shall be treated as the end of a financial accounting and tax period. 3 The Completion Statements will be prepared in GBP. Assets and liabilities in the Completion Statements denominated in a currency other than GBP shall be converted at the Conversion Rate on the Completion Date. 4 The provisions of this Schedule shall be interpreted so as to avoid double counting (whether positive or negative) of any item to be included in the Completion Statements. 5 The Completion Statements shall be prepared by reference to draft completion balance sheets at the Completion Date for the Target Companies, in substantially the same format as the Carve- Out Accounts (but including separate line items as necessary for the Completion Statements and to facilitate the calculation of any adjustments required pursuant to clauses 4.9 to 4.11 (such that the Parties to calculate Actual Net Indebtedness and Actual Working Capital in respect of each Target Company)) and on a consolidated basis, drawn up from the individual general ledgers of each of the Target Companies (including by reference to individual operating sites therein). 6 Trade debtors, trade creditors, VAT and accruals (other than holiday pay accruals for direct labour) in respect of the Target Companies (other than Oakhouse and Rollover) shall remain with the Seller’s Group where provided for in accordance with this Agreement. 7 For the avoidance of doubt, and save as set out as express inclusions in the definition of Indebtedness, other than in relation to Oakhouse and Rollover, the Working Capital Statement shall exclude all trade debtors, other debtors, trade creditors, and other creditors and accruals. 8 Prepayments in respect of all Target Companies shall remain with the Target Companies. Prepayment balances shall be included within the Working Capital Statement for all Target Companies. 9 In relation to the Target Companies other than Oakhouse and Rollover, trade debtors and trade creditors are stated net of any credit or debit balances payable on such trade debtors or creditors as the case may be. Trade debtors shall include VAT receivables from HMRC or the Irish Revenue

Legal-63238732 172878-0002 109 CFD-#3 980496-v1 Commissioners and trade creditors shall include VAT payables to HMRC or the Irish Revenue Commissioners and capital purchase creditors. 10 In relation to Oakhouse and Rollover, trade debtors and trade creditors within the Working Capital Statement are stated net of any credit or debit balances payable on such trade debtors or creditors as the case may be. Trade debtors shall include VAT receivables from HMRC or the Irish Revenue Commissioners and trade creditors shall include VAT payables to HMRC or the Irish Revenue Commissioners and capital purchase creditors. 11 The Working Capital Statement shall include full provision for holiday pay accruals for all Target Companies for direct labour, calculated as at the Completion Date in line with historical practice. 12 In relation to the Target Companies other than Oakhouse and Rollover, in respect of GRN (goods received notes) accruals, accruals (other than holiday pay accruals for direct labour), which for the avoidance of doubt in respect of such Target Companies shall remain with the Seller’s Group, are made for all goods and services received but not yet invoiced at the Completion Date, based on the quantity of goods received multiplied by the order price, including costs of freight and any other transportation costs and duties associated with these goods and services. 13 In relation to Oakhouse and Rollover, in respect of GRN (goods received notes) accruals, accruals within the Working Capital Statement shall be made for all goods and services received but not yet invoiced at the Completion Date, based on the quantity of goods received multiplied by the order price, including costs of freight and any other transportation costs and duties associated with these goods and services. 14 Lease liability amounts for any capitalised right of use leased assets are as calculated by Kerry’s SAP REFX module. 15 Fixed asset, leased and non-leased, capital additions between the date of this Agreement and the Completion Date shall be determined by the capitalisation dates on the fixed asset registers. 16 The Completion Statements shall include £800,000 for lease dilapidations. 17 Deposits and sundry receivables will be included in the Completion Statements at their recoverable amount calculated in accordance with IFRS, consistent with historical practice. 18 The value of Stock shall be such amount as calculated by the Seller in accordance with clause 4.4 of this Agreement. Any third party logistics providers holding Stock will be requested to issue stock confirmations to the Seller for the purposes of the Stock Take. 19 For the purposes of the valuation of the Stock:

Legal-63238732 172878-0002 110 CFD-#3 980496-v1 (a) all raw materials and packaging materials stock shall be valued at the lower of weighted average cost and net realisable value consistent with historical practice; (b) work in progress shall be valued at the latest production cost in line with historical practice (raw materials, packaging); (c) finished goods shall be valued at the lower of the latest actual monthly production cost (raw materials, packaging and direct labour) and attributable overheads in line with historical practice and net realisable value; (d) all raw materials, packaging, work in progress and finished goods will be reviewed to determine obsolescence. Obsolescence arises as follows: (i) stock items beyond their “use by / use before” date or which a customer will not accept on the basis of the remaining level of life in the product shall be considered obsolete; (ii) stock items that have been contaminated shall be considered obsolete; and (iii) work in progress stock which will not be converted to finished product within its shelf- life shall be considered obsolete, in each case consistent with historical practice; (e) appropriate provision shall be made for obsolete, slow moving, defective or damaged raw materials, packaging, work in progress and finished goods, consistent with historical practice; (f) any amount required to discharge any retention of title (or other similar or analogous right) against the Stock shall be deducted from the value of the Stock, consistent with historical practice; (g) engineering spares and consumables shall be valued at cost with an appropriate provision for obsolete engineering spares consistent with historical practice. 20 If any insured event occurs after the date of this Agreement but before Completion in relation to any asset of a Target Company or the Business which needs to be replaced or restored in order for the relevant business to continue to be conducted in the ordinary course, then, to the extent that a member of the Seller’s Group recovers any proceeds or is entitled to a receivable under a policy but the relevant asset is not replaced or restored before Completion, any such proceeds

Legal-63238732 172878-0002 111 CFD-#3 980496-v1 shall be deducted from Cash and any such receivable shall not be included in Working Capital and, accordingly, shall not, in each case, be included in the Completion Statements. 21 The calculation of tax assets/liabilities for the purposes of the Net Debt Statement and Working Capital Statement will be undertaken in accordance with the following provisions: (a) provisions for all current and non-current Taxes payable or liable to be paid, but unpaid, by any Target Company in respect of the period up to the Completion Date shall be calculated by reference to income, profit, or gains or losses earned, accrued, received or realised, remuneration paid and supplies made or received, as the case may be, in the period up to and including the Completion Date and income, profits, or gains or losses deemed to have been earned, accrued, received or realised, remuneration deemed to be paid and supplies deemed to be made or received, as the case may be, for Tax purposes in the period up to and including the Completion Date; (b) the Net Debt Statement and Working Capital Statement shall include all liabilities to Tax of each Target Company arising by reason of that or any other Target Company leaving the Seller’s Group for any Tax purpose or as a result of any deemed disposal or realisation by any Target Company of any asset or liability for any Tax purposes as a result of Completion (including, without limitation, any stamp duty land tax liability arising as a result of the withdrawal of any relief claimed in connection with the Hive Down); (c) the Working Capital Statement shall include provision for all payroll taxes (including social security contributions) and (in accordance with paragraphs 5 to 7 above) VAT payables owed by, or any VAT receivables owed to, any Target Company in respect of any period up to and including the Completion Date; (d) the Net Debt Statement shall include provision for all other Tax or amounts in respect of Tax (including, without limitation, corporation tax but excluding payroll taxes, social security contributions and VAT) payable by any Target Company in respect of any period up to and including the Completion Date; (e) a provision for all Tax or amounts in respect of Tax (including, without limitation, corporation tax and/or payroll taxes and/or social security contributions) payable by any Target Company in respect of the period up to and including the Completion Date shall be included in the Net Debt Statement and/or the Working Capital Statement; (f) for the purposes only of determining whether Taxes are payable or liable to be paid in respect of the period up to and including the Completion Date and whether a Relief has arisen in or relates to the period up to and including the Completion Date, an accounting

Legal-63238732 172878-0002 112 CFD-#3 980496-v1 period of each Target Company shall be deemed to have ended on the Completion Date; and (g) for the avoidance of doubt, no liability and no asset shall be included in the Completion Statements in respect of deferred taxation. 22 The Completion Statements shall include no amounts in respect of contingent liabilities (as defined in accordance with IFRS). 23 The Completion Statements shall include no amounts in relation to Excluded Assets, Transaction Costs, Excluded Contracts or Excluded Liabilities. Part C – Form of Net Debt Statement [***]

Legal-63238732 172878-0002 113 CFD-#3 980496-v1 Part D - Form of Working Capital Statement [***]

Legal-63238732 172878-0002 114 CFD-#3 980496-v1 Schedule 10 Agency provisions Part A: Agency structure 1 The Seller is entering into this Agreement on the basis that any undertaking or agreement given by the Seller under this Agreement (including any Seller Obligation) is given, and any undertaking or agreement given by the Buyer under this Agreement (including any Buyer Obligation) is received, by the Seller as principal and, to the extent that the relevant undertaking or agreement relates to a particular Set of Sale Shares, as agent for the Designated Seller which is selling that particular Set of Sale Shares. 2 The Buyer is entering into this Agreement on the basis that any undertaking or agreement given by the Buyer under this Agreement (including any Buyer Obligation) is given, and any undertaking or agreement given by the Seller under this Agreement (including any Seller Obligation) is received, by the Buyer as principal and, to the extent that the relevant undertaking or agreement relates to a particular Set of Sale Shares, as agent for the Designated Buyer which is acquiring that particular Set of Sale Shares. 3 To the extent that any payment is made by the Buyer to the Seller under this Agreement in respect of an Initial Purchase Price or by way of adjustment to the price of a particular Set of Sale Shares (including in respect of any Buyer Obligation), such payment is (i) made by the Buyer as agent for the Designated Buyer acquiring the relevant Set of Sale Shares (unless the Buyer is itself the relevant Designated Buyer, in which case it is made by the Buyer as principal) and (ii) received by the Seller as agent for the Designated Seller selling the relevant Set of Sale Shares (unless the Seller is itself the relevant Designated Seller, in which case it is received by the Seller as principal). 4 To the extent that any payment is made by the Seller to the Buyer under this Agreement by way of or adjustment to the price of a particular Set of Sale Shares (including in respect of any Seller Obligation), such payment is (i) made by the Seller as agent for the Designated Seller selling the relevant Sale Shares under this Agreement (unless the Seller is itself the relevant Designated Seller, in which case it is made by the Seller as principal) and (ii) received by the Buyer as agent for the Designated Buyer acquiring the relevant Sale Shares under this Agreement (unless the Buyer is itself the relevant Designated Buyer, in which case it is received by the Buyer as principal). 5 For the purposes of this Schedule, an undertaking or agreement or any Buyer Obligation or Seller Obligation relates to a particular Set of Sale Shares if the relevant provision relates to or applies

Legal-63238732 172878-0002 115 CFD-#3 980496-v1 in respect of that Set of Sale Shares regardless of whether or not the relevant provision refers to it or them by name or applies in respect of more than one Set of Sale Shares. 6 If any undertaking under this Agreement is expressed to be an obligation of more than one Designated Seller or more than one Designated Buyer, it shall be construed as a separate obligation of each such Designated Seller or Designated Buyer (as the case may be) in relation only to the Sale Shares which that Designated Seller is selling or which that Designated Buyer is purchasing under this Agreement, and the liability of each such Designated Seller or Designated Buyer (as the case may be) shall be several and not joint. Part B: Appointment of Buyer as agent for UK Designated Buyer and Irish Designated Buyer 1 Each of the UK Designated Buyer and the Irish Designated Buyer undertakes with the Buyer to comply with its obligations as a Designated Buyer under the this Agreement. 2 Each of the UK Designated Buyer and the Irish Designated Buyer hereby irrevocably appoints and instructs the Buyer as its sole agent: (a) to enter into and perform this Agreement as its agent on the terms set out in this Schedule and to enter into and perform any other Transaction Documents; (b) with the exception of any amounts payable by that Designated Buyer pursuant to clause 4, to receive or pay (as the case may be) any amounts owed to or paid or to be paid by or to that Designated Buyer pursuant to any of the provisions of this Agreement; (c) to initiate, receive, conduct and settle any claims and satisfy all judgments in respect of all matters arising under this Agreement; and (d) to give and receive such representations, warranties, undertakings and indemnities, and assume such other rights and obligations as this Agreement provides are to be given, assumed, received, made or done by the Buyer on behalf of or as agent for that Designated Buyer (including in respect of the Warranties, the Tax Covenant and the indemnities given by the Seller and the Buyer as set out in this Agreement) and the Buyer hereby accepts such appointment and instruction. 3 Each of the UK Designated Buyer and the Irish Designated Buyer undertakes to the Buyer: (a) to provide the Buyer with funds to pay any amounts to be paid by that Designated Buyer pursuant to any of the provisions of this Agreement; and

Legal-63238732 172878-0002 116 CFD-#3 980496-v1 (b) to indemnify the Buyer against any and all Losses suffered or incurred by the Buyer in relation to any claim under this Agreement paid by the Buyer as agent of that Designated Buyer. 4 Each of the UK Designated Buyer and Irish Designated Buyer agrees with the Buyer that the rights and benefits held and received (including the Warranties, the Tax Covenant and the indemnities) by that Designated Buyer through the Buyer’s agency under this Agreement shall only be enforceable by that Designated Buyer through such agency and upon the terms of this Agreement. Any liability in respect of any breach of such rights and benefits (including in respect of the Warranties, the Tax Covenant and any indemnities) shall be determined solely in accordance with the terms of this Agreement. Part C: Supplemental Transaction Agency Agreements 1 The Seller and the Buyer agree that the Buyer may add or substitute a Designated Buyer in respect of any particular Set of Sale Shares or Sets of Sale Shares by Supplemental Transaction Agency Agreements (in substantially the same form as the Standard Transaction Agency Agreement) entered into after the date of this Agreement and prior to Completion, provided that: (a) any such additional or substitute Designated Buyer is and will remain a member of the Buyer’s Group at Completion and (b) to the extent not incorporated in the UK or ROI, the identity of such additional or substitute Designated Buyer shall be subject to approval by the Seller (such approval not to be unreasonably withheld or delayed and provided that no such approval shall be required for the Buyer to be a Designated Buyer). Any such additional or substitute Designated Buyer (together with the Buyer, the Seller and each of the other Designated Sellers and Designated Buyer which entered into Standard Transaction Agency Agreements on or before the date of this Agreement and have not been so substituted) shall have such rights against, and obligations to, each other under this Agreement as they would have had if: (a) such additional or substitute Designated Buyer had been specified as a Designated Buyer of the relevant Set of Sale Shares in Schedule 1 (Designated Sellers, Designated Buyers and Apportionment of Purchase Price) of this Agreement; and (b) the Buyer has been validly appointed as the agent of such additional or substitute Designated Buyer pursuant to a Standard Transaction Agency Agreement on or before the date of this Agreement, and this Agreement shall be read and construed accordingly (including the terms “Designated Buyer” and “agent”).

Legal-63238732 172878-0002 117 CFD-#3 980496-v1 2 The Buyer undertakes that, if the relevant entity which is to purchase Sale Shares under this Agreement does not exist and/or has not entered into a Standard Transaction Agency Agreement at the date of this Agreement, such entity will as soon as practicable (and in any case before Completion) enter into a Supplemental Transaction Agency Agreement (and thereby become a Designated Seller or, as the case may be, a Designated Buyer if it is not one already). 3 Each of the Seller and the Buyer shall negotiate in good faith with a view to agreeing before the Completion Date the final form of any Supplemental Transaction Agency Agreement pursuant to this Part B. Such document(s) shall be in all material respects in the agreed form of the supplemental agency agreement template (except solely to the extent that it is necessary to modify it to comply with the laws and regulations of the jurisdiction in which the relevant transfer of Sale Shares is taking place or to reflect the formalities for execution in its jurisdiction of incorporation by any entity which is to be party to such document). Part D: Claims 1 If the Buyer or any of its Related Undertakings wishes to make a claim under this Agreement against the Seller or any of its Related Undertakings, the Buyer shall procure that any such claim shall only be made by the Buyer (for itself and/or as agent for its relevant Related Undertakings) against the Seller (for itself and/or as agent for its relevant Related Undertakings) in accordance with the dispute resolution provisions in this Agreement. A party who is a Designated Buyer who ceases to be a Related Undertaking of the Buyer shall cease to have any rights under, and shall not be entitled to bring any claim in respect of, this Agreement. 2 If the Seller or its Related Undertakings wishes to make a claim under this Agreement against the Buyer or any of its Related Undertakings, the Seller shall procure that any such claim shall only be made by the Seller (for itself and/or as agent for its relevant Related Undertakings) against the Buyer (for itself and/or as agent for its relevant Related Undertakings) in accordance with the dispute resolution provisions in this Agreement. A party who is a Designated Seller who ceases to be a Related Undertaking of the Seller shall cease to have any rights under, and shall not be entitled to bring any claim in respect of, this Agreement. 3 For the purposes of this Part C of this Schedule, whichever of the Seller or the Buyer is bringing a claim (whether as agent or otherwise) in accordance with paragraph 1 or paragraph 2 of this Part D, as the case may be, is termed the Claimant Party and the other of them is termed the Defendant Party. The parties agree that: (a) the Defendant Party shall not raise any defence or objection to any such claim on the basis that it is made in the name of the Claimant Party acting as agent and/or made against the Defendant Party acting as agent pursuant to the provisions of this Schedule and shall be

Legal-63238732 172878-0002 118 CFD-#3 980496-v1 deemed to have waived the right to raise and to be stopped from raising any such defence or objection; (b) where a claim cannot, as a matter of law, be made by the Claimant Party in its own name as agent for a relevant Related Undertaking pursuant to this Schedule, any such claim may and shall be assigned by the Related Undertaking to the Claimant Party (provided that the liability of the person claimed against shall be no greater and no less than such liability would have been if the assignment had not occurred); (c) the Claimant Party undertakes to indemnify the Defendant Party and its Related Undertakings against any and all Losses suffered or incurred by any of them as a result of a Related Undertaking of the Claimant Party making any claim other than in accordance with Part C of this Schedule and the Claimant Party shall procure that any such claim made by a Related Undertaking of the Claimant Party is discontinued and withdrawn with immediate effect; (d) where a claim is made by the Claimant Party against the Defendant Party and the claim results in a payment being required to be made to the Claimant Party, the payment shall be made by the Defendant Party (as principal and/or, if applicable, as agent for its relevant Related Undertakings to the Claimant Party (as principal and/or, if applicable, as agent for its relevant Related Undertakings).

Legal-63238732 172878-0002 119 CFD-#3 980496-v1 Schedule 11 Definitions and Interpretation 1 In this Agreement: Accounts means the annual accounts of each Existing Company, including the notes to those accounts and the associated directors' and auditor's reports, for the financial year ended on the Accounts Date; Accounting Standards means the accounting standards in force and applicable to the relevant Target Company as at the Accounts Date; Accounts Date means 31 December 2020; Actual Net Indebtedness means the Indebtedness less the Cash of the Target Companies at Completion, as ascertained after Completion in accordance with Schedule 9 (Completion Statements) and as set out in the Completion Statements; Actual Working Capital means the aggregate Working Capital of the Target Companies at Completion, as ascertained after Completion in accordance with Schedule 9 (Completion Statements) and as set out in the Completion Statements; Agency Agreements means the undisclosed agency agreements entered into between Kerry Foods Limited or Henry Denny & Sons (Ireland) Limited (as agent) and the Target Companies (as manufacturer); Apportionable Items means any Customer Agreements and Supplier Agreements which contain provisions requiring apportionment over a period of time commencing prior to Completion (including promotions, rebates and overrider payments); Approvals has the meaning given to it in paragraph 5.2 of Schedule 4 (Seller Warranties); Asbestos Indemnity Claim means any claim under the environmental indemnity at clause 20.2(a) and 20.2(b); Asbestos Reports means the two asbestos management survey reports dated 29 January 2020 and 13 January 2020 in respect of the main factory building and main administration building at the Hyde Property, prepared by Bureau Veritas UK, copies of which are included in the Data Room with reference numbers 1.3.2.2.14 and 1.3.2.2.15 respectively;

Legal-63238732 172878-0002 120 CFD-#3 980496-v1 Associated Person means, in relation to a company, a person (including any director, manager, officer, secretary, employee, agent or other intermediary or subsidiary) who performs services for or on behalf of that company or who holds shares of capital stock, partnership interests, limited liability company membership interests and units, shares, interest and other participations in that company (in each case when performing such services or acting in such capacity); Authorisations means all material regulatory or environmental licences, registrations, consents, permits (including Environmental Permits) certifications, approvals and other material authorisations (public and private) that are necessary for conducting the Business; Brand Licences means the Galtee Licence and Everwell Licence; Burton Property means the property at Century Court, First Avenue, Centrum 100, Burton on Trent, to the extent used prior to the date of this Agreement in relation to the Business; Business means: (a) the manufacture, processing, marketing, supply, distribution or sale of branded and private label chilled, frozen and ready to cook ready meals for sale into the consumer foods retail market and the direct to consumer market (the Ready Meals Business); (b) the manufacture, processing, marketing, supply, distribution or sale or any other form of commercialisation of branded or private label: (i) sausages and bacon; (ii) cooked meats; (iii) meat snacks; and (iv) meat alternative snacks, sausages, bacon, burgers and mince, in each case for sale into the consumer foods retail market (the Meats Business); (c) the vans sales trading operations and services in Northern Ireland and ROI (the Van Sales Business); and (d) the business operating under the name ‘Rollover’ which supplies equipment and a range of hot food and snack options to business customers, in each case as carried out by the Seller’s Group as at Completion; Business Day means a day other than a Saturday or Sunday on which banks are ordinarily open for the transaction of normal banking business in London and Dublin; Business Payables means all amounts payable or owing by a member of the Seller’s Group (other than Oakhouse and Rollover) for goods and/or services supplied to the Business or otherwise owing by a member of the Seller’s Group (other than Oakhouse and Rollover) in respect of the Business, in each case prior to the Completion Date (whether or not invoiced); Business Receivables means all amounts receivable by or owing to a member of the Seller’s Group (other than Oakhouse and Rollover) for goods and/or services supplied by the Business

Legal-63238732 172878-0002 121 CFD-#3 980496-v1 or otherwise owing to a member of the Seller’s Group (other than Oakhouse and Rollover) in respect of the Business, in each case prior to the Completion Date (whether or not invoiced); Buyer Obligation means any representation, warranty, covenant to pay or undertaking to indemnify given by the Buyer to the Seller under this Agreement or the Tax Covenant; Buyer Warranties means the warranties set out in Schedule 5 (Buyer Warranties) and Buyer Warranty means any one of them; Buyer’s Assignee has the meaning given to it in clause 35.2(b); Buyer's Bank Account means the account of the Buyer as notified to the Seller in writing from time to time; Buyer's Group means the Buyer and each company which is for the time being (whether on or after the date of this Agreement) a Related Undertaking of the Buyer, including with effect from Completion the Target Companies; CA 2006 means the UK Companies Act 2006; CA 2014 means the ROI Companies Act 2014; Carrickmacross Site means the site and facilities operated by a Target Company at Carrickmacross Industrial Estate, Castleblayney Road, Carrickmacross, Co. Monaghan, Ireland which are shown outlined in red on Map 1 annexed to the Declaration of Identity of Peadar Stack dated 31 May 2021 located at 1.8.2.4.1 of the Data Room and the Occupied Real Estate set out at item (i) of paragraph 10.11 of Schedule 4 Carve-Out Accounts means the pro-forma income statement and pro-forma balance sheet of Business for the three consecutive financial years ended on the Accounts Date as set out in the Deloitte VFDD Report; Cash means the aggregate of the cash (whether in hand or credited to any account with any banking, financial, acceptance credit, lending or other similar institution or organisation) and cash equivalents, including all interest accrued thereon, of the Target Companies as at Completion, but excluding, for the avoidance of doubt, any item or amount to the extent it is taken into account in calculating the Actual Working Capital; CCPC means the ROI Competition and Consumer Protection Commission; Central Services Employees means [***];

Legal-63238732 172878-0002 122 CFD-#3 980496-v1 CMA has the meaning given to it in clause 3.1(a); Commitments has the meaning given to it in clause 3.4(e); Competition Act means the ROI Competition Acts 2002 to 2017; Competition Authority has the meaning given to it in clause 3.4(a); Completion means completion of the sale and purchase of the Sale Shares by the performance by the Parties of their respective obligations under clause 11 and Schedule 8; Completion Statements means the Net Debt Statement and the Working Capital Statement; Completion Date means the date on which Completion occurs in accordance with this Agreement; Conditions has the meaning given to it in clause 3.1; Confidential Information means trade secrets and information equivalent to them (including formulae, processes, methods, knowledge and Know-how) in connection with the Business or relating to the products manufactured, produced, distributed or sold and/or the services supplied by the Seller’s Group in connection with the Business or the customers and suppliers of the Business and which are for the time being confidential to any member of the Seller’s Group; Continuing Related Party Agreements means the Meat Free Substitute Technology Licence and the Brand Licences the Van Sales Distribution Agreement and the Raw Material Supply Agreement; Conversion Rate means with respect to a particular currency for a particular day the spot rate of exchange (the closing mid-point) for that currency into sterling on such date as published in the London edition of the Financial Times first published thereafter or, where no such rate is published in respect of that currency for such date, at the rate quoted Barclays Bank plc as at the close of business in London as at such date; CTA 2010 means the Corporation Tax Act 2010; Customer Agreements means all agreements, contracts, engagements, arrangements, licences and other commitments (whether in writing or orally) entered into by the Business or by the Seller’s Group relating to the Business (including those which the Seller’s Group transferred, or purported to transfer, to a Target Company under the Hive Down Agreements) in each case with third party customers, including (without limitation) those contracts set out in the Data Room reference 1.9.2, 1.4.1 (clean team) and 1.4.2 (clean team);

Legal-63238732 172878-0002 123 CFD-#3 980496-v1 Data Protection Legislation means all laws and regulations applicable to the processing of Personal Data, including: (a) Regulation (EU) 2016/679 of the European Parliament and of the Council of 27 April 2016 (General Data Protection Regulation) (GDPR) (including as amended and transposed into the laws of the United Kingdom pursuant to the European Union (Withdrawal) Act 2018 and the European Union (Withdrawal Agreement) Act 2020) and other laws and regulations of the European Union, its member states and the United Kingdom relating to the processing of Personal Data, privacy and interception of communications to the extent applicable in the United Kingdom or Ireland, including the Irish Data Protection Act 2018; (b) the corresponding laws and regulations of each jurisdiction in which any Target Company operates; and (c) where applicable, the related guidance and codes of practice issued by the United Kingdom's Information Commissioner, the Irish Data Protection Commission or any other regulator of each jurisdiction in which any Target Company operates; Data Room means all documents, correspondence and other information made available for inspection by the Buyer and its advisers in the electronic data room and clean room, each hosted by Intralinks as the same appeared in respect of the electronic data room known as ‘Project Verona’ at 14:30pm on 17 June 2021 and in respect of the clean room known as ‘Project Verona Clean Room’ at 23:56pm on 16 June 2021 and as is listed in the Data Room Index; Data Room Index means the indexes detailing the contents of the Data Room, in the agreed form; Data Subject, Personal Data, Personal Data Breach and Supervisory Authority have the meanings given to them in the Data Protection Legislation; Designated Buyers means the members of the Buyer’s Group set out in column (3) of the table contained in Schedule 1 (Designated Sellers, Designated Buyers and Apportionment of Purchase Price) and/or any member of the Buyer’s Group established as a Designated Buyer of any shares pursuant to a Supplemental Transaction Agency Agreement and provided that they shall only remain a Designated Buyer so long as they remain a Related Undertaking of the Buyer, and Designated Buyer means any of them; Designated Sellers means the members of the Seller’s Group set out in column (1) of the table contained in Schedule 1 (Designated Sellers, Designated Buyers and Apportionment of Purchase Price) and/or any member of the Seller’s Group established as a Designated Seller of any shares pursuant to a Supplemental Transaction Agency Agreement and provided that they shall only

Legal-63238732 172878-0002 124 CFD-#3 980496-v1 remain a Designated Seller so long as they remain a Related Undertaking of the Seller, and Designated Seller means any of them; Disclosed means fairly disclosed in such manner and in such detail as to enable the Buyer to make a reasonably informed assessment of the nature, scope, consequences and significance of the matter concerned; Disclosure Letter means the letter of the same date as this Agreement from the Seller to the Buyer disclosing certain matters in relation to the Seller Warranties, together with all documents attached to it or listed in any schedule to it; Due Diligence Reports means: (a) the Project Verona vendor financial due diligence report prepared by Deloitte LLP, dated 31 March 2021 (the Deloitte VFDD Report); (b) the Project Verona tax financial due diligence report prepared by Deloitte LLP, dated 31 March 2021; (c) the Project Verona legal due diligence report prepared by Norton Rose Fulbright LLP, dated 31 March 2021; and (d) the Project Verona environmental due diligence reports prepared by ERM Group Inc. in respect of certain Properties (being Enniskillen, Hyde, Attleborough, Shillelagh, Carrickmacross, Windmill Lane, Dean Way, Collett Way, Spurway), together with the final summary report, dated 25 and 29 March 2021; Employees means the employees of the Target Companies and the Central Services Employees from time to time; Employment Contracts means the contracts or other terms and conditions of employment under which the Employees are for the time being employed by the Seller or any member of the Seller's Group; Encumbrance means any mortgage, charge, rent-charge, pledge, lien, option, restriction, right of first refusal, right of pre-emption, claim, right, interest or preference granted to any third party, or any other encumbrance or security interest of any kind (or an agreement or commitment to create any of the same); Environment means any or all living organisms including the ecological systems of which they form part and the following media (alone or in combination): air (including the air within the

Legal-63238732 172878-0002 125 CFD-#3 980496-v1 buildings and the air within other natural or man-made structures whether above or below ground); water (including water under or within land or in drains or sewers and surface, ground, coastal and inland waters); land (including surface land, sub-surface strata, land under water and natural and manmade structures); and in the case of man includes his senses and his property; Environmental Authority means any person (including any Governmental Department or Government Agency or body, the Environment Agency, local authorities or the Health & Safety Executive or their respective equivalents in any jurisdiction in question) having regulatory powers and/or authority at law and/or any court of law or tribunal in relation to the Environment or Environmental Laws; Environmental Claim means any claim or demand or any civil or administrative litigation, arbitration, dispute resolution proceedings, suit, action, notice or other enforcement process or any voluntary action approved by any Environmental Authority, or any enquiry or investigation by any Environmental Authority, official warning, abatement or other order or notice (conditional or otherwise) relating to the pollution or protection of the Environment, or harm or protection of the health of humans, animals or plants under any Environmental Permits or Environmental Laws; Environmental Expert shall have the meaning set out in clause 20.15; Environmental Instrument means any credit, allowance or certificate required to be held for the direct or indirect emission or potential emission of greenhouse gases under a regime established for that purpose by Environmental Laws; Environmental Laws means all applicable laws (including all or any of statute, common law, rule, regulation, treaty, directive, direction, decision of the court, bye-law, code of practice, circular, guidance note, statutory guidance, order, notice, demand or official guideline of any Environmental Authority) in force in any relevant jurisdiction (including the European Union) at any time up to and including the date of this Agreement to the extent that they relate to or concern the protection of human health or the Environment, energy efficiency, climate change and/or the conditions of the workplace and worker health and safety or they regulate, control or prohibit the generation, use, handling, emission, transportation, storage, treatment or disposal of any substance (including waste) or any noise, vibration, odour, light or radioactivity or have as a purpose or effect the provision of remedies or compensation for harm or damage to the Environment or any loss arising therefrom or the condition, protection, maintenance, remediation, reinstatement, restoration of the Environment or any part of it; Environmental Permits means any agreement, permission, permit, licence, authorisation, consent, registration, notification, exemption or other approval required pursuant to any

Legal-63238732 172878-0002 126 CFD-#3 980496-v1 Environmental Laws by any Target Company (including any condition or requirement thereof as modified from time to time) in order to carry out its operations; EPA means the Environmental Protection Agency of the Republic of Ireland; EPA Financial Provisions means any secured fund, guarantee, insurance, cash deposit, letter of credit, bond, charge, security or any other provision either individually, or in combination, which is in place and agreed with the EPA for the purposes of covering the cost of any environmental liability that may occur during and after the lifetime of the ROI Sites; Estimated Net Indebtedness means the Seller’s reasonable estimate of Actual Net Indebtedness as notified by the Seller to the Buyer in accordance with clause 4.7; Estimated Working Capital means the Seller’s reasonable estimate of Actual Working Capital as notified by the Seller to the Buyer in accordance with clause 4.7; Everwell Licence means the licence relating to the ‘Everwell’ brand from Kerry Luxembourg SARL to such member of the Seller’s Group as the Seller shall nominate, to be entered into in the agreed form; Excluded Assets, Excluded Contracts and Excluded Liabilities have the meanings given to them the relevant Hive Down Agreement; Excluded Events means: (a) changes in general political, economic, financial, regulatory or market conditions; (b) acts of war, hostilities, military activity, terrorism, sanction, embargo or other calamity or crisis; (c) epidemics, pandemics (including Covid-19), earthquakes, floods, tsunamis, hurricanes, volcanos, fires, tornadoes or other natural disasters; (d) changes in law or regulation; (e) acts or omissions of any member of the Seller’s Group or any Target Company at the written request or with the written consent of the Buyer; and (f) transactions contemplated by this Agreement or any Transaction Document including changes in control resulting from any such transaction, Events which are the subject of an indemnity in this Agreement or a Transaction Document and any matter that is Disclosed;

Legal-63238732 172878-0002 127 CFD-#3 980496-v1 Existing Companies means the companies specified in Part A of Schedule 2 (Target Companies) and Existing Company means any of them; Financial Crime Laws means all applicable laws, rules and regulations of any jurisdiction relating to the prevention of bribery, corruption, money laundering, terrorist financing, facilitation of tax evasion, fraud or similar or related activities or relating to financial sanctions, including the Foreign Corrupt Practices Act 1977 of the USA, the ROI Criminal Justice (Corruption Offences) Act, 2018, the ROI Criminal Justice (Theft and Fraud Offences) Act, 2001, the Terrorism Act 2010, the Proceeds of Crime Act 2002, the Bribery Act 2010, the Money Laundering Regulations 2017 and the Criminal Finances Act 2017, and Financial Crime Law means any of them; Food Laws means any law or other requirement having legal effect in any jurisdiction to which the Business and/or the Existing Companies are subject, concerning meat, meat production and preparation, meat products and other foodstuffs intended for human consumption including without limitation food safety, hygiene, packaging, information, labelling, advertising, storage, distribution, transportation, importation, exportation, sale and supply of meat, meat products and other foodstuffs; Fundamental Warranties means those Seller Warranties set out at paragraphs 1, 2, 3. 4.1 to 4.4 and 19 of Schedule 4 and Fundamental Warranty means any one of them; Fundamental Warranty Claim means any claim, demand, action, proceeding or suit by the Buyer under or in connection with any of the Fundamental Warranties; Galtee IP Assignment Agreements means: (a) the three assignment agreements to be entered into between Breeo Brands Limited (as assignor) and Duffy Meats Limited (as assignee); (b) the assignment agreement to be entered into between Kerry Luxembourg Sarl (as assignor) and Duffy Meats Limited (as assignee); and (c) the assignment agreement between the Seller (as assignor) and Duffy Meats Limited (as assignee), in each case substantially in the form (subject to insertion of details of the consideration payable under them where applicable) of the execution copies of such agreements disclosed at Data Room reference 1.7.3.7.13 to 1.7.3.7.17; Galtee Licence means the licence relating to the ‘Galtee’ brand from Duffy Meats Limited to Breeo Foods Limited to be entered into in the agreed form;

Legal-63238732 172878-0002 128 CFD-#3 980496-v1 Groundwater Monitoring Scope means the scope and methodology of any groundwater monitoring required pursuant to the Hyde Environmental Permit as identified scoped and agreed between the Seller and the Buyer acting reasonably; Groundwater Survey means a survey to be completed by an environmental consultant for the characterisation and reporting of the condition of the groundwater, in accordance with the applicable guidance issued by the Environment Agency from time to time, required to the Hyde Environmental Permit and undertaken in accordance with the Groundwater Monitoring Scope; Groundwater Indemnity Claim means any claim under the environmental indemnity at clause 20.2(c); Guarantee means any guarantee, indemnity, suretyship, letter of comfort or other assurance, security or right of set-off given or undertaken by a person to secure or support the obligations (actual or contingent) of any other person and whether given directly or by way of counter- indemnity to any other person who has provided a Guarantee; Headline Price means £680,000,000; Hive Down means the hive down of certain assets, rights and liabilities in respect of the Business from members of the Seller’s Group to the Newly-Trading Companies pursuant to the terms of the Hive Down Agreements; Hive Down Agreements means: (a) the business transfer agreement relating to certain assets, rights and liabilities of the Ready Meals Business between Kerry Foods Limited (as seller) and Attleborough Foods Limited (as buyer), dated 30 May 2021; (b) the business transfer agreement relating to certain assets, rights and liabilities of the Meats Business between Kerry Foods Limited (as seller) and Northfield Foods Limited (as buyer), dated 30 May 2021; (c) the business transfer agreement relating to the Van Sales Business in Northern Ireland between Kerry Foods Limited (as seller) and Consumer Van Sales Limited (as buyer), dated 30 May 2021; (d) the business transfer agreement relating to the Van Sales Business in the Republic of Ireland between Henry Denny & Sons (Ireland) Limited (as seller) and Icehall Limited (now known as Consumer Foods Van Sales (Ireland) Limited) (as buyer), dated 1 May 2020;

Legal-63238732 172878-0002 129 CFD-#3 980496-v1 (e) the Hive Down IP Assignment Agreements; (f) the Property Transfers; and (g) all other agreements entered into in connection with the foregoing Hive Down IP Assignment Agreements means: (h) the assignment agreement between the Seller (as assignor) and Northfield Foods Limited (as assignee), dated 30 May 2021; (i) the assignment agreement between Kerry Luxembourg Sarl (as assignor) and Attleborough Foods Limited (as assignee), dated 30 May 2021 and (j) the assignment agreement between Kerry Luxembourg Sarl (as assignor) and Northfield Foods Limited (as assignee), dated 30 May 2021; holding company means a holding company (as defined by section 1159 CA 2006) or a parent undertaking (as defined by section 1162 CA 2006); HMRC means HM Revenue and Customs; Hyde Environmental Permit means the environmental permit issued to Kerry Foods Limited dated 29 October 2018 permit number EPR/BO5357IE in relation to activities carried out at the Hyde Property; Hyde Property means the site and facilities operated by the Target Company situated at Godley Hill Road, Godley, Hyde, Cheshire SK14 3BR; IED Licences means EPA Licence P0806-01 (in respect of the ROI Site at Carrickmacross) and EPA Licence P0804-02 (in respect of the ROI Site at Shillelagh), each as amended or replaced, and granted by the EPA under the Republic of Ireland Environmental Protection Agency Act 1992 (as amended) for the carrying out of certain industrial and agricultural activities; IFRS means, the body of pronouncements issued by the International Accounting Standards Board (IASB), as adopted for use in the European Union further to the IAS regulation (EC 1606/2002), including International Financial Reporting Standards and interpretations approved by the IASB, International Accounting Standards and Standing Interpretations Committee interpretations approved by the predecessor International Accounting Standards Committee;

Legal-63238732 172878-0002 130 CFD-#3 980496-v1 Indebtedness means the aggregate indebtedness of the Target Companies, including all declared but unpaid dividends, borrowings and other indebtedness by way of overdraft, acceptance credit or similar facilities, loan stocks, bonds, debentures, notes, debt or inventory financing, finance leases or sale and lease back arrangements or any other arrangements the purpose of which is to borrow money, together with forex, interest rate or other swaps, hedging obligations, bills of exchange, recourse obligations on factored debts and obligations under other derivative instruments, being for these purposes only those line items set out in Part C of Schedule 9 (Completion Statements) but excluding, for the avoidance of doubt, any item or amount to the extent it is taken into account in calculating the Actual Working Capital; Indemnity Claim means any indemnity claim made by the Buyer pursuant to clauses 5.1, 5.2(b), 6.1(b), 12, 13 and 20; Independent Accountants has the meaning given to it in paragraph 6 of Schedule 13; Information Memorandum means the Project Verona confidential information memorandum prepared by Bank of America Corporation, dated February 2021; Information Technology means information and communications technology infrastructure (including, without limitation, hardware, software, (in both object and source code) firmware, networks and connecting media); Initial Purchase Price means an amount equal to: (a) the Headline Price; (b) minus the Estimated Net Indebtedness; (c) minus an amount equal to the difference between the Estimated Working Capital and the Target Working Capital (if the Estimated Working Capital is less than the Target Working Capital) or adding an amount equal to the difference between the Estimated Working Capital and the Target Working Capital (if the Estimated Working Capital is greater than the Target Working Capital); Intellectual Property Rights means copyrights, (including, without limitation, rights in computer software), patents, trade marks, trade names, service marks, business names (including, without limitation, internet domain names), design rights, database rights, semi-conductor topography rights, rights in undisclosed or confidential information (such as Know-how, trade secrets and inventions (whether patentable or not)), and all other intellectual property or similar proprietary rights of whatever nature (whether registered or not and including, without limitation, applications

Legal-63238732 172878-0002 131 CFD-#3 980496-v1 to register or rights to apply for registration) which may now or in the future subsist anywhere in the world; Inter-Company Balances means Inter-Company Payables and Inter-Company Receivables; Inter-Company Payables means amounts payable by the Business to the Seller's Group (other than the Target Companies); Inter-Company Receivables means amounts receivable by the Business from the Seller's Group (other than the Target Companies); IP Assignment Agreements means: (a) the four assignment agreements between Kerry Luxembourg SARL (as Assignor) and Duffy Meats Limited (as Assignee) dated 11 June 2021; (b) the assignment agreement between Kerry Luxembourg SARL (as Assignor) and Noon Products Limited (as Assignee) dated 11 June 2021; (c) the assignment agreement between Kerry Luxembourg SARL (as Assignor) and Oakhouse Foods Limited (as Assignee) dated 11 June 2021; (d) the assignment agreement between Kerry Luxembourg SARL (as Assignor) and Rollover Limited (as Assignee) dated 11 June 2021; (e) the assignment agreement between Kerry Luxembourg SARL (as Assignor) and Northfield Foods Limited (as Assignee) dated 11 June 2021; (f) the assignment agreement between Kerry Luxembourg SARL (as Assignor) and Rye Valley Foods Limited (as Assignee) dated 11 June 2021; (g) the assignment agreement between Kerry Group plc (as Assignor) and Duffy Meats Limited (as Assignee) dated 11 June 2021; (h) the assignment agreement between Kerry Group plc (as Assignor) and Noon Products Limited (as Assignee) dated 11 June 2021; and (i) the Galtee IP Assignment Agreements; Irish Sale Shares means the entire issued share capital of each of the Target Companies that is incorporated in ROI; IT and Data means:

Legal-63238732 172878-0002 132 CFD-#3 980496-v1 (a) the Information Technology; and (b) data (both Personal Data and other data); Know-how means all information not publicly known, owned by the Seller or any member of the Seller's Group and exclusively used, or required to be used, in, or in connection with, the Business, held in any form (including that comprised in or derived from design drawings, prototypes, models, discoveries, improvements, data, formulae, specifications, component lists, instructions, manufacturing technology manuals, brochures, catalogues, processes, process descriptions and all other technical information and materials); Leased Real Estate means the leasehold property described in Part B of Schedule 3 (Properties); Longstop Date means 23:59 (London time) on the date falling 12 months after the date of this Agreement; Losses means all claims, demands, liabilities, damages, compensation, tribunal awards or orders, fines, losses, costs (including legal costs and experts’ and consultants’ fees) and expenses; Material Adverse Change means any food safety, food hygiene or food contamination event, circumstance or occurrence or any combination of them which arises or occurs after the date of this Agreement (whether or not foreseeable on or before the date of this Agreement) (an Event) which: (a) is not an Excluded Event; and (b) which (i) has resulted in one or more manufacturing or processing sites or facilities operated by the Target Companies in respect of the Ready Meals Business and/or the Meats Business (excluding sites or facilities relating to Oakhouse and Rollover) substantially ceasing to operate for at least 30 consecutive days; and (ii) has, or is reasonably likely to have a material adverse effect on the business, operations, assets, liabilities (including contingent liabilities), properties, business or financial condition, results or prospects of the Target Companies taken as a whole; Material Contract shall have the meaning set out in paragraph 9 of Schedule 4 (Seller Warranties);

Legal-63238732 172878-0002 133 CFD-#3 980496-v1 Meat Free Substitute Technology Licence means the technology licence relating to the production process for meat-free substitutes (bacon and ham) from Kerry Luxembourg SARL to Northfield Foods Limited to be entered into in the agreed form; Net Debt Statement means the statement of Actual Net Indebtedness at Completion prepared in accordance with the provisions of Schedule 9 (Completion Statements) and in the form set out in Part C of Schedule 9 (Completion Statements); Newly-Trading Companies means the companies specified in Part B of Schedule 2 (Target Companies) and Newly-Trading Company means any of them; Noon Products means Noon Products Limited (company registration number 02166664), further details of which are set out in Part A of Schedule 2 (Target Companies); Oakhouse means Oakhouse Foods Limited (company registration number 04226390), further details of which are set out in Part A of Schedule 2 (Target Companies); Occupied Lands has the meaning given to it in clause 21.1; Occupied Real Estate has the meaning given to it in paragraph 10.12 of Schedule 4; Owned Real Estate means the freehold property described in Part A of Schedule 3 (Properties); Phase 2 CMA Reference means a reference by the United Kingdom Competition and Markets Authority to its chair for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013; PHI Arrangements means the ROI PHI Arrangement and UK income protection policy with Canada Life; Planning Acts means: (a) the Planning and Development Acts 2000-2021, the Local Government (Sanitary Services) Act 1878-2011, the Building Control Acts 1999-2014, the Fire Service Acts 1981 and 2003, and the Safety Health and Welfare at Work Acts 2005; (b) the Planning (Northern Ireland) Order 1991 (as amended) (where applicable) and the Planning Act (Northern Ireland) 2011, the Building Regulations (Northern Ireland) Order 1979 (as amended) (the Building Control Acts), the Fire Safety Regulations (Northern Ireland) 2010 (as amended), and the Health and Safety at Work (Northern Ireland) Order 1978 (as amended); and

Legal-63238732 172878-0002 134 CFD-#3 980496-v1 (c) the Town and Country Planning Act 1990, the Planning (Listed Building and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Planning and Compulsory Purchase Act 2004, the Planning Act 2008, the Localism Act 2011, the Growth and Infrastructure Act 2013, the Housing and Planning Act 2016, the Neighbourhood Planning Act 2017, together with any extension, amendment, modification or re-enactment of any such acts, regulations and orders, and any rules, regulations, orders or instruments under any of the said Acts (before or after the date of this Agreement) and for the time being in force together with any lawful requirements of any competent authority relating to building and construction compliance; Portadown Property means the property at Suite 6, The Exchange, Goban Street, Portadown, Co. Armagh, to the extent used prior to the date of this Agreement in relation to the Business; Pre-Completion Undertakings means the undertakings as detailed in Schedule 7 (Pre- Completion Undertakings); Properties means the Owned Real Estate and the Leased Real Estate; Property Transfer has the meaning given to it in the relevant Hive Down Agreement; Proposed Transaction has the meaning given to it in clause 3.1(a)(i); Purchase Price means an amount equal to: (a) the Headline Price; (b) minus the Actual Net Indebtedness; (c) minus an amount equal to the difference between the Actual Working Capital and the Estimated Working Capital (if the Actual Working Capital is less than the Estimated Working Capital) or adding an amount equal to the difference between the Actual Working Capital and the Estimated Working Capital (if the Actual Working Capital is greater than the Estimated Working Capital); Q&A Responses means the replies to pre-contractual enquiries raised by the Buyer and/or its Representatives and contained in the Data Room; Raw Material Supply Agreement means the supply agreement relating to the provisions of food ingredients by the Retained Kerry Group to the Business to be entered into between Kerry Ingredients & Flavours Limited and Northfield Foods Limited in the agreed form;

Legal-63238732 172878-0002 135 CFD-#3 980496-v1 Related Party Agreements means all agreements, contracts, understandings or undertakings entered into in connection with the Business (whether in writing or orally) with a member of the Seller’s Group, including without limitation the Agency Agreements, but excluding the Transaction Documents and the Inter-Company Payables, excluding the Continuing Related Party Agreements; Related Undertaking in relation to any company means any subsidiary or holding company of that company or any subsidiary of any such holding company, in each case from time to time; Relevant Claim means any claim, demand, action, proceeding or suit by the Buyer under or in connection with this Agreement and/or the Tax Covenant, whether for damages, compensation or any other relief, other than a Restrictive Covenant Claim; Relevant Named Contract means the contracts defined in the Hive Down Agreements as ‘Named Contracts’ which are not assignable without obtaining the consent of the relevant counterparty; Relevant Period from (and including) 1 January 2019 to the date of this Agreement; Relief means any loss, relief, allowance, exemption, set-off, deduction, credit, repayment or other relief relating to any Tax or to the computation of income, profits or gains for the purposes of any Tax; Remedial Works means the investigation, removal, cure, containment, neutralisation, clean-up or remediation, including use restrictions and natural attenuations, of any contamination or hazardous substances, required to achieve compliance with requirements under Environmental Laws; Representatives means, in relation to any person, its directors, officers, employees, agents, professional advisers, accountants and consultants; Restricted Products means products of the type being manufactured and sold by the Business at Completion; Restrictive Covenant Claim means any claim, demand, action, proceeding or suit by the Buyer in connection with a breach of clause 17.1 or 17.2; Retained Business means the businesses of the Seller’s Group from time to time, other than the Business; Retained Kerry Group means the Seller’s Group other than the Target Companies.

Legal-63238732 172878-0002 136 CFD-#3 980496-v1 ROI means Republic of Ireland; ROI DB Scheme means the Kerry Group plc Defined Benefit Plan (registered with the Pensions Authority under number PB2678); ROI DC Plan means that Kerry Group Plc Defined Contribution Pension Plan; ROI Pension Schemes means each and all of the ROI DC Plan and the ROI DB Scheme; ROI PHI Arrangement means the disability benefits arrangement insured with Irish Life providing disability benefits to Employees; ROI Sites means the sites and facilities operated by Target Companies at (a) Carrickmacross Industrial Estate, Castleblayney Road, Carrickmacross, Co. Monaghan, Ireland; and (b) Coolattin, Shillelagh, Co. Wicklow, Ireland, and "each of the ROI Sites" shall be construed accordingly; Rollover means Rollover Limited (company registration number 02606878), further details of which are set out in Part A of Schedule 2 (Target Companies); Sale Shares means the entire issued share capital of each of the Target Companies set out opposite the names of the Designated Sellers in column (2) of the table contained in Schedule 1 (Designated Sellers, Designated Buyers and Apportionment of Purchase Price); Section 357 Guarantees means the guarantees provided by the Seller in respect of Duffy Meats Limited, Rye Valley Foods Limited and Consumer Foods Van Sales (Ireland) Limited, in each case in respect of the financial year ending 31 December 2020, under section 357 of CA 2014; Seller Obligation means any representation, warranty, covenant to pay or undertaking to indemnify given by the Seller to the Buyer under this Agreement or the Tax Covenant; Seller Warranties means the warranties set out in Schedule 4 and Seller Warranty means any one of them; Seller Warranty Claim means any claim, demand, action, proceeding or suit by the Buyer under or in connection with any of the Seller Warranties; Seller's Assignee has the meaning given to it in clause 35.2(a); Seller's Bank Account means the account of the Seller as notified to the Buyer in writing from time to time;

Legal-63238732 172878-0002 137 CFD-#3 980496-v1 Seller's Group means the Seller and each company which is for the time being (whether on or after the date of this Agreement) a Related Undertaking of the Seller, other than after Completion the Target Companies; Seller’s Group Insurance Policies has the meaning given to it in clause 17.1; Senior Employees means those Employees who are employed by the Seller’s Group at Managing Director level or at the level immediately below Managing Director level; Set of Sale Shares means, in relation to a Designated Seller, the shares comprising issued share capital of any particular Target Company which are to be sold by that Designated Seller under this Agreement; Shared Agreement means any Customer Agreement or Supply Agreement that relates to both the Business and the retained business of the Seller’s Group; Standard Transaction Agency Agreements means the agreements between the Seller and a Designated Seller or between the Buyer and a Designated Buyer entered into prior to the execution of this Agreement, appointing the Seller or the Buyer as the Designated Seller’s or Designated Buyer’s agent respectively on the terms set out therein, and Standard Transaction Agency Agreement means any one of them; Stock means the following, wherever situated, as at the Completion Date: (a) all finished products held by the Target Companies as trading stock for supply exclusively in the course of the Business; (b) all stocks of meat, ingredients and other raw materials held by the Target Companies exclusively in the course of the Business; (c) all semi-produced or partly finished products which are in the course of production by the Target Companies into finished products for supply in the course of the Business; and (d) all stocks of packaging materials and of maintenance or other engineering parts, components and accessories in use or held by the Target Companies for use or supply exclusively in the course of the Business; Stock Take has the meaning given to it in clause 4.4; subsidiary means a subsidiary undertaking (as defined by section 1162 CA 2006) or a subsidiary (as defined by section 1159 CA 2006);

Legal-63238732 172878-0002 138 CFD-#3 980496-v1 Supplemental Transaction Agency Agreements means the agreements between the Seller, the Buyer and either a Designated Seller or Designated Buyer to be entered into in the circumstances referred to in Part B of Schedule 10 (Agency provisions) after the date of this Agreement (but in any case prior to or at Completion), in substantially the same form as the Standard Transaction Agency Agreement and Supplemental Transaction Agency Agreement means any of them; Supply Agreements means the agreements, contracts, engagements, arrangements and other commitments (whether in writing or orally) entered into by the Business or by the Seller’s Group for use in the Business (including those which the Seller’s Group transferred, or purported to transfer, to a Target Company under the Hive Down Agreements) in each case for the purchase of raw materials, goods and services from time to time, but excluding the Related Party Agreements; Surviving Provisions means clause 22 (Entire Agreement), 24 (Remedies and waivers) to 33 (Agency structure) and 36 (Rights of third parties) to 40 (Service of process), Schedule 10 (Agency provisions) and Schedule 11 (Definitions and interpretation); Target Companies means the Existing Companies and the Newly-Trading Companies and Target Company means any one of them; Target Working Capital means £14,100,000, being the Parties' agreed target amount of Working Capital as at Completion; Tax means: (a) all forms of tax, levy, duty, charge, impost, withholding or other amount whenever created or imposed and whether of the United Kingdom or elsewhere, payable to or imposed by any Tax Authority; and (b) all charges, interest, penalties and fines incidental or relating to any Tax falling within (a) above or which arise as a result of the failure to pay any Tax on the due date or to comply with any obligation relating to Tax; Tax Authority means any revenue, customs, fiscal, governmental, statutory, state or provincial authority, body or person, whether of the United Kingdom or the Republic of Ireland or elsewhere; Tax Claims means Tax Warranty Claims and Tax Covenant Claims; Tax Covenant means the tax covenant, in the agreed form, to be entered into between the Seller and the Buyer;

Legal-63238732 172878-0002 139 CFD-#3 980496-v1 Tax Covenant Claim means any claim, demand, action, proceeding or suit by the Buyer pursuant to clauses 2.1(a), 2.1(b) or 2.1(d) of the Tax Covenant; Tax Warranties means the Seller Warranties contained in paragraphs 3, 5.3 and 5.4 (in each case, insofar as the matter relates to or is in connection with Tax) and paragraph 20 of Schedule 4 (Seller Warranties); Tax Warranty Claim means any claim, demand, action, proceeding or suit by the Buyer under or in connection with any of the Tax Warranties; TCA means the Taxes Consolidation Act 1997 of ROI; Transaction Agency Agreements means the Standard Transaction Agency Agreements and the Supplemental Transaction Agency Agreements entered into in connection with this Agreement, and Transaction Agency Agreement means any one of them; Transaction Costs has the meaning given to it in clause 4.14; Transaction Documents means this Agreement, the Disclosure Letter, the IP Assignment Agreements, the Standard Transaction Agency Agreements, the Supplemental Transaction Agency Agreements and all documents expressed to be in the agreed form, and all other documents to be entered into pursuant to this Agreement or expressly designated by the Buyer and the Seller to be a Transaction Document; Transfer Regulations means the Transfer of Undertakings (Protection of Employment) Regulations 2006 as amended and the European Communities (Protection of Employees on Transfer of Undertakings) Regulations 2003; Transfer Taxes means stamp duty, stamp duty land tax and all other applicable transfer, stamp, documentary or similar taxes including any interest or penalties on any of the same; Transitional Services Agreement means the agreement between the Seller and the UK Designated Buyer, in the agreed form, setting out certain services to be provided for a transitional period after Completion from the Seller to the UK Designated Buyer and the Target Companies; UK DB Section means the defined benefit section of the Kerry Retirement Benefits Scheme; UK DC Section means the defined contribution section of the Kerry Retirement Benefits Scheme; UK Life Assurance Arrangement means the life cover provided for UK and NI employees via the Kerry Retirement Benefits Scheme for employees who are members of the UK DC Section

Legal-63238732 172878-0002 140 CFD-#3 980496-v1 and via the Kerry Life Assurance Scheme for employees who are not members of the UK DC Section. UK Pensions Regulator means the “Regulator” as defined in the Pensions Act 2004; Valid VAT Invoice means an invoice prepared and issued in accordance with VATA or VATCA (as applicable); Van Sales Distribution Agreement means the agreement between Kerry Foods Limited, Henry Denny & Sons (Ireland) Limited, Consumer Foods Van Sales Limited and Consumer Foods Van Sales (Ireland) Limited, in the agreed form, in relation to the distribution by the Buyer of certain products of the Retained Business for a transitional period after Completion; VAT means the tax called Value-Added Tax chargeable, leviable and payable as provided in VATA or VATCA (as applicable) and any other tax of a similar nature; VATA means the Value Added Tax Act 1994; VATCA means the Value-Added Tax Consolidation Act 2010 of ROI; Warranties means the Buyer Warranties and the Seller Warranties and Warranty means any one of them; Working Capital means the aggregate working capital of the Target Companies, being for these purposes only those line items in respect of the relevant Target Companies as set out in Part D of Schedule 9 (Completion Statements) (which, for the avoidance of doubt, includes all Stock, prepayments, trade debtors, trade creditors and accruals) and determined in accordance with specific polices and accounting treatments set out in Part B of Schedule 9 (Completion Statements), but excluding, for the avoidance of doubt, any item or amount to the extent it is taken into account in calculating the Actual Net Indebtedness; and Working Capital Statement means the statement of the Actual Working Capital at Completion prepared in accordance with the provisions of Schedule 9 (Completion Statements) and in the form set out in Part D of Schedule 9 (Completion Statements). 2 In this Agreement unless the context requires otherwise: (a) a document expressed to be in the agreed form means a document in a form which has been agreed in writing by the Parties (or on their behalf) on or before the execution of this Agreement;

Legal-63238732 172878-0002 141 CFD-#3 980496-v1 (b) the table of contents and the headings are inserted for convenience only and do not affect the interpretation of this Agreement; (c) references to clauses and Schedules are to clauses of, and schedules to, this Agreement, references to this Agreement include its Schedules and references to a Part or paragraph are to a Part or paragraph of a Schedule to this Agreement; (d) references to this Agreement or any other document or to any specified provision of this Agreement or any other document are to this Agreement, that document or that provision as from time to time amended in accordance with the terms of this Agreement or that document or, as the case may be, with the agreement of the relevant parties; (e) words importing the singular include the plural and vice versa, words importing a gender include every gender; (f) references to a person include an individual, corporation, partnership, any unincorporated body of persons and any government entity; (g) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, Court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term; (h) references to time are to London time; (i) references to sterling or £ or GBP are to the lawful currency from time to time of the United Kingdom; (j) references to making or calculating any payment to a person in respect of any Losses shall be construed as requiring that the calculation of the amount payable shall take into account the amount of any relief, credit or allowance available for tax purposes to the person suffering such Losses and any reduction of tax otherwise payable by such person which, in each case, arises as a result of the matter giving rise to such payment; (k) the rule known as the ejusdem generis rule shall not apply, and accordingly words introduced by words and phrases such as include, including, other and in particular shall not be given a restrictive meaning or limit the generality of any preceding words or be construed as being limited to the same class as the preceding words where a wider construction is possible;

Legal-63238732 172878-0002 142 CFD-#3 980496-v1 (l) the word company shall be deemed to include any partnership, undertaking or other body of persons, whether incorporated or not incorporated and whether now existing or formed after the date of this Agreement; (m) reference to a person having control of another person, or being controlled by another person, or being under common control with another person shall be construed as referring to control within the meaning of any of sections 450 and 707 CTA 2010 and sections 995(1) to 995(3) (inclusive) ITA 2007; and (n) the phrase "to the extent" shall mean, "if, but only to the extent”. 3 In this Agreement, unless the context requires otherwise, a reference to any statute or statutory provision (whether of the United Kingdom or elsewhere) includes: (a) any subordinate legislation (as defined by section 21(1) Interpretation Act 1978) made under it; and (b) any provision which it has superseded or re-enacted (with or without modification), and any provision superseding it or re-enacting it (with or without modification), before or on the date of this Agreement, or after the date of this Agreement except to the extent that the liability of any Party is thereby increased or extended, and any such statute, statutory provision or subordinate legislation as is in force at the date of this Agreement shall be interpreted at the date of this Agreement and no account shall be taken of any change in the interpretation of any of the foregoing by any court of law or tribunal made after the date of this Agreement.

EXECUTED by …………………………………… as …………………………………… ) for and on behalf of ) KERRY GROUP PLC ) …………………………………… EXECUTED by …………………………………… as …………………………………… ) for and on behalf of ) PILGRIM’S PRIDE CORPORATION ) …………………………………… EXECUTED by …………………………………… as …………………………………… ) for and on behalf of ) ONIX INVESTMENTS UK LIMITED ) …………………………………… EXECUTED by …………………………………… as …………………………………… ) for and on behalf of ) ARKOSE INVESTMENTS ULC ) ……………………………………